Filed pursuant to Rule 424(b)(5)
Registration No. 333-212769

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 1, 2017

Preliminary Prospectus Supplement

(To Prospectus dated July 29, 2016)

$250,000,000

Blackstone Mortgage Trust, Inc.

    % Convertible Senior Notes due 2022

Blackstone Mortgage Trust, Inc. is offering $250,000,000 aggregate principal amount of its     % Convertible Senior Notes due 2022, or the “notes,” under this prospectus supplement. The notes will bear interest at a rate equal to     % per year, payable semiannually in arrears on May 1 and November 1 of each year, beginning on November 1, 2017. The notes will mature on May 1, 2022.

Holders may convert their notes at their option prior to the close of business on the business day immediately preceding February 1, 2022 but only under the following circumstances: (1) during any calendar quarter commencing after June 30, 2017 (and only during such calendar quarter), if the last reported sale price of our class A common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 110% of the applicable conversion price on each applicable trading day; (2) during the five consecutive business day period after any five consecutive trading day period, or the measurement period, in which the trading price (as defined herein) per $1,000 principal amount of notes for each trading day of such measurement period was less than 98% of the product of the last reported sale price of our class A common stock and the applicable conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On or after February 1, 2022, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes at any time, regardless of the foregoing circumstances. Upon conversion of a note, we will pay or deliver, as the case may be, cash, shares of our class A common stock or a combination of cash and shares of our class A common stock, at our election, as described in this prospectus supplement.

The conversion rate will initially equal                 shares of class A common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $         per share of class A common stock). The conversion rate will be subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest. In addition, following the occurrence of a make-whole fundamental change, we will, in certain circumstances, increase the conversion rate for a holder that converts its notes in connection with such make-whole fundamental change.

We may not redeem the notes prior to maturity. No sinking fund will be provided for the notes.

If we undergo a fundamental change, holders may require us to purchase the notes in whole or in part for cash at a fundamental change purchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.

The notes will be our senior unsecured obligations and will rank senior in right of payment to any future indebtedness that is expressly subordinated in right of payment to the notes, equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated (including our Existing Notes (as defined herein)), effectively junior to any future secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally junior to all existing and future indebtedness (including trade payables) and preferred equity of our subsidiaries.

We do not intend to apply for listing of the notes on any securities exchange. Our class A common stock is listed on the New York Stock Exchange, or the “NYSE,” under the trading symbol “BXMT.” The last reported sale price of our class A common stock on the NYSE on April 28, 2017 was $30.88 per share.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and in the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, incorporated by reference in this prospectus supplement or the accompanying prospectus, to read about factors you should consider before buying the notes.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note		Total
Public offering price		%	$
Underwriting discounts and commissions		%	$
Proceeds, before expenses, to us(1)		%	$

(1)	We have agreed to reimburse the underwriters for certain expenses in connection with this offering. See “Underwriting.”

The underwriters will have the option to purchase within 30 days from the date of this prospectus supplement up to an additional $37,500,000 principal amount of notes from us at the public offering price less the underwriting discount solely to cover over-allotments, if any.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company on or about May     , 2017.

Joint Book-Running Managers

Citigroup	Morgan Stanley	BofA Merrill Lynch	Barclays	J.P. Morgan

Prospectus Supplement dated May     , 2017

Prospectus Supplement

Prospectus

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by us or information to which we have referred you, including any information incorporated by reference. We have not, and the underwriters have not, authorized any other person to provide you with additional information or information different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates which are specified in such documents, and that any information in documents that we have incorporated by reference is accurate only as of the date of such document incorporated by reference. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and the notes offered hereby and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information about our debt securities and other securities that do not pertain to this offering of notes. To the extent that there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or “SEC,” before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement or in the accompanying prospectus) the statement in the document having the later date modifies or supersedes the earlier statement. The information in this prospectus supplement may not contain all of the information that is important to you. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully before deciding whether to invest in the notes. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

Unless the context otherwise indicates, references in this prospectus supplement to the terms “company,” “we,” “us,” “our,” and “Blackstone Mortgage Trust” refer to Blackstone Mortgage Trust, Inc., a Maryland corporation, and its consolidated subsidiaries; “Manager” refers to BXMT Advisors L.L.C., a Delaware limited liability company, our external manager; and “Blackstone” refers to The Blackstone Group L.P., a Delaware limited partnership, and its subsidiaries.

S-ii

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including information incorporated by reference herein and therein, as well as any other oral or written statements made in press releases or otherwise by us or on our behalf, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act”, and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”, which involve certain known and unknown risks and uncertainties. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and portfolio management and the performance of our investments. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “seeks,” “anticipates,” “should,” “could,” “may,” “designed to,” “foreseeable future,” “believe,” and “scheduled” and similar expressions. Our actual results or outcomes may differ materially from those anticipated. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We assume no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Our actual results may differ significantly from any results expressed or implied by these forward-looking statements. Some, but not all, of the factors that might cause such a difference include, but are not limited to:

•	the general political, economic, capital markets and competitive conditions in the United States and foreign jurisdictions where we invest;

•	the level and volatility of prevailing interest rates and credit spreads;

•	adverse changes in the real estate and real estate capital markets;

•	difficulty in obtaining financing or raising capital;

•	reductions in the yield on our investments and an increase in the cost of our financing;

•	defaults by borrowers in paying debt service on outstanding indebtedness;

•	increased competition from entities engaged in mortgage lending or investing in our target assets;

•	uncertainties and volatilities caused by the United Kingdom’s planned withdrawal from the European Union;

•

acts of God such as hurricanes, earthquakes and other natural disasters, acts of war and/or terrorism and other events that may cause unanticipated and uninsured performance declines and/or losses to us or the owners and operators of the real estate securing our investments;

•	deterioration in the performance of the property securing our investments that may cause deterioration in the performance of our investments and potentially principal losses to us;

•	adverse developments in the availability of desirable investment opportunities whether they are due to competition, regulation, or otherwise;

•	difficulty in redeploying the proceeds from repayments of our existing investments;

•	difficulty in successfully managing our growth, including integrating new assets into our existing systems;

•

authoritative generally accepted accounting principles, or “GAAP”, or policy changes from such standard-setting bodies as the Financial Accounting Standards Board, the SEC, the Internal Revenue Service, or “IRS”, the NYSE, and other authorities that we are subject to, as well as their counterparts in any foreign jurisdictions where we might do business; and

•

other factors, including those discussed under the “Risk Factors” section of this prospectus supplement and in the accompanying prospectus and in the information incorporated by reference into this prospectus supplement.

S-iii

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We caution you not to place undue reliance on these forward-looking statements. All written and oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by these cautionary statements. Moreover, unless we are required by law to update these statements, we will not necessarily update or revise any forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus after the date hereof, either to conform them to actual results or to changes in our expectations.

S-iv

SUMMARY

This summary highlights certain information about us and the notes being offered by this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider prior to investing in the notes. For a more complete understanding of our company, we encourage you to read this entire document, including the information incorporated by reference into this document and the other documents to which we have referred. Unless indicated otherwise, the information in this prospectus supplement assumes the underwriters do not exercise their option to purchase up to an additional $37,500,000 principal amount of notes solely to cover over-allotments, if any.

Overview

Blackstone Mortgage Trust, Inc., a Maryland corporation, is a real estate finance company that originates and purchases senior loans collateralized by properties in North America and Europe. Our business plan is to create the premier global commercial real estate lending platform and to originate, acquire and manage commercial real estate loans and securities and other commercial real estate-related debt instruments. While the commercial real estate debt markets are complex and continually evolving, we believe they offer compelling opportunities when approached with the institutional capabilities and expertise of our Manager, an affiliate of Blackstone, one of the world’s leading investment firms. Our investment objective is to preserve and protect our capital while producing attractive risk-adjusted returns primarily through dividends generated from current income on our portfolio.

Our investment strategy is to originate loans and invest in debt and related instruments supported by institutional quality commercial real estate in attractive locations. Through our Manager, we draw on Blackstone’s extensive real estate debt investment platform and its established sourcing, underwriting, and structuring capabilities in order to execute our investment strategy. In addition, we have access to Blackstone’s extensive network and substantial real estate and other investment holdings, which provide our Manager access to market data on a scale not available to many competitors.

Our Manager is a part of Blackstone’s asset management business, which includes investment vehicles focused on private equity, real estate, public debt and equity, non-investment grade credit, real assets, and secondary funds, all on a global basis. Through its different businesses, Blackstone had total assets under management of $368.2 billion as of March 31, 2017.

We made a tax election to be treated as a real estate investment trust, or “REIT,” for U.S. federal income tax purposes, effective January 1, 2003. We also operate our business in a manner that permits us to maintain our exclusion from regulation under the Investment Company Act of 1940, as amended, or the “Investment Company Act.”

Blackstone Mortgage Trust, Inc. was incorporated in Maryland in 1998. Our principal executive offices are located at 345 Park Avenue, 42nd Floor, New York, New York 10154, and our telephone number is (212) 655-0220. Our website address is www.blackstonemortgagetrust.com. The information on, or otherwise accessible through, our website does not constitute a part of this prospectus supplement.

The Offering

The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For purposes of this “offering summary,” references to “Blackstone Mortgage Trust, Inc.,” “we,” “our,” and “us” refer only to Blackstone Mortgage Trust, Inc. and not its subsidiaries. For a more detailed description of the notes, see “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

Issuer	Blackstone Mortgage Trust, Inc., a Maryland corporation.

Securities Offered	$250,000,000 principal amount of % Convertible Senior Notes due 2022 (plus up to an additional $37,500,000 principal amount if the underwriters exercise their option to purchase additional notes solely to cover over-allotments, if any).

Maturity	May 1, 2022 unless earlier repurchased by us or converted.

Issue Price	%

Interest	% per year. Interest will accrue from the date of issuance (which is scheduled for May , 2017) or from the most recent date to which interest has been paid or duly provided for, and will be payable semiannually in arrears on May 1 and November 1 of each year, beginning on November 1, 2017. We will also be required to pay additional interest on the notes under the circumstances described under “Description of the Notes—Events of Default Under the Indenture.”

Conversion Rights	Holders may convert their notes at their option prior to the close of business on the business day immediately preceding February 1, 2022, but only under the following circumstances:

•

during any calendar quarter commencing after June 30, 2017 (and only during such calendar quarter), if the last reported sale price of our class A common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 110% of the applicable conversion price on each applicable trading day;

•

during the five consecutive business day period after any five consecutive trading day period, or the measurement period, in which the trading price (as defined herein) per $1,000 principal amount of notes for each trading day of such measurement period was less than 98% of the product of the last reported sale price of our class A common stock and the applicable conversion rate on each such trading day; or

•	upon the occurrence of specified corporate events described under “Description of the Notes—Conversion Rights—Conversion Upon Specified Corporate Events.”

On or after February 1, 2022, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes at any time, regardless of the foregoing circumstances.

The conversion rate will initially equal shares of class A common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $ per share of class A common stock), subject to adjustment as described in this prospectus supplement.

In addition, following the occurrence of certain corporate events, we will, in certain circumstances, increase the conversion rate for a holder that converts its notes in connection with such corporate event. See “Description of the Notes—Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change.”

You will not receive any additional cash payment representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances. Instead, interest will be deemed paid by our payment or delivery, as the case may be, of the cash, shares of our class A common stock or combination of cash and shares of our class A common stock into which your note is convertible. See “Description of the Notes—Conversion Rights—General.”

Settlement Upon Conversion	Upon conversion, we will pay or deliver, as the case may be, cash, shares of our class A common stock or a combination thereof at our election. We refer to our obligation to pay or deliver these amounts as our conversion obligation. If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our class A common stock (rather than solely through delivery of shares of our class A common stock), the amount of cash and shares of our class A common stock, if any, due upon conversion will be based on a daily conversion value (as described herein) calculated on a proportionate basis for each VWAP trading day (as defined herein) in the 25 VWAP trading-day observation period (as described herein). See “Description of the Notes—Conversion Rights—Settlement Upon Conversion.”

No Redemption	We may not redeem the notes prior to maturity, and no sinking fund will be provided for the notes.

Fundamental Change	If we undergo a “fundamental change” (as defined under “Description of the Notes—Fundamental Change Permits Holders to Require Us to Purchase Notes”), subject to certain conditions, you will have the option to require us to purchase for cash all or part of your notes. The fundamental change purchase price will equal 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.

Ranking	The notes will be our senior unsecured obligations and will rank:

•	equally in right of payment with all of our existing and future senior indebtedness, including our 5.25% Convertible Senior Notes due 2018 (the “Existing Notes”);

•	senior in right of payment to any future indebtedness we may have that is expressly subordinated in right of payment to the notes;

•	effectively junior in right of payment to any of our existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and

•

structurally subordinated to all existing and future indebtedness (including trade payables) and preferred equity of our subsidiaries as well as to any of our existing or future indebtedness that may be guaranteed by any of our subsidiaries (to the extent of any such guarantee).

The indenture governing the notes will not limit the amount of debt that we or our subsidiaries may incur.

Events of Default	Except as described under “Description of the Notes—Events of Default Under the Indenture,” if an event of default with respect to the notes occurs, holders may, upon satisfaction of certain conditions, accelerate the principal amount of the notes plus accrued and unpaid interest. In addition, the principal amount of the notes plus accrued and unpaid interest will automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving us.

Ownership Limit	To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code of 1986, as amended, or the “Internal Revenue Code,” among other purposes, our charter prohibits, with certain exceptions, any individuals (including certain entities treated as individuals for this purpose) from beneficially or constructively owning, applying certain attribution rules under the Internal Revenue Code, more than 9.9% by value or number of shares, whichever is more restrictive, of the outstanding shares of our class A common stock, or 9.9% by value or number of shares, whichever is more restrictive, of the outstanding shares of our capital stock. Notwithstanding any other provision of the notes, no holder of notes will be entitled to receive our class A common stock following conversion of such notes to the extent that receipt of such class A common stock would cause such holder (after application of certain constructive ownership rules) to exceed the ownership limit contained in our charter.

If any delivery of shares of our class A common stock owed to a holder upon conversion of notes is not made, in whole or in part, as a result of the limitations described above, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any such converting holder gives notice to us that such delivery would not result in it being the beneficial or constructive owner of more than 9.9% (by value or number, whichever is more restrictive) of the shares of class A common stock, or of our capital stock, outstanding at such time.

Book-Entry Form	The notes will be issued in book-entry form and will be represented by one or more permanent global certificates deposited with, or on behalf of, The Depository Trust Company, or “DTC,” and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Absence of a Public Market for the Notes	Prior to this offering, there was no public market for the notes, and we do not intend to list the notes on any national securities exchange. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all. Future trading prices of the notes will depend on many factors, including the market price of our class A common stock, prevailing interest rates, our operating results and the market for similar securities. We have been informed by the representatives of the underwriters that certain underwriters currently intend to make a market in the notes after this offering is completed. However, such underwriters are not obligated to do so, and they may cease their market-making at any time and without notice.

No Listing	We do not intend to apply for listing of the notes on any securities exchange. Our class A common stock is listed on the NYSE under the symbol “BXMT.”

Material United States Federal Income Tax Considerations	For certain material United States federal income tax considerations relating to the purchase, ownership and disposition of the notes and the shares of our class A common stock into which the notes are convertible, see “Material United States Federal Income Tax Considerations” in this prospectus supplement and “Material United States Federal Income Tax Considerations” in the accompanying prospectus.

Trustee, Paying Agent and Conversion Agent	The Bank of New York Mellon Trust Company, N.A.

Use of Proceeds

We estimate that the net proceeds we will receive from this offering will be approximately $             million (or approximately $             million if the underwriters exercise their option to purchase additional notes solely to cover over-allotments, if any, in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We plan to use substantially all of the net proceeds from this offering to originate and purchase additional commercial mortgage loans and other target assets and investments consistent with our investment strategies and investment guidelines. We may also use a portion of the net proceeds for working capital and other general corporate purposes, including repayment of indebtedness. See “Use of Proceeds.”

Dividend Policy	We generally intend to distribute each year substantially all of our taxable income to holders of our class A common stock so as to comply with the REIT provisions of the Internal Revenue Code. In addition, our dividend policy remains subject to revision at the discretion of our board of directors. All distributions will be made at the discretion of our board of directors and will depend upon, among other things, our actual results of operations and liquidity. These results and our ability to pay distributions will be affected by various factors, including our taxable income, our financial condition, our maintenance of REIT status, applicable law, and other factors as our board of directors deems relevant.

Ratio of Earnings to Fixed Charges	For the fiscal year ended December 31, 2016, the ratio of our earnings to fixed charges was 2.37x, and for the three months ended March 31, 2017, the ratio of our earnings to fixed charges was 2.10x.

For the purpose of calculating the ratio of earnings to fixed charges, “earnings” consist of income from continuing operations before income taxes and fixed charges, and “fixed charges” consist of interest on all indebtedness, amortized premiums, discounts and capitalized expenses related to indebtedness and preference security dividend requirements.

Risk Factors	An investment in the notes involves risks, and prospective investors should carefully consider the matters discussed under “Risk Factors” beginning on page S-7 of this prospectus supplement and the reports we file with the SEC pursuant to the Exchange Act, incorporated by reference into this prospectus supplement and the accompanying prospectus, before making a decision to invest in the notes.

RISK FACTORS

Before you invest in our notes, in addition to the other information in this prospectus supplement and the accompanying prospectus, you should carefully read and consider the risk factors described below as well as under the heading “Risk Factors” contained in Part I, Item 1A in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, as the same may be updated from time to time by our future filings under the Exchange Act. Each of the risks described in these documents could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects, and could result in a partial or complete loss of your investment.

In connection with the forward-looking statements that appear in this prospectus supplement and the accompanying prospectus, you should also carefully review the cautionary statement referred to under “Forward-Looking Statements” in this prospectus supplement.

Risks Related to the Notes and to this Offering

We are a holding company. Substantially all of our business is conducted through our subsidiaries. Our ability to repay debt, including the notes, depends on the performance of our subsidiaries and their ability to make distributions to us. Claims of holders of the notes will be structurally subordinated to claims of creditors of our subsidiaries because our subsidiaries will not guarantee the notes.

We are a holding company. Substantially all of our business is conducted through our subsidiaries, which are separate and distinct legal entities. Therefore, our ability to service our indebtedness, including the notes, is principally dependent on the earnings and the distribution of funds (whether by dividend, distribution or loan) from our subsidiaries. The notes will not be guaranteed by any of our subsidiaries. Accordingly, none of our subsidiaries is obligated to pay any amounts due on the notes or make funds available to us for payment on the notes. Distributions to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations. In addition, any payment of dividends, distributions or loans by our subsidiaries to us could be subject to applicable statutory or contractual restrictions and taxes on distributions.

We cannot assure you that the agreements governing any existing or future indebtedness of our subsidiaries will permit our subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on the notes when due.

Because our subsidiaries will not guarantee the notes, claims of holders of the notes will be structurally subordinated to the claims of creditors of our subsidiaries, including trade creditors. As a result, in the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, such subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor may be subject to equitable subordination and, in any case, would be junior to any security interest in the assets of our subsidiaries granted to another creditor and any indebtedness of our subsidiaries senior to indebtedness held by us.

We expect that the trading price of the notes will be significantly affected by changes in the market price of our class A common stock, the interest rate environment and our credit quality, each of which could change substantially at any time.

We expect that the trading price of the notes will depend on a variety of factors, including, without limitation, the market price of our class A common stock, the interest rate environment and our credit quality. Each of these factors may be volatile, and may or may not be within our control.

For example, we expect the trading price of the notes will increase with increases in the market price of our class A common stock. We cannot, however, predict whether the market price of our class A common stock will rise or fall. In addition, general market conditions, including the level of, and fluctuations in, interest rates and the market price of stocks generally, may affect the market price of our class A common stock. Moreover, we may or may not choose to take actions that could influence the volatility of our class A common stock.

Likewise, if interest rates, or expected future interest rates, rise during the term of the notes, the yield of the notes will likely decrease, but the value of the convertibility option embedded in the notes will likely increase. Because interest rates and interest rate expectations are influenced by a wide variety of factors, many of which are beyond our control, we cannot assure you that changes in interest rates or interest rate expectations will not adversely affect the trading price of the notes.

Furthermore, the trading price of the notes will likely be significantly affected by any change in our credit quality. Because our credit quality is influenced by a variety of factors, some of which are beyond our control, we cannot guarantee that we will maintain or improve our credit quality during the term of the notes. In addition, because we may choose to take actions that adversely affect our credit quality, such as incurring additional debt, there can be no guarantee that our credit quality will not decline during the term of the notes, which would likely negatively impact the trading price of the notes.

Our substantial indebtedness could adversely affect our business, financial condition or results of operations and prevent us from fulfilling our obligations under the notes.

We currently have, and after this offering will continue to have, a significant amount of indebtedness. As of March 31, 2017, our total consolidated indebtedness was $6.3 billion (excluding trade payables and unfunded commitments). This substantial level of indebtedness increases the risk that we may be unable to generate enough cash to pay amounts due in respect of our indebtedness, including the notes. Our substantial indebtedness could have important consequences to you and significant effects on our business. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the notes;

•	increase our vulnerability to general adverse economic and industry conditions;

•

require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, our strategic growth initiatives and development efforts and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	restrict us from exploiting business opportunities;

•	place us at a competitive disadvantage compared to our competitors that have less indebtedness; and

•	limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business strategy or other general corporate purposes.

In addition, the agreements that govern our current indebtedness contain, and the agreements that may govern any future indebtedness that we may incur may contain, financial and other restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default that, if not cured or waived, could result in the acceleration of all of our debt.

Despite our substantial current indebtedness, we and our subsidiaries may still be able to incur substantially more indebtedness. This could further exacerbate the risks associated with our substantial leverage.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future, including pursuant to a capital markets transaction such as a notes offering as well as secured indebtedness that would be structurally senior to the notes. Furthermore, neither the base indenture limits, nor will the supplemental indenture establishing the terms of the notes limit, the amount of debt that we or our subsidiaries may issue. Adding new indebtedness to current debt levels could make it more difficult for us to satisfy our obligations with respect to the notes.

The notes will not be protected by restrictive covenants, which in turn may allow us to engage in a variety of transactions that may impair our ability to fulfill our obligations under the notes.

The indenture governing the notes will not contain any financial covenants and will not restrict us from paying dividends, incurring debt or issuing or repurchasing our other securities. Because the indenture will not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us, except to the extent described under “Description of the Notes—Fundamental Change Permits Holders to Require Us to Purchase Notes,” “Description of the Notes—Consolidation, Merger or Sale” and “Description of the Notes—Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change,” we may engage in transactions that may impair our ability to fulfill our obligations under the notes.

Recent and future regulatory actions may adversely affect the trading price and liquidity of the notes.

We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors that employ a convertible arbitrage strategy with respect to convertible debt instruments typically implement that strategy by selling short the common stock underlying the convertible notes and dynamically adjusting their short position while they hold the notes. Investors may also implement this strategy by entering into swaps on our class A common stock in lieu of or in addition to short selling the class A common stock.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our class A common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc., or “FINRA,” and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breaker systems that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

If investors and potential purchasers seeking to employ a convertible arbitrage strategy are unable to borrow or enter into swaps on our class A common stock, in each case on commercially reasonable terms, the trading price and liquidity of the notes may be adversely affected. As a result, any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our class A common stock or enter into swaps on our class A common stock could adversely affect the trading price and the liquidity of the notes.

Some significant restructuring transactions that may adversely affect you may not constitute a “fundamental change” under the indenture, in which case we would not be obligated to offer to repurchase the notes.

Upon the occurrence of a “fundamental change” (as defined under “Description of the Notes—Fundamental Change Permits Holders to Require Us to Purchase Notes”), you will have the right, at your option, to require us to repurchase your notes for cash. However, the definition of fundamental change contained in the indenture will be limited to certain enumerated transactions. As a result, the fundamental change provision of the indenture will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the notes. Similarly, any change in the composition of our board of directors will not constitute a fundamental change. In the event of any such transaction, holders of the notes would not have the right to require us to repurchase their notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost option value of your notes as a result of such transaction. In addition, the definition of a make-whole fundamental change is limited and may not protect you from losing some of the option value of your notes in the event of a variety of transactions that do not constitute a make-whole fundamental change.

Upon the occurrence of a make-whole fundamental change, we will, in certain circumstances, increase the conversion rate for a holder that converts its notes in connection with such make-whole fundamental change. The increase in the conversion rate will be determined based on the date on which the make-whole fundamental change becomes effective and the price paid (or deemed paid) per share of our class A common stock in such make-whole fundamental change, all as described below under “Description of the Notes—Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change.”

Although the adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change is designed to compensate you for the option value of your notes that you lose as a result of a make-whole fundamental change, it is only an estimate of such value and may not adequately compensate you for such lost option value. In addition, if the price paid (or deemed paid) for our class A common stock in the make-whole fundamental change is greater than $         per share or less than $         per share (in each case, subject to adjustment in accordance with the indenture), then we will not be required to adjust the conversion rate if you convert your notes in connection with such make-whole fundamental change. Moreover, in no event will we increase the conversion rate solely because of such an adjustment to a rate that exceeds                  shares of class A common stock per $1,000 principal amount of notes, subject to adjustments in accordance with the indenture.

Furthermore, the definition of make-whole fundamental change contained in the indenture will be limited to certain enumerated transactions. As a result, the make-whole fundamental change provisions of the indenture will not afford protection to holders of the notes in the event that other transactions occur that could adversely affect the option value of the notes. For example, transactions, such as leveraged recapitalizations, refinancings, restructurings or acquisitions, could significantly affect the trading characteristics of our class A common stock and thereby reduce the option value embedded in the notes without triggering a make-whole fundamental change.

In addition, our obligation to increase the conversion rate upon the occurrence of a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof could be subject to general equity principles such as the reasonableness of economic remedies.

Adjustments to the conversion rate do not cover all dilutive events that may adversely affect the value of the notes.

The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends on our class A common stock, the issuance of certain rights, options or warrants, subdivisions, combinations, distributions of our capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments.” However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of class A common stock for cash or in connection with an acquisition, that may adversely affect the trading price of the notes or our class A common stock. An event that adversely affects the value of the notes may occur and that event may not result in an adjustment to the conversion rate.

We may not have the ability to raise funds necessary to settle conversions of the notes or to purchase the notes upon a fundamental change.

If a fundamental change occurs, subject to certain conditions, you will have the right, at your option, to require us to purchase for cash any or all of your notes, or any portion of the principal amount thereof such that the principal amount that remains outstanding of each note purchased in part equals $1,000 or an integral multiple of $1,000 in excess thereof. The fundamental change purchase price will equal 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date. In addition, upon conversion of the notes, unless we elect to settle the conversion entirely in shares of our class A common stock, we will be required to make cash payments in respect of the notes being converted. However, we may not have sufficient funds at the time we are required to purchase the notes surrendered therefor or to make cash payments on the notes being converted and we may not be able to arrange necessary financing on acceptable terms, if at all. In addition, our ability to purchase the notes may be limited by law, by regulatory authority or by the agreements governing our other indebtedness outstanding at the time. If we fail to pay the fundamental change purchase price when due, or fail to pay any amount of cash due upon conversion within five business days of its due date, we will be in default under the indenture governing the notes. A default under the indenture or the fundamental change itself could also constitute a default under the agreements governing our other existing and future indebtedness which would further restrict our ability to make required payments under the notes. In particular, the occurrence of certain events that would constitute a fundamental change would also constitute an event of default under our existing credit agreements.

If an active trading market does not develop for the notes, you may not be able to resell them.

Prior to this offering, there was no public market for the notes, and we do not currently plan to list the notes on any securities exchange. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all. The liquidity of the trading market in the notes and future trading prices of the notes will depend on many factors, including prevailing interest rates, our operating results and the market for similar securities. We have been informed by the representatives of the underwriters that certain underwriters currently intend to make a market in the notes after this offering is completed. However, such underwriters are not obligated to do so and may cease their market-making at any time.

The conditional conversion features of the notes, if triggered, may adversely affect our financial condition.

If one of the conversion contingencies is triggered, holders of notes will be entitled to convert the notes at any time during specified periods. See “Description of the Notes—Conversion Rights.” If one or more holders elect to convert their notes, unless we elect to satisfy our conversion obligation by delivering solely shares of class A common stock, we would be required to settle a portion of or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity and various aspects of our business (including our credit ratings and the trading price of the notes).

The conditional conversion feature of the notes could result in your receiving less than the value of the cash, shares of class A common stock or the cash and shares of class A common stock, if any, as the case may be, into which your notes would otherwise be convertible.

Prior to February 1, 2022, you may convert your notes only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the value of the cash, shares of class A common stock or combination of cash and shares of class A common stock, if any, as the case may be, into which your notes would otherwise be convertible. Therefore, you may not be able to realize the appreciation, if any, in the value of our class A common stock after the issuance of the notes in this offering and prior to such date. In addition, the inability to freely convert your notes may also adversely affect the trading price of the notes and your ability to resell the notes.

The settlement feature of the notes may have adverse consequences.

The settlement feature of the notes, as described under “Description of the Notes—Conversion Rights—Settlement Upon Conversion,” may:

•	result in holders receiving no shares upon conversion or fewer shares relative to the conversion value of the notes;

•	reduce our liquidity;

•	delay holders’ receipt of the consideration due upon conversion; and

•	subject holders to the market risks of our shares before receiving any shares upon conversion.

That is, unless we elect to settle the conversion entirely in shares of our class A common stock, upon conversion of the notes, you will, at our election, receive cash, or a combination of cash and shares of our class A common stock, based upon the volume weighted average prices of our class A common stock for each of the 25 VWAP trading days during the applicable observation period. As described under “Description of the Notes—Conversion Rights—Settlement Upon Conversion,” this period means, for notes with a conversion date occurring on or after the 30th scheduled trading day before the maturity date, the 25 consecutive VWAP trading-day period beginning on, and including, the 27th scheduled trading day prior to the maturity date (or, if such scheduled trading day is not a trading day, the immediately following trading day), and in all other instances, the 25 consecutive VWAP trading day period beginning on, and including, the third trading day immediately following the related conversion date. Accordingly, if the price of our class A common stock decreases during this period, the amount and/or value of consideration you receive will be adversely affected. Furthermore, because we may settle all or a portion of our conversion obligation in cash, the conversion of notes may significantly reduce our liquidity. See “Description of the Notes—Conversion Rights—Settlement Upon Conversion.”

We may issue additional shares of our class A common stock or instruments convertible into our class A common stock, including in connection with conversions of notes, and thereby materially and adversely affect the price of our class A common stock, and, in turn, the notes.

Subject to lock-up provisions described under “Underwriting,” we are not restricted from issuing additional shares of our class A common stock or other instruments convertible into our class A common stock during the life of the notes. See “Underwriting.” We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our class A common stock. If we issue additional shares of our class A common stock or instruments convertible into our class A common stock, it may materially and adversely affect the price of our class A common stock and, in turn, the price of the notes. Furthermore, the conversion or exercise of some or all of the notes may dilute the ownership interests of existing stockholders, and any sales in the public market of shares of our class A common stock issuable upon any such conversion or exercise could adversely affect prevailing market prices of our class A common stock or the notes. In addition, the anticipated issuance and sale of substantial amounts of class A common stock or the anticipated conversion or exercise of securities into shares of our class A common stock could depress the price of our class A common stock.

The accounting method for convertible debt securities that may be settled in cash, such as the notes, could have a material effect on our reported financial results.

Under the Financial Accounting Standards Board Accounting Standards Codification section, or “ASC,” 470-20, Debt with Conversion and Other Options, an entity must separately account for the liability and equity components of the convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer’s economic interest cost. The effect of ASC 470-20 on the accounting for the notes is that the equity component is required to be included in the additional paid-in capital section of stockholders’ equity on our consolidated balance sheet, and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the notes. As a result, we will be required to record a greater amount of non-cash interest expense as a result of the amortization of the discounted carrying value of the notes to their face amount over the term of the notes. We will report lower net income or increased net loss in our financial results because ASC 470-20 will require interest to include both the current period’s amortization of the debt discount and the instrument’s coupon interest, which could adversely affect our reported or future financial results, the trading price of our class A common stock and the trading price of the notes.

In addition, under certain circumstances, convertible debt instruments (such as the notes) that may be settled entirely or partly in cash may be accounted for utilizing the treasury stock method, the effect of which is that the shares that would be issuable upon conversion of the notes are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the notes exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of class A common stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued. We cannot be sure that the accounting standards in the future will continue to permit our use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of the notes, then our diluted earnings per share may be adversely affected.

Holders of notes will not be entitled to any rights with respect to our class A common stock, but will be subject to all changes made with respect to our class A common stock to the extent our conversion obligations include shares of our class A common stock.

Holders of notes will not be entitled to any rights with respect to our class A common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our class A common stock), until the time at which they become holders of our class A common stock, which, if we deliver shares of class A common stock as part of our conversion obligation, will be the close of business on the conversion date, and otherwise will generally be the close of business on the last trading day of the applicable observation period, but will be subject to all changes affecting our class A common stock. For example, if an amendment is proposed to our charter requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the date you are deemed to be a record holder of our class A common stock, you generally will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes affecting our class A common stock. In addition, because of the conditional conversion, and the settlement features of the notes, which would permit us to satisfy our obligation upon conversion solely in cash, should we elect to do so, you may not be able to convert your notes until February 1, 2022 and you may not receive any shares upon conversion.

Holders may be subject to tax upon an adjustment to, or failure to adjust, the conversion rate of the notes even in the absence of a corresponding cash distribution.

The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of certain cash dividends or upon a fundamental change. If the conversion rate is adjusted as a result of a distribution that is taxable to holders of our class A common stock, such as a cash dividend, holders will be deemed to have received for United States federal income tax purposes a taxable dividend to the extent of our earnings and profits without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases a holder’s proportionate interest in us could be treated as a deemed taxable dividend to such holder. If a make-whole fundamental change occurs on or prior to the maturity date, we may be required to increase the conversion rate for notes converted in connection with the make-whole fundamental change. Such increase may also be treated as a distribution subject to United States federal income tax as a dividend. If you are a “non-United States holder” (as defined in “Material United States Federal Income Tax Considerations”), such deemed dividend may be subject to United States federal withholding tax, which may be withheld from payments of interest, shares of our class A common stock or proceeds subsequently paid or credited to you. See “Material United States Federal Income Tax Considerations.”

Certain provisions in the notes and the indenture could delay or prevent an otherwise beneficial takeover or takeover attempt of us and, therefore, the ability of holders to exercise their rights associated with a potential fundamental change or a make-whole fundamental change.

Certain provisions in the notes and the indenture could make it more difficult or more expensive for a third party to acquire us. For example, if an acquisition event constitutes a fundamental change, holders of the notes will have the right to require us to purchase their notes in cash. In addition, if an acquisition event constitutes a make-whole fundamental change, we may be required to increase the conversion rate for holders who convert their notes in connection with such make-whole fundamental change. Our obligations under the notes and the indenture could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management.

If, in the future, we or the notes receive a credit rating, any changes in such in our credit ratings or the debt markets may adversely impact the market price of the notes or our class A common stock.

The price for the notes will also depend on a number of other factors, including:

•	any credit ratings we or the notes may receive from major credit rating agencies;

•	the prevailing interest rates being paid by other companies that investors consider to be comparable to us;

•	the market price of our class A common stock;

•	the market price of our other debt securities;

•	our financial condition, operating results and future prospects; and

•	the overall condition of the financial markets and global and domestic economies.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the notes. In addition, credit rating agencies continually review their ratings for the companies that they follow. If, in the future, one or more rating agencies were to provide a rating for us or the notes and then reduce or withdraw their rating, or place the notes on a “watch list,” the market price of the notes and our class A common stock may be adversely affected.

Risks Related to Our Class A Common Stock

The market price of our class A common stock may fluctuate significantly.

The capital and credit markets have on occasion experienced periods of extreme volatility and disruption. The market price and liquidity of the market for shares of our class A common stock may be significantly affected by numerous factors, some of which are beyond our control and may not be directly related to our operating performance. Some of the factors that could negatively affect the market price of our class A common stock include:

•	our actual or projected operating results, financial condition, cash flows and liquidity, or changes in business strategy or prospects;

•	actual or perceived conflicts of interest with our Manager or other affiliates of Blackstone and individuals, including our executives;

•	equity issuances by us, or share resales by our stockholders, or the perception that such issuances or resales may occur;

•	loss of a major funding source;

•	actual or anticipated accounting problems;

•	publication of research reports about us or the real estate industry;

•	changes in market valuations of similar companies;

•	adverse market reaction to the level of leverage we employ;

•	additions to or departures of our Manager’s or Blackstone’s key personnel;

•	speculation in the press or investment community;

•	our failure to meet, or the lowering of, our earnings estimates or those of any securities analysts;

•	increases in market interest rates, which may lead investors to demand a higher distribution yield for our class A common stock, and would result in increased interest expenses on our debt;

•	a compression of the yield on our investments and an increase in the cost of our liabilities;

•	failure to maintain our REIT qualification or exclusion from Investment Company Act regulation;

•	price and volume fluctuations in the overall stock market from time to time;

•	general market and economic conditions, and trends including inflationary concerns, and the current state of the credit and capital markets;

•

significant volatility in the market price and trading volume of securities of publicly traded REITs or other companies in our sector, including Blackstone Mortgage Trust, which is not necessarily related to the operating performance of these companies;

•	changes in law, regulatory policies or tax guidelines, or interpretations thereof, particularly with respect to REITs;

•	changes in the value of our portfolio;

•	any shortfall in revenue or net income or any increase in losses from levels expected by investors or securities analysts;

•	operating performance of companies comparable to us;

•	short-selling pressure with respect to shares of our class A common stock or REITs generally; and

•

uncertainty surrounding the strength of the U.S. economic recovery particularly in light of the recent debt ceiling, budget deficit concerns and other U.S. and international political and economic affairs.

As noted above, market factors unrelated to our performance could also negatively impact the market price of our class A common stock. One of the factors that investors may consider in deciding whether to buy or sell our class A common stock is our distribution rate as a percentage of our stock price relative to market interest rates. If market interest rates increase, prospective investors may demand a higher distribution rate or seek alternative investments paying higher dividends or interest. As a result, interest rate fluctuations and conditions in the capital markets may affect the market value of our class A common stock.

Some provisions of our charter and bylaws and Maryland law may deter takeover attempts, which may limit the opportunity of our stockholders to sell their shares at a favorable price.

Some of the provisions of Maryland law and our charter and bylaws discussed below could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our stockholders by providing them with the opportunity to sell their shares at a premium to the then current market price.

Issuance of Stock Without Stockholder Approval. Our charter authorizes our board of directors, without stockholder approval, to authorize the issuance of up to 200,000,000 shares of class A common stock and up to

100,000,000 shares of preferred stock. Our charter also authorizes our board of directors, without stockholder approval, to classify or reclassify any unissued shares of our class A common stock and preferred stock into other classes or series of stock and to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that are authorized by the charter to be issued. Preferred stock may be issued in one or more classes or series, the terms of which may be determined by our board of directors without further action by stockholders. Prior to issuance of any such class or series, our board of directors will set the terms of any such class or series, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption. The issuance of any preferred stock could materially adversely affect the rights of holders of our class A common stock and, therefore, could reduce the value of the class A common stock. In addition, specific rights granted to future holders of our preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The power of our board of directors to cause us to issue preferred stock could, in certain circumstances, make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change in control, thereby preserving the current stockholders’ control.

Advance Notice Bylaw. Our bylaws contain advance notice procedures for the introduction by a stockholder of new business and the nomination of directors by a stockholder. These provisions could, in certain circumstances, discourage proxy contests and make it more difficult for you and other stockholders to elect stockholder-nominated directors and to propose and, consequently, approve stockholder proposals opposed by management.

Maryland Takeover Statutes. We are subject to the Maryland Business Combination Act, which could delay or prevent an unsolicited takeover of us. The statute substantially restricts the power of third parties who acquire, or seek to acquire, control of us to complete mergers and other business combinations without the approval of our board of directors even if such transaction would be beneficial to stockholders. “Business combinations” between such a third party acquirer or its affiliate and us are prohibited for five years after the most recent date on which the acquirer becomes an “interested stockholder.” An “interested stockholder” is defined as any person who beneficially owns 10% or more of the voting power of our outstanding voting stock or an affiliate or associate of ours who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding stock. If our board of directors approved in advance the transaction that would otherwise give rise to the acquirer attaining such status, the acquirer would not become an interested stockholder and, as a result, it could enter into a business combination with us. Our board of directors may, however, provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by it. Even after the lapse of the five-year prohibition period, any business combination with an interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by stockholders; and

•	two-thirds of the votes entitled to be cast by stockholders other than the interested stockholder and affiliates and associates thereof.

The super-majority vote requirements do not apply if the transaction complies with a minimum price and form of consideration requirements prescribed by the statute.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that an interested stockholder becomes an interested stockholder. Our board of directors has exempted any business combination involving a limited liability company indirectly controlled by a trust for the benefit of Samuel Zell, our former chairman of the board, and his family and approved in advance the issuance of shares to W.R. Berkley. In addition, our board of directors has exempted any business combination involving Huskies Acquisition LLC, or “Huskies Acquisition,” an affiliate of Blackstone, or its present affiliates or Blackstone and its present and future affiliates; provided, however, that Huskies Acquisition or any of its present affiliates and Blackstone and any of its present or future affiliates may not enter into any “business combination” with us without the prior approval of at least a majority of the members of our board of directors who are not affiliates or associates of Huskies Acquisition or Blackstone. As a result, these parties may enter into business combinations with us without compliance with the five-year prohibition or the super-majority vote requirements and the other provisions of the statute.

We are also subject to the Maryland Control Share Acquisition Act. With certain exceptions, the Maryland General Corporation Law provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to those shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiring person or by our officers or by our directors who are our employees.

Control shares are voting shares of stock which, if aggregated with all other shares of stock owned or entitled to be voted (except solely by virtue of a revocable proxy) by the acquirer, would entitle the acquirer to exercise voting power in electing directors within one of the specified ranges of voting power. Control shares do not include shares the acquirer is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares subject to certain exceptions. A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions, including an undertaking to pay expenses, may compel our board to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares in question. If no request for a meeting is made, we may present the question at any stockholders meeting.

If voting rights are not approved at a stockholders meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem for fair value (determined without regard to the absence of voting rights) any or all of the control shares, except those for which voting rights have previously been approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer may then vote a majority of the shares entitled to vote, then all other stockholders may exercise appraisal rights, unless our charter or bylaws provide otherwise, which they currently do not. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved or exempted by our charter or bylaws. Our bylaws contain a provision exempting the following persons from this statute: (i) a limited liability company indirectly controlled by a trust for the benefit of Samuel Zell and his family; (ii) W.R. Berkley Corporation and any of its controlled affiliates; and (iii) Huskies Acquisition, or any person or entity that was an affiliate of Huskies Acquisition as of September 27, 2012 or by Blackstone or any of its affiliates.

We are also eligible to elect to be subject to the Maryland Unsolicited Takeovers Act, which permits our board of directors, without stockholder approval, to, among other things and notwithstanding any provision in our charter or bylaws, elect on our behalf to classify the terms of directors, to increase the stockholder vote required to remove a director and to provide that each vacancy on our board may be filled only by a majority of the remaining directors even if the remaining directors do not constitute a quorum and each director elected to fill a vacancy shall serve for the remainder of the full term of the class of directors in which the vacancy occurred. Such an election may significantly restrict the ability of third parties to wage a proxy fight for control of our board of directors as a means of advancing a takeover offer. If an acquirer were discouraged from offering to acquire us, or prevented from successfully completing a hostile acquisition, you could lose the opportunity to sell your shares at a favorable price.

Our charter contains provisions that are designed to reduce or eliminate duties of Blackstone and our directors with respect to corporate opportunities and competitive activities.

Our charter contains provisions designed to reduce or eliminate duties of Blackstone and its affiliates (as such term is defined in the charter), and of our directors or any person our directors control to refrain from competing with us or to present to us business opportunities that otherwise may exist in the absence of such charter provisions. Under our charter, Blackstone and its affiliates and our directors or any person our directors control will not be obligated to present to us opportunities unless those opportunities are expressly offered to such person in his or her capacity as a director or officer of Blackstone Mortgage Trust and those persons will be able to engage in competing activities without any restriction imposed as a result of Blackstone’s or its affiliates’ status as a stockholder or Blackstone’s affiliates’ status as officers or directors of Blackstone Mortgage Trust.

We have not established a minimum distribution payment level and we cannot assure you of our ability to pay distributions in the future.

We are generally required to distribute to our stockholders at least 90% of our REIT taxable income each year for us to qualify as a REIT under the Internal Revenue Code, which requirement we currently intend to satisfy through quarterly distributions of all or substantially all of our REIT taxable income in such year, subject to certain adjustments. Although we intend to make regular quarterly distributions to holders of our class A common stock and we generally intend to pay quarterly distributions in an amount at least equal to our REIT taxable income, we have not established a minimum distribution payment level and our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in this prospectus supplement and the documents incorporated by reference herein. All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, debt covenants, maintenance of our REIT qualification, applicable law and other factors as our board of directors may deem relevant from time to time. We believe that a change in any one of the following factors could adversely affect our results of operations and impair our ability to pay distributions to our stockholders:

•	the profitability of the investment of the net proceeds of this offering;

•	our ability to make profitable investments;

•	margin calls or other expenses that reduce our cash flow;

•	defaults in our asset portfolio or decreases in the value of our portfolio; and

•	the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

As a result, no assurance can be given that the level of any distributions we make to our stockholders will achieve a market yield or increase or even be maintained over time, any of which could materially and adversely affect the market price of our class A common stock. We may use our net operating losses, to the extent available, carried forward to offset future REIT taxable income, and therefore reduce our dividend requirements. In addition, some of our distributions may include a return of capital, which would reduce the amount of capital available to operate our business.

In addition, distributions that we make to our stockholders will generally be taxable to our stockholders as ordinary income. However, a portion of our distributions may be designated by us as long-term capital gains to the extent that they are attributable to capital gain income recognized by us or may constitute a return of capital to the extent that they exceed our earnings and profits as determined for U.S. federal income tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a stockholder’s investment in our class A common stock.

Ownership limitations in our charter may impair the ability of holders to convert notes into our class A common stock.

In order to assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code, among other purposes, our charter prohibits beneficial or constructive ownership by any individual (including certain entities treated as individuals for this purpose) of more than 9.9%, by value or number of shares, whichever is more restrictive, of the outstanding shares of our class A common stock or our capital stock. Notwithstanding any other provision of the notes, no holder of notes will be entitled to receive class A common stock following conversion of such notes to the extent that receipt of such class A common stock would cause such holder (after application of certain constructive ownership rules) to exceed the ownership limit contained in our charter. See “Description of Capital Stock—Certain Provisions of Our Charter and Bylaws and of Maryland Law” in the accompanying prospectus. If any delivery of shares of our class A common stock owed to a holder upon conversion of notes is not made, in whole or in part, as a result of the limitations described above, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any such converting holder gives notice to us that such delivery would not result in it being the beneficial or constructive owner of more than 9.9% (by value or number, whichever is more restrictive) of the shares of our class A common stock or our capital stock outstanding at such time. See “Material United States Federal Income Tax Considerations—Our Taxation as a REIT—Requirements for Qualification as a REIT” in the accompanying prospectus.

We will not be able to deliver shares of our class A common stock, even if we would otherwise choose to do so, to any holder of notes if the delivery of such stock would cause that holder to exceed the ownership limits described above.

Investing in our class A common stock may involve a high degree of risk.

The investments that we make in accordance with our investment objectives may result in a high amount of risk when compared to alternative investment options and volatility or loss of principal. Our investments may be highly speculative and aggressive, and therefore an investment in our class A common stock may not be suitable for someone with lower risk tolerance.

Future issuances of equity or debt securities, which may include securities that would rank senior to our class A common stock, may adversely affect the market price of the shares of our class A common stock.

The issuance of additional shares of our class A common stock, including in connection with the conversion of the Existing Notes or the notes offered hereby, or other future issuances of our class A common stock or shares of preferred stock or securities convertible or exchangeable into equity securities, may dilute the ownership interest of our existing holders of our class A common stock. If we decide to issue debt or equity securities which would rank senior to our class A common stock, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue may have rights, preferences and privileges more favorable than those of our class A common stock and may result in dilution to owners of our class A common stock. We and, indirectly, our stockholders will bear the cost of issuing and servicing such securities. Because our decision to issue additional equity or debt securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future issuances. Also, we cannot predict the effect, if any, of future sales of our class A common stock, or the availability of shares for future sales, on the market price of our class A common stock. Sales of substantial amounts of class A common stock or the perception that such sales could occur may adversely affect the prevailing market price for the shares of our class A common stock. Thus holders of our class A common stock will bear the risk of our future issuances reducing the market price of our class A common stock and diluting the value of their stock holdings in us.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $         million after deducting underwriting discounts and commissions of approximately $         million and estimated offering expenses payable by us of approximately $375,000 (or, if the underwriters exercise their option to purchase additional notes solely to cover over-allotments, if any, in full, approximately $         million after deducting underwriting discounts and commissions of approximately $         million and estimated offering expenses payable by us of approximately $375,000).

We plan to use substantially all of the net proceeds from this offering to originate and purchase additional commercial mortgage loans and other target assets and investments consistent with our investment strategies and investment guidelines. We may also use a portion of the net proceeds for working capital and other general corporate purposes, including repayment of indebtedness, as described in more detail below.

We originate and purchase senior loans collateralized by properties in North America and Europe. We also have originated or acquired and may continue to originate or acquire other real estate and real estate-related debt assets. The allocation of our capital among our target assets will depend on prevailing market conditions and may change over time in response to different prevailing market conditions, including with respect to interest rates and general economic and credit market conditions. In addition, we also may use the net proceeds from this offering to invest in assets other than our target assets, subject to maintaining our qualification as a REIT for United States federal income tax purposes and our exclusion from regulation under the Investment Company Act. Until appropriate investments can be identified, our Manager may invest the net proceeds from this offering in money market funds, bank accounts, overnight repurchase agreements with primary federal reserve bank dealers collateralized by direct U.S. government obligations and other instruments or investments reasonably determined by our Manager that are consistent with our intention to qualify as a REIT and maintain our exclusion from regulation under the Investment Company Act. These investments are expected to provide a lower net return than we seek to achieve from our target assets.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of March 31, 2017 on:

•	an actual basis; and

•

an adjusted basis to give effect to the issuance and sale of $250.0 million principal amount of notes in this offering (assuming the underwriters’ option to purchase additional notes is not exercised).

The following table does not reflect the payment of our quarterly dividend on April 17, 2017 to holders of record as of the close of business on March 31, 2017 or the incurrence or repayment of debt since March 31, 2017.

	As of March 31, 2017
	Actual	As Adjusted(1)
	(in thousands, except share data) (unaudited)
Cash:
Cash and cash equivalents	$64,275	$

Debt:
Secured debt agreements, net	$5,760,191	$
Loan participations sold, net	354,131
5.25% Convertible Senior Notes due 2018 (2)	167,475
% Convertible Senior Notes due 2022 offered hereby (3)	—

Total debt	6,281,797

Equity:
Class A common stock, $0.01 par value per share, 200,000,000 shares authorized, 94,818,348 shares issued and outstanding as of March 31, 2017 (4)	948
Additional paid-in capital (2)(3)	3,096,006
Accumulated other comprehensive loss	(52,357)
Accumulated deficit	(548,615)

Total equity	2,495,982

Total capitalization	$8,777,779	$

(1)	Does not include the underwriters’ option to purchase $37.5 million principal amount of notes in this offering solely to cover over-allotments, if any.

(2)	Reflects the issuance of $172.5 million aggregate principal amount of our Existing Notes. As of March 31, 2017, the Existing Notes were carried on our consolidated balance sheet at $167.5 million, net of an unamortized discount of $4.8 million and deferred financing costs of $0.2 million. In accordance with ASC 470-20, a convertible debt instrument that may be settled entirely or partially in cash is required to be separated into a liability and equity component, such that interest expense reflects the issuer’s nonconvertible debt interest rate. Upon issuance, a debt discount will be recognized as a decrease in debt and an increase in additional paid-in capital. The debt component will accrete up to the principal amount over the expected term of the debt. Notwithstanding the net presentation required by ASC 470-20, we are required to repay the $172.5 million aggregate principal amount of the Existing Notes.

(3)	Reflects the issuance of $250.0 million principal amount of the notes in this offering. Notwithstanding the net presentation required by ASC 470-20 as discussed in the preceding footnote, we are required to repay the $250.0 million aggregate principal amount of notes issued.

(4)	The number of shares shown as issued and outstanding in the table above excludes:

•	any shares of our class A common stock issuable upon conversion of the notes offered hereby or our Existing Notes; and
•	175,442 deferred stock units held by members of our board of directors.

DESCRIPTION OF THE NOTES

We will issue the notes under an indenture, or the “base indenture,” dated as of November 25, 2013, between us and The Bank of New York Mellon Trust Company, N.A., as trustee, or the “trustee,” as supplemented by a supplemental indenture with respect to the notes, or the “supplemental indenture”, to be dated the date of initial issuance of the notes. We refer to the base indenture and the supplemental indenture, collectively, as the “indenture.” The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act.”

You may request a copy of the indenture from us as described below under “Where You Can Find More Information.”

The following description is a summary of the material provisions of the notes and (solely as it applies to the notes) the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

This description of the notes supplements and, to the extent it is inconsistent with, replaces the description of the general provisions of the notes and the base indenture in the accompanying prospectus. For purposes of this description, references to “Blackstone Mortgage Trust, Inc.,” “we,” “our” and “us” refer only to Blackstone Mortgage Trust, Inc. and not to its subsidiaries.

General

The notes:

•	will be our general unsecured, senior obligations;

•

will initially be limited to an aggregate principal amount of $250.0 million (or $287.5 million if the underwriters exercise their option to purchase additional notes to cover solely over-allotments, if any, in full);

•	will bear cash interest from the date of issuance (which is scheduled for May , 2017) at an annual rate of % payable on May 1 and November 1 of each year, beginning on November 1, 2017;

•	will not be redeemable prior to maturity;

•

will be subject to purchase by us at the option of the holders following a fundamental change (as defined below under “—Fundamental Change Permits Holders to Require Us to Purchase Notes”), at a price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date;

•	will mature on May 1, 2022, unless earlier converted or repurchased;

•	will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof; and

•	will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “—Book-Entry, Settlement and Clearance.”

Subject to fulfillment of certain conditions and during the periods described below, the notes may be converted at a conversion rate initially equal to                 shares of class A common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $         per share of class A common stock). The conversion rate is subject to adjustment if certain events occur. See “—Conversion Rights—Conversion Rate Adjustments” and “—Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change.”

Upon conversion of a note, we will pay or deliver, as the case may be, cash, shares of our class A common stock or a combination thereof at our election as described below under “—Conversion Rights—Settlement Upon Conversion.” Holders will not receive any additional cash payment for interest or additional interest, if any, accrued and unpaid to the conversion date except under the circumstances described below under “—Conversion Rights—General.”

The indenture will not limit the amount of debt which may be issued by us or our subsidiaries under the indenture or otherwise. The indenture, as it relates to the notes, will not contain any financial covenants and will not restrict us from paying dividends or issuing or repurchasing our other securities. Other than the restrictions described under “—Consolidation, Merger or Sale” below and except for the provisions set forth under “—Fundamental Change Permits Holders to Require Us to Purchase Notes” and “—Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change,” the indenture will not contain any covenants or other provisions designed to afford holders of the notes protection in the event we subsequently increase our borrowings substantially or engage in a transaction that substantially increases our debt to equity ratio (each of which would be an example of a highly leveraged transaction) or in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may, without notice to or the consent of the holders, issue additional notes under the indenture with the same terms and with the same CUSIP number as the notes offered hereby in an unlimited aggregate principal amount; provided that such additional notes must be part of the same issue (and part of the same series) as the notes offered hereby for United States federal income tax purposes. Additional notes that are not fungible with the notes for United States federal income tax purposes may be issued under a different CUSIP. We may also from time to time repurchase notes in open market purchases or negotiated transactions without giving prior notice to holders. Any notes purchased by us will be retired and no longer outstanding under the indenture.

We do not intend to list the notes on any securities exchange or an interdealer quotation system.

The notes will not have the benefit of a sinking fund.

Except to the extent the context otherwise requires, we use the term notes in this prospectus supplement to refer to each $1,000 principal amount of notes. We use the term “class A common stock” in this prospectus supplement to refer to our class A common stock, par value $0.01 per share. References in this prospectus supplement to a “holder” or “holders” of notes that are held through DTC are references to owners of beneficial interests in such notes, unless the context otherwise requires. However, we and the trustee will treat the person in whose name the notes are registered (Cede & Co., in the case of notes held through DTC) as the owner of such notes for all purposes.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

We will pay principal of and interest on notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. We will pay principal of any certificated notes at the office or agency designated by us for that purpose. We will pay interest on any certificated note by check mailed to the address of the registered holder of such note; provided, however, that we will pay interest to any holder of more than $5.0 million aggregate principal amount of certificated notes by wire transfer in immediately available funds to an account within the United States designated by such holder in a written application delivered by such person to the trustee and the paying agent not later than the record date for the relevant interest payment, which application will remain in effect until such holder notifies the trustee and paying agent, in writing, to the contrary.

We have initially designated the trustee as our paying agent and registrar and its agency in New York, New York as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar.

A holder of notes in global form may transfer its notes in accordance with the applicable procedures of the depositary and the indenture. A holder of certificated notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. We are not required to transfer or exchange any note surrendered for conversion or repurchase upon a fundamental change.

Interest

The notes will bear cash interest at a rate of     % per year until maturity. Interest on the notes will accrue from the most recent date on which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, the date of issuance (which is scheduled for May     , 2017). Interest will be payable semiannually in arrears on May 1 and November 1 of each year, beginning on November 1, 2017.

Interest will be paid to the person in whose name a note is registered at the close of business on the April 15 or October 15, as the case may be (whether or not such date is a business day), immediately preceding the relevant interest payment date (whether or not such date is a business day) (each, a “regular record date”). Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

If any interest payment date, the maturity date or any fundamental change purchase date of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

Unless the context otherwise requires, all references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of Default Under the Indenture.”

Ranking

The notes will be the direct unsecured obligations of Blackstone Mortgage Trust, Inc. and will not be guaranteed by any of its subsidiaries. The notes will rank equal in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness (including our 5.25% Convertible Senior Notes due 2018). The notes will be effectively subordinated to any of our existing and future secured indebtedness, to the extent of the value of our assets that secure such indebtedness. The notes will also be structurally subordinated to all existing and future indebtedness (including trade payables) and preferred equity of our subsidiaries and to any of our existing and future indebtedness that may be guaranteed by our subsidiaries to the extent of any such guarantees.

As of March 31, 2017, our total consolidated indebtedness (excluding trade payables and unfunded commitments) was $6.3 billion, all of which was indebtedness of our subsidiaries to third parties to which the notes would have been structurally subordinated.

Ownership Limit

Our charter contains restrictions on the number of shares of our class A common stock that a person may own, among other reasons, in order to protect our status as a REIT for United States federal income tax purposes. No individual (including certain entities treated as individuals for this purpose) may acquire or hold, directly or indirectly through application of constructive ownership rules, in excess of 9.9% in value or number, whichever is more restrictive, of our outstanding class A common stock, or of our outstanding capital stock, unless they receive an exemption from our board of directors. Accordingly, notwithstanding any other provision of the notes, no holder of notes will be entitled to receive shares of class A common stock following conversion of such notes to the extent that receipt of such shares of class A common stock would cause such holder (after application of certain constructive ownership rules) to exceed the ownership limitations contained in our charter.

If any delivery of shares of our class A common stock owed to a holder upon conversion of notes is not made, in whole or in part, as a result of the limitations described above, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any such converting holder gives notice to us that such delivery would not result in it exceeding the ownership limitations in our charter.

Conversion Rights

General

Prior to the close of business on the business day immediately preceding February 1, 2022, the notes will be convertible only upon satisfaction of one or more of the conditions described under the headings “—Conversion Upon Satisfaction of Sale Price Condition,” “—Conversion Upon Satisfaction of Trading Price Condition,” and “—Conversion Upon Specified Corporate Events.” On or after February 1, 2022 holders may convert all or a portion of their notes at the applicable conversion rate at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date irrespective of the foregoing conditions.

The conversion rate will initially equal                 shares of class A common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $         per share of class A common stock). Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our class A common stock or a combination of cash and shares of our class A common stock, at our election, all as set forth below under “—Settlement Upon Conversion.” If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our class A common stock, the amount of cash and shares of class A common stock, if any, due upon conversion will be based on a “daily conversion value” (as defined below) calculated on a proportionate basis for each trading day in a 25 VWAP trading-day “observation period” (as defined below), all as set forth under “—Settlement Upon Conversion.” If we elect to satisfy our conversion obligation solely in shares, we will deliver to the converting holder a number of shares of class A common stock equal to the product of (1) the aggregate principal amount of notes to be converted divided by $1,000 and (2) the conversion rate, all as set forth under “—Settlement Upon Conversion.” The trustee will initially act as the conversion agent.

The conversion rate and the equivalent conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below. A holder may convert less than the entire principal amount of its notes so long as the principal amount that remains outstanding of each note that is not converted in full equals $1,000 or an integral multiple of $1,000 in excess thereof.

If a holder of notes has submitted notes for purchase upon a fundamental change, the holder may convert those notes only if that holder first withdraws its purchase notice.

Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, if any (or dividends, if we declare any), except as described below. We will not issue fractional shares of our class A common stock upon conversion of notes. Instead, we will pay cash in lieu of fractional shares as described under “—Settlement Upon Conversion.” Except as described below, our payment or delivery, as the case may be, to you of the cash, shares of our class A common stock or combination of cash and shares of our class A common stock, together with any cash payment for any fractional share, into which your note is convertible, will be deemed to satisfy in full our obligation to pay:

•	the principal amount of the note; and

•	accrued and unpaid interest, if any, on the note, to, but not including, the conversion date.

As a result, accrued and unpaid interest, if any, to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Except as described below, upon conversion of a note, accrued and unpaid interest will be deemed to be paid first out of any cash paid upon such conversion.

Notwithstanding the preceding paragraph, if notes are converted after 5:00 p.m., New York City time, on a regular record date for the payment of interest, holders of such notes at 5:00 p.m., New York City time, on such regular record date will receive the interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes, upon surrender for conversion during the period after 5:00 p.m., New York City time, on any regular record date to 9:00 a.m., New York City time, on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the notes so converted (regardless of whether the converting holder was the holder of record on the corresponding regular record date); provided that no such payment need be made:

•	for conversions following the regular record date immediately preceding the maturity date;

•	if we have specified a fundamental change purchase date that is after a regular record date and on or prior to the corresponding interest payment date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

As a result of the foregoing, we will pay interest that was not previously paid on the maturity date on all notes converted after the regular record date preceding the maturity date to the holders of record of such notes on such regular record date, and converting holders will not be required to pay us equivalent amounts.

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our class A common stock upon the conversion, unless the tax is due because the holder requests any shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Holders may surrender their notes for conversion only under the following circumstances:

Conversion Upon Satisfaction of Sale Price Condition

Prior to the close of business on the business day immediately preceding February 1, 2022, holders may surrender their notes for conversion during any calendar quarter commencing after June 30, 2017 (and only during such calendar quarter), if the last reported sale price of the class A common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is greater than or equal to 110% of the applicable conversion price on each applicable trading day.

The “last reported sale price” of our class A common stock on any trading day means the closing sale price per share (or if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that trading day as reported in composite transactions for the relevant exchange. If our class A common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant trading day, the “last reported sale price” will be the last quoted bid price for our class A common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our class A common stock is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and last ask prices for our class A common stock on the relevant trading day from each of at least three nationally recognized independent investment banking firms selected by us for this purpose, which may include one or more of the underwriters. Any such determination will be conclusive absent manifest error.

“Relevant exchange” means the New York Stock Exchange, or the “NYSE,” or, if our class A common stock (or other security for which a last reported sale price must be determined) is not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which our class A common stock (or such other security) is then listed or, if our class A common stock (or such other security) is not then listed on a United States national or regional securities exchange, on the principal other market on which our class A common stock (or such other security) is then traded.

“Trading day” means a scheduled trading day on which (i) trading in our class A common stock (or other security for which a last reported sale price must be determined) generally occurs on the relevant exchange and (ii) a last reported sale price for our class A common stock (or such other security) is available on the relevant exchange. If our class A common stock (or such other security) is not so listed or traded, “trading day” means a “business day.”

Conversion Upon Satisfaction of Trading Price Condition

Prior to the close of business on the business day immediately preceding February 1, 2022, a holder of notes may surrender all or a portion of its notes for conversion during the five business day period after any five consecutive trading day period, or, the “measurement period,” in which the “trading price” per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each trading day of that measurement period was less than 98% of the product of the last reported sale price of our class A common stock and the applicable conversion rate on such trading day.

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $2.0 million principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select, which may include one or more of the underwriters; provided that, if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $2.0 million principal amount of the notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our class A common stock and the applicable conversion rate. Any such determination will be conclusive absent manifest error. If we do not so instruct the bid solicitation agent to obtain bids when required, or the bid solicitation agent fails to solicit bids when required, the trading price per $1,000 principal amount of the notes will be deemed to be less than 98% of the product of the last reported sale price of our class A common stock and the applicable conversion rate on each day we or it fails to do so. We will initially act as the bid solicitation agent.

The bid solicitation agent (if other than us) shall have no obligation to determine the trading price of the notes unless we have requested such determination; and we shall have no obligation to make such request (or, if we are acting as bid solicitation agent, we shall have no obligation to determine the trading price) unless a holder of a note provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our class A common stock and the applicable conversion rate. At such time, we shall instruct the bid solicitation agent (if other than us) to determine, or if we are acting as bid solicitation agent, we shall determine, the trading price per $1,000 principal amount of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our class A common stock and the applicable conversion rate. If the trading price condition has been met, we will so notify the holders and the trustee. If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our class A common stock and the conversion rate for such date, we will so notify the holders and the trustee.

Conversion Upon Specified Corporate Events

Certain Distributions

If we elect to:

•

issue to all or substantially all holders of our class A common stock rights, options or warrants entitling them for a period of not more than 45 calendar days after the date of such issuance to subscribe for or purchase shares of our class A common stock, at a price per share less than the last reported sale price of our class A common stock on the trading day immediately preceding the date of announcement of such issuance; or

•

distribute to all or substantially all holders of our class A common stock our assets, debt securities or rights to purchase our securities, which distribution (excluding for this purpose a distribution required to avoid the imposition of tax on undistributed income) has a per share value, as reasonably determined by our board of directors, or a committee thereof, exceeding 10% of the last reported sale price of our class A common stock on the trading day preceding the date of announcement for such distribution, we must notify the holders of the notes at least 30 scheduled trading days prior to the ex-dividend date (as defined herein) for such issuance or distribution. Holders may surrender their notes for conversion at any time during the period beginning on the 30th scheduled trading day immediately prior to the ex-dividend date for such issuance or distribution and ending on the earlier of (i) 5:00 p.m., New York City time, on the business day immediately preceding such ex-dividend date or (ii) our announcement that such issuance or distribution will not take place, even if the notes are not otherwise convertible at such time. A holder may not convert any of its notes based on this conversion condition if we provide that holders of the notes shall participate, at the same time and upon the same terms as holders of our class A common stock and as a result of holding the notes, in the relevant transaction described above without having to convert their notes as if they held a number of shares of class A common stock equal to the applicable conversion rate multiplied by the principal amount (expressed in thousands) of notes held by such holder.

“Scheduled trading day” means a day that is scheduled to be a trading day on the relevant exchange. If our class A common stock is not listed on any U.S. national or regional securities exchange, “scheduled trading day” means a “business day.”

“Ex-dividend date” means the first date on which the shares of our class A common stock trade on the relevant exchange, regular way, without the right to receive the issuance, dividend or distribution in question from us or, if applicable, from the seller of our class A common stock on the relevant exchange (in the form of due bills or otherwise) as determined by the relevant exchange.

Certain Corporate Events

If (i) a transaction or event that constitutes a “make-whole fundamental change” (as defined under “—Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change”)

occurs or (ii) we are a party to (a) a consolidation, merger, binding share exchange, pursuant to which our class A common stock would be converted into cash, securities or other assets or (b) a sale, conveyance, transfer or lease of all or substantially all of our assets, the notes may be surrendered for conversion at any time from or after the date which is 35 scheduled trading days prior to the anticipated effective date of the transaction (or, if later, the business day after we give notice of such transaction) until the close of business, (i) if such transaction or event is a fundamental change, on the business day immediately preceding the related fundamental change purchase date and (ii) otherwise, on the 35th business day immediately following the effective date of such transaction or event. We will notify holders and the trustee of such a transaction:

•	as promptly as practicable following the date we publicly announce such transaction but in no event less than 35 scheduled trading days prior to the anticipated effective date of such transaction; or

•

if we do not have knowledge of such transaction at least 35 scheduled trading days prior to the anticipated effective date of such transaction, within three business days of the date upon which we receive notice, or otherwise become aware, of such transaction, but in no event later than the actual effective date of such transaction.

Conversions on or After February 1, 2022

On or after February 1, 2022, a holder may convert any of its notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date regardless of the foregoing conditions.

Conversion Procedures

If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled and, if required, pay all taxes or duties, if any. As such, if you are a beneficial owner of the notes, you must allow for sufficient time to comply with DTC’s procedures if you wish to exercise your conversion rights.

If you hold a certificated note, to convert you must:

•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

We refer to the date you comply with the relevant procedures for conversion described above and any other procedures for conversion set forth in the indenture as the “conversion date.”

If a holder has already delivered a purchase notice as described under “—Fundamental Change Permits Holders to Require Us to Purchase Notes” with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the notice in accordance with the indenture, except to the extent that a portion of the holder’s note is not subject to such fundamental change purchase notice.

Settlement Upon Conversion

Upon conversion, we may choose to deliver cash, shares of our class A common stock or a combination of cash and shares of our class A common stock, as described below.

All conversions during the period beginning on the 35th scheduled trading day prior to the maturity date and ending at 5:00 p.m., New York City time, on the second scheduled trading day immediately prior to the maturity date (the “final conversion period”) will be settled in the same relative proportions of cash and/or shares of our class A common stock, or the “settlement method.” If we have not delivered a notice of our election of settlement method prior to the final conversion period we will be deemed to have elected combination settlement with the specified dollar amount (as defined below) of $1,000 as described below.

Prior to the final conversion period, we will use the same settlement method for all conversions occurring on any given conversion date. Except for any conversions that occur during the final conversion period, we will not have any obligation to use the same settlement method with respect to conversions that occur on different conversion dates. In other words, prior to the final conversion period we may choose on one conversion date to settle conversions in shares of our class A common stock only, and choose on another conversion date to settle in cash, shares of our class A common stock or a combination of cash and shares of our class A common stock.

With respect to any conversion prior to the final conversion period, we will inform holders so converting through the trustee of the settlement method we have selected (including the specified dollar amount, if applicable) no later than the close of business on the second trading day immediately following the related conversion date. If we do not inform holders of our election by the close of business on the second trading day immediately following the conversion date, we will be deemed to have elected combination settlement with the specified dollar amount of $1,000, as described in the third bullet point below.

Settlement amounts will be computed as follows:

•

if we elect to satisfy our conversion obligation solely in shares of our class A common stock, we will deliver to the converting holder a number of shares of our class A common stock equal to (1) (i) the aggregate principal amount of notes to be converted divided by (ii) $1,000, multiplied by (2) the applicable conversion rate on the date the converting holder becomes a record owner of class A common stock (plus cash in lieu of any fractional shares);

•

if we elect to satisfy our conversion obligation solely in cash, we will deliver to the converting holder, in respect of each $1,000 principal amount of notes being converted, cash in an amount equal to the sum of the daily conversion values for each of the 25 consecutive VWAP trading days during the related observation period; and

•

if we elect to satisfy our conversion obligation through delivery of a combination of cash and shares of our class A common stock, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 25 consecutive VWAP trading days during the related observation period (plus cash in lieu of any fractional shares).

The “daily settlement amount,” for each of the 25 consecutive VWAP trading days during the observation period, will consist of:

•

cash equal to the lesser of (i) a dollar amount per note to be received upon conversion as specified by us in the notice regarding our chosen settlement method (the “specified dollar amount”), if any, divided by 25 (such quotient being referred to as the “daily measurement value”) and (ii) the daily conversion value; and

•

to the extent the daily conversion value exceeds the daily measurement value, a number of shares equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP of our class A common stock for such VWAP trading day.

“Daily conversion value” means, with respect to any note as to which cash settlement or combination settlement is applicable, for each of the 25 consecutive VWAP trading days during the observation period, one-twenty-fifth (1/25th) of the product of (i) the applicable conversion rate on such VWAP trading day and (ii) the daily VWAP of our class A common stock on such trading day.

“Daily VWAP” means, with respect to any note as to which cash settlement or combination settlement is applicable, for any trading day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “BXMT <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our class A common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Observation period” means, with respect to any note as to which cash settlement or combination settlement is applicable, the 25 consecutive VWAP trading-day period beginning on, and including, the third trading day immediately following the related conversion date, except that “observation period” means, with respect to any conversion date occurring during the final conversion period, the 25 consecutive VWAP trading-day period beginning on, and including, the 27th scheduled VWAP trading day prior to the maturity date.

“VWAP trading day” means a day on which:

•	there is no “market disruption event” (as defined below); and

•	trading in our class A common stock generally occurs on the relevant exchange;

provided that if our class A common stock is not listed on any U.S. national or regional securities exchange, “VWAP trading day” means a “business day.”

“Market disruption event” means (1) a failure by the relevant exchange to open for trading during its regular trading session or (2) the occurrence or existence, prior to 1:00 p.m., New York City time, on any trading day for our class A common stock, of an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our class A common stock or in any options or future contracts relating to our class A common stock.

We generally will deliver the conversion consideration in respect of any notes that you convert by the third trading day immediately following the last VWAP trading day of the observation period. However:

•

if we elect to satisfy our conversion obligation solely in shares of our class A common stock, we will deliver the conversion consideration due in respect of conversion on the third trading day immediately following the relevant conversion date; and

•

if prior to the conversion date for any converted notes our class A common stock has been replaced by reference property (as defined under “—Recapitalizations, Reclassifications and Changes of Our Class A Common Stock” below) consisting solely of cash pursuant to the provisions described under “—Recapitalizations, Reclassifications and Changes of Our Class A Common Stock,” we will deliver the conversion consideration due in respect of conversion on the third trading day immediately following the relevant conversion date.

We will not issue fractional shares of our class A common stock upon conversion of notes. Instead, we will pay cash in lieu of fractional shares based on the daily VWAP of our class A common stock on the relevant conversion date (if we elect to satisfy our conversion obligation solely in shares of our class A common stock) or based on the daily VWAP of our class A common stock on the last trading day of the relevant observation period (in the case of any other settlement method).

Each conversion will be deemed to have been effected as to any notes surrendered for conversion as of the close of business on the conversion date; provided, however, that the person in whose name any shares of our class A common stock shall be deliverable upon such conversion will be treated as the holder of record of such shares as of the close of business on such conversion date (with respect to any notes as to which we have elected to settle solely in shares of our class A common stock) or the last trading day of the relevant observation period (in the case of any other settlement method).

Conversion Rate Adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of our class A common stock and as a result of holding the notes, in any of the transactions described below without having to convert their notes as if they held a number of shares of class A common stock equal to the applicable conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder.

(1) If we exclusively issue shares of our class A common stock as a dividend or distribution on all or substantially all shares of our class A common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or combination, as applicable;

CR1 = the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date;

OS0 = the number of shares of our class A common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1 = the number of shares of our class A common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.

Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, or any share split or share combination of the type described in this clause (1) is announced but the outstanding shares of our class A common stock are not split or combined, the conversion rate shall be immediately readjusted, effective as of the date our board of directors, or a committee thereof, determines not to pay such dividend or distribution, or not to split or combine the outstanding shares of our class A common stock, to the conversion rate that would then be in effect if such dividend or distribution had not been declared or such share split or share combination had not been announced.

(2) If we issue to all or substantially all holders of our class A common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the date of such issuance, to subscribe for or purchase shares of our class A common stock, at a price per share less than the average of the last reported sale prices of our class A common stock for the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

CR1 = CR0 x	OS0 + X
OS0 + Y

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;

CR1 = the conversion rate in effect immediately after the open of business on such ex-dividend date;

OS0 = the number of shares of our class A common stock outstanding immediately prior to the open of business on such ex-dividend date;

X = the total number of shares of our class A common stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of our class A common stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the last reported sale prices of our class A common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of class A common stock are not delivered upon the expiration of such rights, options or warrants, the conversion rate shall be readjusted to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of class A common stock actually delivered. If such rights, options or warrants are not so issued, or if no such rights, options or warrants are exercised prior to their expiration, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

For purposes of this clause (2) and for purposes of the provisions set forth above under “—Conversion Upon Specified Corporate Events—Certain Distributions,” in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the class A common stock at a price per share less than such average of the last reported sale prices of our class A common stock for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of the class A common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors, or a committee thereof.

(3) If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our class A common stock, excluding:

•	dividends, distributions, rights, options or warrants as to which an adjustment was effected pursuant to clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash; and

•	spin-offs as to which the provisions set forth below in this clause (3) shall apply;

then the conversion rate will be increased based on the following formula:

CR1 = CR0 x	SP0
SP0 - FMV

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1 = the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP0 = the average of the last reported sale prices of our class A common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV = the fair market value (as determined by our board of directors, or a committee thereof) of the shares of capital stock, evidences of indebtedness, other assets, or property of ours or rights, options or warrants to acquire our capital stock or other securities distributed with respect to each outstanding share of our class A common stock on the ex-dividend date for such distribution.

If “FMV” (as defined above) is equal to or greater than “SP0” (as defined above) or if the difference between the “FMV” and “SP0” is less than $1.00, in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount of notes it holds, at the same time and upon the same terms as holders of our class A common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received as if such holder owned a number of shares of class A common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our class A common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to our subsidiary or other business unit, and such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the distribution) on a U.S. national securities exchange, or a “spin-off,” the conversion rate will be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0
MP0

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such spin-off;

CR1 = the conversion rate in effect immediately after the open of business on the ex-dividend date for such spin-off;

FMV0 = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our class A common stock applicable to one share of our class A common stock over the first 10 consecutive trading-day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and

MP0 = the average of the last reported sale prices of our class A common stock over the valuation period.

The adjustment to the applicable conversion rate under the preceding paragraph of this clause (3) will be made immediately after the open of business on the day after the last day of the valuation period, but will be given effect as of the open of business on the ex-dividend date for the spin-off. If the ex-dividend date for the spin-off is less than 10 trading days prior to, and including, the end of the observation period in respect of any conversion, references within this clause (3) to 10 trading days shall be deemed replaced, for purposes of calculating the affected daily conversion values in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for the spin-off to, and including, the last trading day of such observation period. For purposes of determining the applicable conversion rate, in respect of any conversion during the 10 trading days commencing on the ex-dividend date for any spinoff, references within the portion of this clause (3) related to “spin-offs” to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, the relevant conversion date.

(4) If any cash dividend or distribution is made to all or substantially all holders of our class A common stock to the extent that the aggregate of all such cash dividends or distributions paid in any quarter exceeds the dividend threshold amount (as defined below) for such quarter, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	SP0
SP0 - C

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

CR1 = the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0 = the last reported sale price of our class A common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution;

DTA = the dividend threshold amount, which shall initially be $0.62 per quarter; and

C = the amount in cash per share that we distribute to holders of our class A common stock in excess of the DTA.

The DTA is subject to adjustment on an inversely proportional basis whenever the conversion rate is adjusted other than adjustments made pursuant to this clause (4). If an adjustment is required to be made as set forth in this clause (4) as a result of a distribution that is not a regular, periodic dividend, the DTA will be deemed to be zero with respect to that particular adjustment. Notwithstanding the foregoing, if at any time dividends are distributed other than on a quarterly basis, the DTA shall be appropriately adjusted and shall apply to such dividends.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above) or if the difference between “C” and “SP0” is less than $1.00, in lieu of the foregoing increase, each holder of a note shall receive, for each

$1,000 principal amount of notes it holds, at the same time and upon the same terms as holders of shares of our class A common stock, the amount of cash that such holder would have received as if such holder owned a number of shares of our class A common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution.

Any increase made under this clause (4) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(5) If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our class A common stock, to the extent that the cash and value of any other consideration included in the payment per share of class A common stock exceeds the last reported sale price of our class A common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), the conversion rate will be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0 = the conversion rate in effect immediately prior to the close of business on the expiration date;

CR1 = the conversion rate in effect immediately after the close of business on the expiration date;

AC = the aggregate value of all cash and any other consideration (as determined by our board of directors, or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

OS0 = the number of shares of our class A common stock outstanding immediately prior to the expiration time of the tender or exchange offer on the expiration date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer);

OS1 = the number of shares of our class A common stock outstanding immediately after the expiration time of the tender or exchange offer on the expiration date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 = the average of the last reported sale prices of our class A common stock over the 10 consecutive trading-day period commencing on the trading day next succeeding the expiration date (the “averaging period”).

The adjustment to the applicable conversion rate under the preceding paragraph of this clause (5) will be given effect at the open of business on the trading day next succeeding the expiration date. If the trading day next succeeding the expiration date is less than 10 trading days prior to, and including, the end of the observation period in respect of any conversion, references within this clause (5) to 10 trading days shall be deemed replaced, solely in respect of such conversion, for purposes of calculating the affected daily conversion values in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date to, and including, the last trading day of such observation period. For purposes of determining the applicable conversion rate in respect of any conversion during the 10 trading days commencing on the trading day next succeeding the expiration date, references within this clause (5) to 10 trading days shall be deemed replaced, solely in respect of such conversion, with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date to, and including, the relevant conversion date.

In addition, and notwithstanding the foregoing, with respect to any notes as to which we have elected to settle solely in shares of our class A common stock, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its notes on or prior to the related record date would be treated as the record holder of shares of our class A common stock as described above under “—Settlement Upon Conversion” as of a date on or after such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our class A common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our class A common stock or any securities convertible into or exchangeable for shares of our class A common stock or the right to purchase shares of our class A common stock or such convertible or exchangeable securities. If, however, the application of the foregoing formulas would result in a decrease in the conversion rate, except to the extent of any readjustment to the conversion rate, no adjustment to the conversion rate will be made (other than as a result of a reverse share split, share combination or readjustment).

To the extent permitted by applicable law, we are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors, or a committee thereof, determines that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our class A common stock or rights to purchase shares of our class A common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

Notwithstanding the above, certain listing standards of the NYSE may limit the amount by which we may increase the conversion rate pursuant to clauses (2) through (5) of this section and as described in the section captioned “—Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change.” These standards generally require us to obtain the approval of our stockholders before entering into certain transactions that potentially result in the issuance of 20% or more of our class A common stock outstanding at the time the notes are issued unless we obtain stockholder approval of issuances in excess of such limitations. In accordance with these listing standards, these restrictions will apply at any time when the notes are outstanding, regardless of whether we then have a class of securities listed on the NYSE. Accordingly, in the event of an increase in the conversion rate above that which would result in the notes, in the aggregate, becoming convertible into shares in excess of such limitations, we will, at our option, either obtain stockholder approval of such issuances or deliver cash in lieu of any shares otherwise deliverable upon conversions in excess of such limitations based on the daily VWAP on each trading day of the relevant observation period in respect of which, in lieu of delivering shares of our class A common stock, we deliver cash pursuant to this paragraph.

A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of class A common stock, be deemed to have received a distribution subject to United States federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the United States federal income tax treatment of an adjustment to the conversion rate, see “Material United States Federal Income Tax Considerations.”

We do not currently have a rights plan in effect. If you convert a note, to the extent that we have a rights plan in effect, you will receive, in addition to any shares of class A common stock received in connection with such conversion, the rights under the rights plan unless the rights have separated from the class A common stock, in which case, and only in such case, the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our class A common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Notwithstanding any of the foregoing, the applicable conversion rate will not be adjusted:

•

on account of stock repurchases that are not tender offers referred to in clause (5) above, including structured or derivative transactions, or transactions pursuant to a stock repurchase program approved by our board of directors, or a committee thereof, or otherwise;

•

upon the issuance of any shares of our class A common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our class A common stock under any plan;

•

upon the issuance of any shares of our class A common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, program or agreement of or assumed by us or any of our subsidiaries;

•

upon the issuance of any shares of our class A common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•	for a change in the par value of the class A common stock;

•	for accrued and unpaid interest, if any; or

•	for an event otherwise requiring an adjustment, as described herein, if such event is not consummated.

Notwithstanding anything to the contrary herein, except on and after the first VWAP trading day of any observation period with respect to a note and on or prior to the last VWAP trading day of such observation period, we will not be required to adjust the conversion rate unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent that has not been made shall be made upon the occurrence of (i) the effective date for any make-whole fundamental change, (ii) the first VWAP trading day of any observation period and (iii) if we elect to satisfy our conversion obligation solely in shares of our class A common stock, upon any conversion of notes. In addition, we shall not account for such deferrals when determining whether any of the conditions to conversion have been satisfied or what number of shares of our class A common stock a holder would have held on a given day had it converted its notes.

Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share.

Recapitalizations, Reclassifications and Changes of Our Class A Common Stock

In the case of:

•

any recapitalization, reclassification or change of our class A common stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination for which an adjustment is made pursuant to (1) above under “—Conversion Rights—Conversion Rate Adjustments”);

•	any consolidation, merger or combination involving us;

•	any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety; or

•	any statutory share exchange,

and, in each case, as a result of which our class A common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at the effective time of the transaction, the right to convert each $1,000 principal amount of notes based on a number of shares of class A common stock equal to the conversion rate will be changed into a right to convert such principal amount of notes based on the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof), which stock, other securities or other property or assets, or the “reference property,” that a holder of a number of shares of class A common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive upon such transaction. However, at and after the effective time of the transaction:

•	we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, as described above under “—Conversion Rights—Settlement Upon Conversion,” and

•

(i) any amount payable in cash upon conversion of the notes as set forth under “—Conversion Rights—Settlement Upon Conversion” will continue to be payable in cash, (ii) any shares of our class A common stock that we would have been required to deliver upon conversion of the notes as set forth under “—Conversion Rights—Settlement Upon Conversion” will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our class A common stock would have received in such transaction and (iii) the daily VWAP will be calculated based on the value of the amount and kind of reference property that a holder of one share of our class A common stock would have received in such transaction;

provided, however, that if the holders receive only cash in such transaction, (i) the consideration due shall be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased by any additional shares as described under “—Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change”), multiplied by the price paid per share of class A common stock in such transaction and (ii) settlement will occur on the third business day immediately following the conversion date.

If the transaction causes our class A common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the amount and type of reference property that a holder of one or more shares would have been entitled to receive in such transaction (and into which the notes will be convertible) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our class A common stock that affirmatively make such an election. We will notify holders of the weighted average as soon as practicable after such determination is made. We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

Adjustments of Prices

Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs or any function thereof over a span of multiple days (including during an observation period), we will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the effective date, ex-dividend date or expiration date of the event occurs, at any time during the period when the last reported sale prices, the daily VWAPs or functions thereof are to be calculated.

Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change

If an event occurs that (i) is a fundamental change (as defined below under “—Fundamental Change Permits Holders to Require Us to Purchase Notes” pursuant to clause (1), (2) or (4) under such definition and determined after giving effect to any exceptions or exclusions to such definition) or (ii) would be a fundamental change, but for the exclusion in subclause (i) of clause (2) of the definition thereof (any such event, a “make-whole fundamental change”), and a holder elects to convert its notes in connection with such make-whole fundamental change, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of class A common stock, or the “additional shares,” as described below. A conversion of notes will be deemed for these purposes to be “in connection with” a make-whole fundamental change if the notice of conversion of the notes is received by the conversion agent from, and including, the effective date of the fundamental change up to, and including, the close of business on the business day immediately prior to the related fundamental change purchase date, or, if such make-whole fundamental change is not also a fundamental change, the 35th business day immediately following the effective date for such make-whole fundamental change.

Notwithstanding anything to the contrary herein, if the consideration paid for our class A common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is comprised entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the settlement amount will be calculated based solely on the “stock price” (as defined below) for the transaction and will be deemed to be an amount equal to the applicable conversion rate (including any adjustment as described in this section), multiplied by such stock price. In such event, the settlement amount will be determined and paid to holders in cash on the third business day following the conversion date. Otherwise, we will settle any conversion of notes following the effective date of a make-whole fundamental change as described above under “—Conversion Rights—Settlement Upon Conversion.”

We will notify holders of the effective date of any make-whole fundamental change and issue a press release announcing such effective date no later than five business days after such effective date.

The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective, or the “effective date,” and the price, or the “stock price,” paid (or deemed paid) per share of our class A common stock in the make-whole fundamental change. If the holders of our class A common stock receive only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the last reported sale prices of our class A common stock over the ten trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise required to be adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner and at the same time as the conversion rate is required to be adjusted as set forth under “—Conversion Rights—Conversion Rate Adjustments.”

The following table sets forth the number of additional shares by which we will increase the conversion rate for a holder that converts its notes in connection with a make-whole fundamental change having the stock price and effective date set forth below:

Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$
May , 2017
May 1, 2018
May 1, 2019
May 1, 2020
May 1, 2021
May 1, 2022

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•

if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•

if the stock price is greater than $         per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate; or

•

if the stock price is less than $         per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate be increased on account of a make-whole fundamental change to exceed                  shares of class A common stock per $1,000 principal amount of notes, subject to adjustment in the same manner as the conversion rate is required to be adjusted as set forth under “—Conversion Rights—Conversion Rate Adjustments.”

Our obligation to satisfy the additional shares requirement could be considered a penalty, in which case the enforceability thereof could be subject to general equity principles including principles of reasonableness and equitable remedies.

Fundamental Change Permits Holders to Require Us to Purchase Notes

If a “fundamental change” (as defined below in this section) occurs at any time, you will have the right, at your option, to require us to purchase for cash any or all of your notes, or any portion thereof such that the principal amount that remains outstanding of each note that is not purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof. The price we are required to pay, or the “fundamental change purchase price,” will be equal to 100% of the principal amount of the notes to be purchased plus accrued and unpaid interest, if any, to but excluding the fundamental change purchase date (unless the fundamental change purchase date is after a record date and on or prior to the interest payment date to which such record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such record date and the fundamental change purchase price will be equal to 100% of the principal amount of the notes to be purchased). The fundamental change purchase date will be a date specified by us that is not less than 20 or more than 35 calendar days following the date of our fundamental change notice as described below. Any notes purchased by us will be paid for in cash.

A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:

(1) the consummation of any transaction (including, without limitation, any merger or consolidation other than those excluded under clause (2) below) the result of which is that any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act) becomes the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;

(2) the consummation of (x) any consolidation or merger between us and another person or (y) any sale or other disposition in one transaction or a series of related transactions of all or substantially all of our assets and those of our subsidiaries taken as a whole to another person (other than any of our subsidiaries), in each case pursuant to which the class A common stock shall be converted into cash, securities or other property, other than a transaction (i) that results in the holders of all classes of our common equity immediately prior to such transaction owning, directly or indirectly, as a result of such transaction, more than 50% of the surviving corporation or transferee or the parent thereof immediately after such event or (ii) effected solely to change our jurisdiction of incorporation or to form a holding company for us and that results in a share exchange or reclassification or similar exchange of the outstanding class A common stock solely into common shares of the surviving entity;

(3) our stockholders approve any plan or proposal for the liquidation or dissolution of us; or

(4) our class A common stock ceases to be listed on the NYSE, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);

provided, however, that in the case of a transaction or event described in clause (1) or (2) above, if at least 90% of the consideration received or to be received by holders of the class A common stock (excluding cash payments for fractional shares) in the transaction or transactions that would otherwise constitute a “fundamental change” consists of shares of common stock or common equity interests that are traded on the NYSE, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or that will be so traded when issued or exchanged in connection with the transaction that would otherwise constitute a fundamental change under clause (1) or (2) of the definition thereof, or “publicly traded securities,” and as a result of such transaction or transactions, such publicly traded securities, excluding cash payments for fractional shares, become reference property for the notes, such event shall not be a fundamental change.

On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting purchase right. Such notice shall state, among other things:

•	the events causing a fundamental change;

•	the date of the fundamental change;

•	the last date on which a holder may exercise the purchase right;

•	the fundamental change purchase price;

•	the fundamental change purchase date;

•	if applicable, the name and address of the paying agent and the conversion agent;

•	if applicable, the applicable conversion rate and any adjustments to the applicable conversion rate;

•

if applicable, that the notes with respect to which a fundamental change purchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change purchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to purchase their notes.

Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

To exercise the fundamental change purchase right, you must deliver, on or before the business day immediately preceding the fundamental change purchase date, the notes to be purchased, duly endorsed for transfer, together with a written purchase notice and the form entitled “Form of Fundamental Change Purchase Notice” on the reverse side of the notes duly completed, to the paying agent if the notes are certificated. If the notes are not in certificated form, you must comply with DTC’s procedures for tendering interests in global notes. Your purchase notice must state:

•	if certificated, the certificate numbers of your notes to be delivered for purchase;

•

the portion of the principal amount of notes to be purchased, which must be such that the principal amount that remains outstanding of each note that is not to be purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof; and

•	that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.

You may withdraw any purchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change purchase date. The notice of withdrawal shall state:

•	the principal amount of the withdrawn notes;

•	if certificated notes have been issued, the certificate numbers of the withdrawn notes, or if not certificated, your notice must comply with appropriate DTC procedures; and

•

the principal amount, if any, of each note that remains subject to the purchase notice, which must be such that the principal amount not to be purchased equals $1,000 or an integral multiple of $1,000 in excess thereof.

We will be required to purchase the notes on the fundamental change purchase date, subject to extensions to comply with applicable law. You will receive payment of the fundamental change purchase price on the later of (i) the fundamental change purchase date or (ii) the time of book-entry transfer or the delivery of the notes.

If the paying agent holds money sufficient to pay the fundamental change purchase price of the notes on the fundamental change purchase date, then:

•	the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and

•	all other rights of the holder will terminate (other than the right to receive the fundamental change purchase price and previously accrued and unpaid interest upon delivery or transfer of the notes).

In connection with any purchase offer pursuant to a fundamental change purchase notice, we will, if required:

•	comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable;

•	file a Schedule TO or any other required schedule under the Exchange Act; and

•	comply with any other U.S. federal or state securities laws applicable to us in connection with such repurchase offer.

If a fundamental change were to occur, we may not have sufficient funds to pay the fundamental change purchase price. No notes may be purchased at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change purchase price with respect to such notes).

The purchase rights of the holders could discourage a potential acquirer of us. The fundamental change purchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to purchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

The definition of fundamental change includes a phrase relating to the sale or other disposition of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to purchase its notes as a result of the sale or other disposition of less than all of our assets may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change purchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See “Risk Factors—Risks Related to the Notes and to this Offering—We may not have the ability to raise funds necessary to settle conversions of the notes or to purchase the notes upon a fundamental change.” If we fail to purchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events or on some specific dates.

Consolidation, Merger or Sale

The indenture will provide that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other person, provided that:

•

we are the continuing person, or the successor person shall be organized and existing under the laws of the United States or a state thereof and shall expressly assume all of our obligations under the notes and the indenture by supplemental indenture satisfactory to the trustee; and

•

immediately after giving effect to such transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and is continuing.

Upon any such consolidation, merger, sale, lease or conveyance, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of ours under, the indenture, and we shall be discharged from our obligations under the notes and the indenture.

Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to purchase the notes of such holder as described above.

Events of Default Under the Indenture

The following are events of default under the indenture with respect to the notes:

•

failure to pay the principal of any note (including the fundamental change purchase price) when due and payable on the maturity date, upon required repurchase, upon declaration of acceleration or otherwise;

•	failure to pay interest when due and such failure continues for 30 days;

•

failure to observe or perform any other covenant contained in the notes or the indenture and such failure continues for 60 days after we receive written notice from the trustee or holders of at least 25% of the aggregate principal amount of the notes;

•

failure by us to comply with our obligation to convert the notes into the amount of cash or the combination of cash and shares of class A common stock, if any, in accordance with the indenture upon exercise of a holder’s conversion right and that failure continues for five business days;

•	failure by us to comply with our obligations under “—Consolidation, Merger or Sale” above;

•

failure by us to issue a notice in accordance with the provisions of “—Fundamental Change Permits Holders to Require Us to Purchase Notes” or “—Conversion Rights—Conversion Upon Specified Corporate Events” above when due;

•

failure by us to pay beyond any applicable grace period, or the acceleration of indebtedness of ours or any of our subsidiaries in an aggregate amount greater than $50.0 million (or its foreign currency equivalent at the time); and

•	certain events of bankruptcy, insolvency or reorganization involving us.

If an event of default with respect to the notes occurs and is continuing, other than an event of default specified in the seventh bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the notes, by notice in writing to us, and to the trustee if notice is given by such holders, may declare the unpaid principal of and accrued interest, if any, due and payable immediately. If an event of default specified in the seventh bullet point above occurs, then all unpaid principal amounts and accrued interest, if any, will immediately become due and payable, without any action by the trustee or any holder of notes. The trustee may withhold notice to the holders of notes of any default or event of default, except a default or event of default relating to the payment of principal or interest or the failure to deliver the consideration due upon conversion, if it determines that withholding such notice is in the holders’ interest.

The holders of a majority in principal amount of the notes may waive any default or event of default with respect to the notes and its consequences, except a continuing default or events of default in the payment of principal or interest on the notes or the failure to deliver the consideration due upon conversion. Any such waiver shall cure such default or event of default.

Notwithstanding the foregoing, the indenture will provide that, to the extent we elect, the sole remedy for an event of default relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our obligations as set forth under “—Reports” below, will, for the first 365 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes at a rate equal to (i) 0.25% per annum of the principal amount of the notes outstanding for each day during the 185-day period on which such event of default is continuing beginning on, and including, the date on which such an event of default first occurs and (ii) 0.50% per annum of the principal amount of the notes outstanding for each day during the 180-day period on which such event of default is continuing beginning on, and including, the 186th day on which such event of default is continuing.

If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 366th day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 366th day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the notes will be immediately subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 365 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of notes, the trustee and the paying agent of such election prior to the beginning of such 365-day period. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

Subject to the terms of the indenture, if an event of default under the indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the notes, unless such holders have offered the trustee indemnity satisfactory to it. The holders of a majority in principal amount of the notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes, provided that:

•	it is not in conflict with any law or the applicable indenture;

•	the trustee may take any other action deemed proper by it which is not inconsistent with such direction; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the notes will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to the notes;

•

the holders of at least 25% in aggregate principal amount of the notes have made written request, and such holders have offered indemnity to the trustee satisfactory to the trustee to institute such proceedings as trustee; and

•

the trustee does not institute such proceeding, and does not receive from the holders of a majority in the aggregate principal amount of the outstanding notes other conflicting directions within 60 days after such notice, request and offer.

These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal or interest thereon or if we fail to deliver the consideration due upon conversion of the notes.

We will periodically file statements with the trustee regarding our compliance with certain of the covenants in the indenture.

Modification and Amendment

We and the trustee may change the indenture without the consent of any holders of the notes with respect to the following matters:

•	to cure any ambiguity, defect or inconsistency under the indenture or the notes;

•	to evidence the succession of another person as obligor under the indenture as set forth under “—Consolidation, Merger or Sale” above;

•	to add to our covenants, restrictions, conditions or provisions for the benefit of the holders of all or any outstanding notes;

•	to add any additional events of default for the benefit of the holders of all or any outstanding notes;

•	to change anything that does not materially adversely affect the interests of any holder of notes;

•	to evidence and provide for the acceptance of appointment of a successor trustee;

•	to comply with the rules of any applicable depositary;

•	to comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

•

to conform the text of the indenture or the notes to the “Description of the Notes” section of this prospectus supplement and the “Description of Debt Securities” section of the accompanying prospectus.

In addition, under the indenture, the rights of holders of the notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes, voting together as a single class. However, we can make the following changes only with the consent of each holder of any outstanding notes affected:

•	extending the fixed maturity of the notes;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest of any notes;

•	changing any of our obligations to pay additional amounts;

•	reducing the amount of principal payable upon acceleration of the maturity of the notes;

•	changing currency in which any note or any interest thereon is payable;

•	impairing the right to enforce any payment on or with respect to any note;

•	making any change that impairs or adversely affects the conversion rights of any notes;

•

reducing the fundamental change purchase price of any note or amend or modify in any manner adverse to the rights of the holders of the notes our obligation to pay the fundamental change purchase price, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

•	making any change to the rank or seniority of the notes in a manner adverse to the holders;

•

reducing the percentage in principal amount of outstanding notes, the consent of whose holders is required for modification or amendment of the indenture or notes or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•	reducing the requirements contained in the indenture for quorum or voting; or

•	modifying any of the above provisions.

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to send to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at the maturity date, any fundamental change purchase date, upon conversion or otherwise, cash or cash and shares of class A common stock, if any (solely to satisfy outstanding conversions, if applicable), sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

The provisions set forth under “Description of Debt Securities—Satisfaction and Discharge” and—Defeasance” in the accompanying prospectus will not apply with respect to the notes.

Calculations in Respect of Notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the last reported sale prices of our class A common stock, accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Reports

The indenture will require us to file with the trustee, within 15 days after we are required to file the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and to otherwise comply with Section 314(a) of the Trust Indenture Act. Any such report, information or document that we file with the SEC through the EDGAR system (or any successor thereto) will be deemed to be delivered to the trustee for the purposes of this covenant at the time of such filing through the EDGAR system (or such successor thereto).

Delivery of any such reports, information and documents to the trustee shall be for informational purposes only, and the trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants hereunder.

Trustee

The Bank of New York Mellon Trust Company, N.A. will be the trustee, security registrar, paying agent and conversion agent. The Bank of New York Mellon Trust Company, N.A., in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

Governing Law

The indenture will provide that it and the notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

Book-Entry, Settlement and Clearance

The Global Notes

The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons, or the “global notes.” Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC, which will serve as the initial securities depositary, and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC, or “DTC participants,” or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

•

ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, fully-registered certificated form except in the limited circumstances described below. We may not issue the notes in bearer form.

Book-Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State banking law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•

will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

Notwithstanding anything to the contrary under “Book-Entry Issuance” in the accompanying prospectus, notes in physical, fully-registered certificated form will be issued and delivered to each person that the depositary identifies as a beneficial owner of the related notes only if:

•

the depositary notifies us that it is unwilling, unable or no longer permitted under applicable law to continue as depositary for that global note and we do not appoint another institution to act as depositary within 90 days;

•

we notify the trustee that we wish to terminate that global note (or reduce the principal amount of that global note) and the beneficial owners of the majority of the principal amount of that global note (or of the majority of the principal amount of that global note to be reduced) consent to such termination; or

•

an event of default has occurred with regard to the notes represented by the relevant global note, such event of default has not been cured or waived and a beneficial owner of the global note requests that its notes be issued in physical, certificated form.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material United States federal income tax considerations of the purchase, ownership and disposition of the notes offered pursuant to this prospectus supplement. Except where noted, this summary deals only with notes held as capital assets and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, regulated investment companies, tax-exempt entities, insurance companies, persons holding notes as a part of an integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings, persons liable for alternative minimum tax, investors in pass-through entities or United States holders, as defined below, of notes whose “functional currency” is not the United States dollar. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in United States federal income tax consequences different from those discussed below.

This summary does not represent a detailed description of the United States federal income tax consequences of the purchase, ownership and disposition of the notes in light of any holder’s particular circumstances and does not address the effects of the 3.8% tax on net investment income, alternative minimum tax, gift tax or state, local or non-United States tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of notes.

Holders should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as consequences arising under the laws of any other taxing jurisdiction.

Ownership and Disposition of Shares of Our Class A Common Stock

For a discussion of the United States federal income tax consequences of the ownership and disposition of shares of our class A common stock acquired as the result of a conversion of a note, including the treatment of distributions made on shares of our class A common stock, see “Material United States Federal Income Tax Considerations” in the accompanying prospectus.

Taxation of United States Holders of the Notes

United States Holder. As used in the remainder of this discussion, the term “United States holder” means a beneficial owner of a note that is for United States federal income tax purposes:

•	a citizen or resident of the United States;

•

a corporation (or an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (a) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable United States Treasury Regulations to be treated as a United States person.

If a partnership (or an entity treated as a partnership for United States federal income tax purposes) holds a note, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding a note should consult its tax advisors. A “non-United States holder” is a beneficial owner a note that is neither a United States holder nor a partnership (or an entity treated as a partnership for United States federal income tax purposes).

Payments of Interest

Interest on a note will generally be taxable as ordinary income at the time it is paid or accrued in accordance with the holder’s usual method of accounting for tax purposes.

Sale, Exchange, Retirement or other Taxable Disposition of Notes

Except as provided below under “—Conversion of Notes into our Class A Common Stock, Cash or a Combination Thereof,” upon any taxable sale or other disposition of a note (including a repurchase by us of the notes if we undergo a “fundamental change”), a United States holder will recognize gain or loss for federal income tax purposes on the disposition of the note in an amount equal to the difference between:

•	the amount of cash and the fair market value of any property received on such disposition (less accrued interest, which will be taxable as such); and

•	the United States holder’s adjusted basis in such note for tax purposes.

A United States holder’s adjusted tax basis in a note generally will be equal to the price that such United States holder paid for such note. Gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if the holder’s holding period for the note is more than one year. Long-term capital gains of non-corporate United States holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Conversion of Notes into our Class A Common Stock, Cash or a Combination Thereof

If a United States holder receives solely cash in exchange for its notes upon conversion, its gain or loss will be treated in the same manner as if such United States holder disposed of the notes in a taxable disposition (as described above under “—Sale, Exchange, Retirement or other Taxable Disposition of Notes”).

If a United States holder receives solely class A common stock (and cash in lieu of a fractional share of common stock) in exchange for its notes upon conversion, the exchange will not be a taxable event, except that the receipt of cash in lieu of a fractional share of common stock will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share and the United States holder’s tax basis in the fractional share), and except that the fair market value of common stock received with respect to accrued interest will be taxed as a payment of interest (as described above). A United States holder’s tax basis in the common stock received upon a conversion of a note (other than common stock received with respect to accrued interest, but including any basis allocable to a fractional share) will equal the tax basis of the note that was converted. A United States holder’s tax basis in the common stock received with respect to accrued interest will equal the fair market value of the stock received. A United States holder’s tax basis in a fractional share will be determined by allocating the holder’s tax basis in the common stock between the common stock received upon conversion and the fractional share, in accordance with their respective fair market values.

If a combination of cash and class A common stock is received by a United States holder upon conversion of its notes, we intend to take the position that the notes will qualify as “securities” and the conversion will be treated as a recapitalization for United States federal income tax purposes and, accordingly, capital gain, but not loss, will be recognized equal to the excess, if any, of the fair market value of the class A common stock and cash received (other than amounts attributable to accrued interest, which will be treated as such) over such United States holder’s adjusted tax basis in the note, but generally the gain recognized would not exceed the amount of cash received (less any cash attributable to accrued interest and any cash attributable to a fractional share).

The tax basis of the shares of our class A common stock received upon the conversion of a note (other than class A common stock attributable to accrued interest, the tax basis of which will equal its fair market value, but including any fractional share deemed received) will equal the adjusted tax basis of such note, reduced by the amount of any cash received (other than cash received in lieu of a fractional share or cash attributable to accrued interest), and increased by the amount of gain, if any, recognized (other than with respect to a fractional share). A United States holder’s holding period for shares of our class A common stock will include the period during which such United States holder held the notes, except that the holding period of any class A common stock received with respect to accrued interest will commence on the day after the date of receipt.

The receipt of cash in lieu of a fractional share will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share and the holder’s tax basis in the fractional share). A United States holder’s tax basis in a fractional share will be determined by allocating such United States holder’s tax basis in the class A common stock received (including the fractional share deemed received) between the class A common stock actually received upon conversion and the fractional share, in accordance with their respective fair market values. Any gain or loss recognized by a United States holder upon conversion of a note will be treated in the same manner as if the United States holder disposed of the notes in a taxable disposition (as described above under “—Sale, Exchange, Retirement or other Taxable Disposition of Notes).

United States holders should be aware that, alternatively, the exchange of a note for a combination of cash and class A common stock may be treated as a retirement of a portion of the note and a conversion of the remaining portion of the note. United States holders would generally be required to recognize gain or loss on the partial retirement of a note in the same manner as described above under “—Sale, Exchange, Retirement or other Taxable Disposition of Notes” but would generally not be required to recognize gain or loss on the portion treated as having been converted into class A common stock (other than with respect to any such class A common stock attributable to accrued interest, which would be treated as such). Although the law on this point is not entirely clear, a United States holder’s tax basis in the note should be allocated pro rata between the class A common stock received (including any fractional share deemed received) and the portion of the note that is treated as redeemed for cash. The holding period for the class A common stock received in the conversion would include the holding period for the note, except that the holding period of any common stock received with respect to accrued interest would commence on the day after the date of receipt. United States holders should consult their own tax advisors regarding the tax treatment of the receipt of cash and stock in exchange for notes upon conversion and the ownership of our class A common stock.

Constructive Distributions

As described in “Description of the Notes—Conversion Rights—Conversion Rate Adjustments,” the conversion rate is subject to adjustment under certain circumstances. A holder of notes may, in certain circumstances, be deemed to have received a distribution of or with respect to shares of our class A common stock if and to the extent that the conversion rate is adjusted. However, adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the notes will generally not be deemed to result in a constructive distribution. Certain of the possible adjustments provided in the notes may not qualify as being made pursuant to a bona fide reasonable adjustment formula. For example, a constructive distribution could result if the conversion rate were adjusted to compensate holders of notes for distributions of cash to class A common stockholders. The adjustment to the conversion rate of notes exchanged in connection with a make-whole adjustment event, as described in “Description of the Notes—Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change,” may also be treated as a constructive distribution. If such adjustments are made, a United States holder may be deemed to have received constructive distributions includible in its income in the manner described in “Material United States Federal Income Tax Considerations—Taxation of United States Holders of Our Class A Common Stock—Distributions Generally” in the accompanying prospectus even though the United States holder has not received any cash or property as a result of such adjustments. In addition, in certain circumstances, the failure to provide for an adjustment to the conversion rate may also result in a constructive distribution to United States holders.

Information Reporting and Backup Withholding

In general, information-reporting requirements will apply to payments of interest and constructive distributions on and payments of the proceeds of the sale of a note held by a United States holder, unless an exception applies. The payor is required to withhold tax on such payments if (i) the payee fails to furnish a taxpayer identification number, or “TIN,” to the payor or to establish an exemption from backup withholding, or (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect. In addition, a payor of interest on a note is required to withhold tax if (i) there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Internal Revenue Code, or (ii) there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Internal Revenue Code. A United States holder that does not provide the applicable paying agent a correct taxpayer identification number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of any constructive distributions to any United States holders who fail to certify their United States status to the applicable payment agent. Some United States holders, including corporations, may be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a United States holder will be allowed as a credit against the holder’s United States federal income tax and may entitle the holder to a refund, provided that the required information is furnished to the IRS. The payor will be required to furnish annually to the IRS and to holders of the notes information relating to the amount of interest paid on the notes, and that information reporting may also apply to payments of proceeds from the sale of a note. Some holders, including corporations, financial institutions and certain tax-exempt organizations, are generally not subject to information reporting.

Taxation of Non-United States Holders of the Notes

The following is a summary of the United States federal tax consequences that will apply to non-United States holder of the notes.

Payments of Interest

Subject to the discussion of backup withholding and FATCA below, United States federal withholding tax will not apply to any payment to a non-United States holder of interest on a note under the “portfolio interest rule” provided that:

•	interest paid on the note is not effectively connected with the non-United States holder’s conduct of a trade or business in the United States;

•

the non-United States holder does not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Internal Revenue Code and applicable Treasury regulations;

•	the non-United States holder is not a controlled foreign corporation that is related to us through stock ownership;

•	the non-United States holder is not a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the Internal Revenue Code; and

•

either (a) the non-United States holder provides its name and address on an IRS Form W-8BEN or W-8BEN-E (or other applicable form), and certifies, under penalties of perjury, that it is not a United States person as defined under the Internal Revenue Code or (b) the non-United States holder holds its notes through certain foreign intermediaries and satisfies the certification requirements of applicable Treasury regulations. Special certification rules apply to non-United States holders that are partnerships or other pass-through entities rather than corporations or individuals.

If the non-United States holder cannot satisfy the requirements described above, payments of interest made to it will be subject to a 30% United States federal withholding tax, unless it provides the applicable paying agent with a properly executed:

•	IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•

IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-United States holder’s conduct of a trade or business in the United States.

If a non-United States holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with its conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment (or fixed base), then the non-United States holder will be subject to United States federal income tax on that interest on a net income basis (although it will be exempt from the 30% United States federal withholding tax, provided the certification requirements discussed above are satisfied) in the same manner as if the non-United States holder were a United States person as defined under the Internal Revenue Code. In addition, if the non-United States holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Constructive Distributions

As described under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments,” the conversion rate of the notes will be adjusted in certain circumstances. As described above under “—Taxation of United States Holders of the Notes—Constructive Distributions,” any such adjustment (or certain failures to adjust) could, in certain circumstances, give rise to a constructive distribution to holders of the notes. Any such constructive distribution will be treated in the same manner as an actual distribution with respect to our class A common stock (as described under “Material United States Federal Income Tax Considerations—Taxation of Non-United States Holders of Our Class A Common Stock—Distributions” in the accompanying prospectus) for purposes of United States federal income taxes and withholding taxes. If we pay withholding taxes on behalf of a non-United States holder as a result of a constructive distribution upon an adjustment (or the failure to make an adjustment) to the conversion rate of the notes, under the indenture we may, at our option, withhold from cash payments of interest on the notes or withhold from cash or shares of our class A common stock otherwise deliverable to a holder upon conversion of notes or a retirement or repurchase of notes. Prospective investors are urged to consult their tax advisors with respect to the United States federal income tax and withholding tax consequences resulting from an adjustment to the conversion rate of the notes.

Sale, Exchange, Retirement, Conversion or Other Taxable Disposition of Notes

A non-United States holder may recognize gain on the sale, exchange, retirement or other taxable disposition of a note as well as upon the conversion of a note into cash or into a combination of cash and class A common stock. Nevertheless, subject to the discussion of backup withholding and FATCA below, such gain generally will not be subject to United States federal income tax unless:

•

that gain is effectively connected with such non-United States holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base in the United States);

•	the non-United States holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	the disposition is subject to tax because the note is treated as a “United States real property interest” under the rules of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”).

If a non-United States holder is described in the first bullet point above, such non-United States holder will be subject to tax on the net gain derived from the sale, exchange, retirement, conversion or other taxable disposition under regular graduated United States federal income tax rates. If a non-United States holder is an individual described in the second bullet point above, the non-United States holder will be subject to a flat 30% tax (or lower applicable income tax treaty rate) on the gain derived from the sale, exchange, retirement, conversion or other taxable disposition, which may be offset by United States source capital losses, even though the non-United States holder is not considered a resident of the United States. If a non-United States holder is a foreign corporation that falls under the first bullet point above, it may also be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

Any class A common stock received by a non-United States holder on the sale, exchange, retirement, conversion or other taxable disposition of a note which is attributable to accrued interest will be subject to United States federal income tax in accordance with the rules for taxation of interest described above under “—Payments of Interest.”

As described under “Material United States Federal Income Tax Considerations—Taxation of Non-United States Holders of our Class A Common Stock—Sale of our Class A Common Stock” in the accompanying prospectus, our class A common stock will not constitute a United States real property interest under the FIRPTA rules if we either are not a United States real property holding corporation or we are a domestically-controlled REIT. If our class A common stock is not a United States real property interest, a note will also not be a United States real property interest. We do not expect to be a United States real property holding corporation, although we cannot guarantee that we will not become one at a later date. Moreover, because our stock is publicly traded, no assurance can be given that we are or will be a domestically-controlled REIT.

Moreover, even if we are a United States real property holding corporation and not a domestically-controlled REIT, so long as our class A common stock continues to be regularly traded on an established securities market in the United States, a note will not be a United States real property interest and a non-United States holder will not be subject to United States federal income tax on the disposition of notes (i) if the notes are considered to be regularly traded on an established securities market and the non-United States holder has not held (at any time during the shorter of the five year period preceding the date of disposition or its holding period) more than 5% (actually or constructively) of the notes outstanding or (ii) if the notes are not considered to be regularly traded on an established securities market and on the date the non-United States holder’s notes were acquired they had a fair market value less than or equal to 5% of the fair market value of Class A common stock outstanding.

If a non-United States holder exceeds the limits described in the above paragraph (and we are a United States real property holding corporation and not a domestically-controlled REIT), such non-United States holder would be subject to United States federal income tax at the regular graduated rates generally applicable to United States holders on gain, if any, recognized in connection with its disposition of notes. If a non-United States holder is subject to the tax described in the preceding sentence, it will be required to file a United States federal income tax return with the IRS.

In addition, if the notes are not considered to be regularly traded on an established securities market (and we are a United States real property holding corporation and not a domestically-controlled REIT), a non-United States holder will be subject to withholding upon a disposition of the notes if on the date acquired by such non-United States holder, the notes had a fair market value greater than 5% of the fair market value of our class A common stock outstanding.

To the extent that any cash or shares of our class A common stock received upon the conversion of the notes by a non-United States holder is subject to United States federal withholding tax and is not sufficient to comply with our United States federal withholding obligations, we may withhold from any amounts owed to such non-United States holder, including, but not limited to, any actual cash dividends or distributions subsequently made with respect to such class A common stock.

Information Reporting and Backup Withholding

Generally, information reporting will apply to payments of interest and constructive distributions on the notes, and backup withholding described above for a United States holder will apply, unless the payee certifies that it is not a United States person or otherwise establishes an exemption. Copies of the information returns reporting such payments and any withholding may also be made available to the tax authorities in which a non-United States holder resides under the provisions of an applicable tax treaty.

The payment of the proceeds from the disposition of notes to or through the United States office of a United States or foreign broker, or through certain United States-related financial intermediaries, will be subject to information reporting and backup withholding as described above for United States holders unless the non-United States holder satisfies the requirements necessary to be an exempt non-United States holder or otherwise qualifies for an exemption. The proceeds of a disposition by a non-United States holder of notes to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-United States holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Internal Revenue Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any interest income paid on the notes (or any dividends on our class A common stock into which the notes may be converted) and, for a disposition of a note (or shares of our class A common stock into which the notes may be converted) occurring after December 31, 2018, the gross proceeds from such disposition, in each case paid to (i) a “foreign financial institution” (as specifically defined in the Internal Revenue Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Internal Revenue Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Taxation of Non-United States Holders of the Notes—Payments of Interest,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisor regarding these rules and whether they may be relevant to your ownership and disposition of notes (or shares of our class A common stock into which the notes may be converted).

UNDERWRITING

Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and J.P. Morgan Securities LLC are acting as joint book-running managers of this offering and Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated as of the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter’s name.

Underwriter	Principal Amount of Notes
Citigroup Global Markets Inc.	$
Morgan Stanley & Co. LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Barclays Capital Inc.
J.P. Morgan Securities LLC

Total		$250,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes (other than those covered by the underwriters’ option to purchase additional notes described below) if they purchase any of the notes.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. Any notes sold by the underwriter to securities dealers may be sold at a discount from the initial public offering price set forth on the cover of this prospectus supplement. Any such securities dealers may resell any notes purchased from the underwriter to certain other brokers or dealers at a discount from the initial public offering price set forth on the cover of this prospectus supplement. The offering of the notes by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to $37,500,000 additional aggregate principal amount of notes at the public offering price less the discount solely to cover over-allotments, if any. To the extent the option is exercised, each underwriter must purchase an additional aggregate principal amount of notes approximately proportionate to that underwriter’s initial purchase commitment. Any notes issued or sold under the option will be issued and sold on the same terms and conditions as the other notes that are the subject of this offering.

We have agreed that, for a period of 45 days after the date of this prospectus supplement, we will not, without the prior written consent of the representatives, dispose of or hedge any shares of our class A common stock or any securities convertible into or exchangeable for our class A common stock, subject to certain exceptions, including the issuance and sale of shares of class A common stock pursuant to an at-the-market program.

Each of our executive officers and directors, Blackstone Treasury Holdings III L.L.C., or “Holdings III,” and our Manager have agreed that, for a period of 45 days from the date of this prospectus supplement, they will not dispose of or hedge any shares of our class A common stock or any securities convertible into or exchangeable for our class A common stock, subject to certain exceptions.

The representatives may, in their sole discretion, release any of the securities subject to these lock-up agreements at any time without notice. There are no present agreements among the representatives, Holdings III, any of our executive officers or directors, our Manager or us to release any of them or us from these lock-up agreements. However, we cannot predict the circumstances or timing under which these restrictions may be waived.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes). These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional notes.

	No Exercise		Full Exercise
Per note		%		%

We estimate that our total expenses for this offering will be approximately $375,000.

We have agreed to reimburse the underwriters for certain expenses relating to FINRA in an amount up to $10,000.

In compliance with the guidelines of FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus supplement.

The notes are a new issue of securities with no established trading market. We have been advised by the representatives of the underwriters that certain underwriters currently intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

In connection with the offering, the underwriters may purchase and sell notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the underwriters’ option to purchase additional notes, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of notes than they are required to purchase in the offering.

•	“Covered” short sales are sales of notes in an amount up to the number of notes represented by the underwriters’ option to purchase additional notes.

•	“Naked” short sales are sales of notes in an amount in excess of the number of notes represented by the underwriters’ option to purchase additional notes.

•

Covering transactions involve purchases of notes either pursuant to the underwriters’ option to purchase additional notes or in the open market after the distribution has been completed in order to cover short positions.

•

To close a naked short position, the underwriters must purchase notes in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

•

To close a covered short position, the underwriters must purchase notes in the open market after the distribution has been completed or must exercise their option to purchase additional notes. In determining the source of notes to close the covered short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase notes by exercising their option to purchase additional notes.

•	Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

In connection with this offering, the underwriters (or their affiliates) may, for their own accounts, enter into asset swaps, credit derivatives or other derivative transactions relating to the notes and/or the shares issuable upon conversion of the notes at the same time as the offer and sale of the notes or in secondary market transactions. Such transactions may be entered into with the company’s affiliates. As a result of such transactions, the underwriters may hold long or short positions in such notes or derivatives or in the shares issuable upon conversion of the notes. These transactions may comprise a substantial portion of the offering and no disclosure will be made of any such positions. In addition, the underwriters (or their affiliates) may have purchased notes and been allocated the notes for asset management and/or proprietary purposes and not with a view to distribution.

Conflicts of Interest

Certain of the underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us and/or our affiliates, from time to time, for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us and/or our affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and/or short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments.

Certain of our special-purpose wholly-owned subsidiaries have entered into repurchase agreements with affiliates of certain of the underwriters, including: (i) a master repurchase agreement with Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, that provides for advances of up to $750.0 million in the aggregate; (ii) a master repurchase agreement with Citibank N.A., an affiliate of Citigroup Global Markets Inc., that provides for advances of up to $500.0 million plus an additional €250.0 million; (iii) a master repurchase agreement with JPMorgan Chase Bank, National Association, an affiliate of J.P. Morgan Securities LLC, that provides for advances of up to $500.0 million in the aggregate; and (iv) a master repurchase agreement with Morgan Stanley Bank, N.A., an affiliate of Morgan Stanley & Co. LLC, that provides for advances of up to £500.0 million in the aggregate. We are also party to a full recourse secured revolving credit agreement with Barclays Bank PLC, an affiliate of Barclays Capital Inc., that, as amended, provides for advances of up to $250.0 million in the aggregate. In addition, we have from time to time purchased loans and other investments from affiliates of certain underwriters and we may purchase loans or other investments from affiliates of the underwriters in the future. We and our Manager are also party to equity distribution agreements with certain sales agents, including Citigroup Global Markets Inc., to issue and sell shares of our class A common stock from time to time having an aggregate offering price of up to $200.0 million (of which approximately $188.6 million remains available as of the date of this prospectus supplement). Each sales agent is entitled to compensation with respect to any shares of class A common stock sold through it pursuant to the terms of the applicable equity distribution agreement, as amended.

We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

Sales Outside the United States

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the notes, or the possession, circulation or distribution of this prospectus supplement or any other material relating to us or the notes in any jurisdiction where action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering material or advertisements in connection with the notes may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Each of the underwriters may arrange to sell the notes offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

Notice to Prospective Investors in the United Kingdom

This document is only being distributed to, and is only directed at (i) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), (ii) persons falling within Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Order; or (iii) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of the notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Hong Kong

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement and the accompanying prospectus, you should obtain independent professional advice. Neither the notes nor the issue of this prospectus supplement and the accompanying prospectus has been authorized by the securities and futures commission in Hong Kong pursuant to the Securities and Futures Ordinance (Cap. 571, Law of Hong Kong). The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer or invitation to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

Registration pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan, as amended (the “FIEA”), has not been and will not be made with respect to the solicitation of an offer to purchase notes on the ground that the solicitation qualifies as a “solicitation for a small number of investors” (as defined in Article 23-13, Paragraph 4 of the FIEA), and the notes are “securities” as defined in Article 2, Paragraph 2, Item 6 of the FIEA and being offered in accordance with Article 2, Paragraph 3, Item 3 of the FIEA where the notes are to be acquired by 499 or fewer investors. Prospective investors should be aware that Blackstone Mortgage Trust, Inc. has not been and will not be registered under the fiea as “type 2 financial instrument trader” (dainishu kinyushohin torihiki gyo) nor “investment management business” (toshi unyo gyo), and no transfer of notes shall be permitted in any manner whatsoever if such transfer requires the issuer to be registered as “type 2 financial instrument trader” (dainishu kinyushohin torihiki gyo) and/or “investment management business” (toshi unyo gyo) under the FIEA. In the event that the issuer chooses to rely on the exemption from registration requirement for “type 2 financial instrument trader” (dainishu kinyushohin torihiki gyo) as provided for in Article 63, Paragraph 1, Item 1 of the FIEA with respect to the offering and sale of the notes, the investor acknowledges and agrees that: (i) no notes shall be sold to or held by any resident in Japan (including those who have been solicited in Japan to subscribe for the notes) unless at least one “qualified institutional investor,” as defined in Article 2, Paragraph 3, Item 1 of the FIEA and Article 10 of the Cabinet Office Ordinance on Definitions under Article 2 of the FIEA (the “QII”), purchases and holds a note; (ii) the investors who are not QIIs in Japan (including those who have been solicited in Japan to subscribe for the notes) that purchase or hold notes shall be persons set forth in Article 17-12, Paragraph 1 of the Order for Enforcement of the Financial Instruments and Exchange Act (“Eligible Non-QIIs”) and the number of Eligible Non-QIIs shall not exceed 49 during any given six months period (subject to the Rules of Integration as provided for under the FIEA); (iii) no notes shall be sold to or held by any person falling under Article 63, Paragraph 1, Item 1, Sub-items (i) to (iii) of the FIEA (any such person being referred to as an “unqualified investor”); (iv) the investor does not and will not make the issuer fall within the prohibited categories under Article 234-2 of the Cabinet Office Ordinance on Financial Instruments Business; (v) if the investor is a QII, it agrees not to transfer the notes if (a) the transferee is not a QII or (b) the transferee is an unqualified investor; and (vi) if the investor is an Eligible Non-QIIs, it can transfer the notes only in a single block transaction to a single transferee who is either a QII or an Eligible Non-QIIs and is not an unqualified investor, and all of the investor’s notes must be transferred to the transferee in such transaction. Furthermore, in the event that the issuer chooses to rely on the exemption from registration requirement for “investment management business” (toshi unyo gyo), no notes shall be sold in Japan or held by Japanese investors, unless either (a): (i) all of the Japanese investors in the notes who are “direct investors” (as defined in Article 16, Paragraph 1, Item 13 of the Cabinet Office Ordinance on Definitions under Article 2 of the FIEA) are (x) QIIS or (y) those who have filed the notification form for special business activities for qualified institutional investors in respect of “investment management business” (as defined in Article 63, Paragraph 1, Item 2 of the FIEA) in accordance with Article 63, Paragraph 2 of the FIEA (the “Article 63 Notification”); (ii) all of the Japanese investors in the notes who are “indirect investors” (as defined in Article 16, Paragraph 1, Item 13 of the Cabinet Office Ordinance on Definitions under Article 2 of the FIEA), if any, are QIIs; (iii) the number of Japanese investors (including “indirect investors”) in the notes is not more than 9; and (iv) the aggregate amount of investment in the notes made by the “direct investors” is not more than one-third (1/3) of the aggregate amount of the investment made by all investors in the notes, or (b): (i) at least one QII holds, at any given time, a note; (ii) the investors who are not QIIs in Japan holding the notes, if any, shall be eligible non-QIIs and the number of Eligible Non-QIIs does not exceed 49 during any given time; (iii) no notes are sold to or held by unqualified investors; (iv) the investor does not and will not make the issuer fall within the prohibited categories under Article 234-2 of the Cabinet Office Ordinance on Financial Instruments Business; and (v) the issuer has filed the Article 63 Notification prior to the commencement of the management of the assets of the issuer.

Notice to Prospective Investors in Singapore

The offer or invitation of the notes, which is the subject of this prospectus supplement, does not relate to a collective investment scheme which is authorised under section 286 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) or recognised under section 287 of the SFA. Blackstone Mortgage Trust, Inc. is not authorised or recognised by the Monetary Authority of Singapore (the “MAS”) and the notes are not allowed to be offered to the retail public. This prospectus supplement and the accompanying prospectus and any other document or material issued in connection with the offer or sale is not a prospectus as defined in the SFA.

Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply. You should consider carefully whether the investment is suitable for you. This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the MAS. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of notes may not be circulated or distributed, nor may notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under section 304 of the SFA, (ii) to a relevant person pursuant to section 305(1) of the SFA, or any person pursuant to section 305(2) of the SFA, and in accordance with the conditions specified in section 305 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Notice to Prospective Investors in Taiwan

The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

LEGAL MATTERS

The issuance of the notes offered hereby and the validity of the shares of our class A common stock issuable upon conversion of the notes will be passed upon for us by Venable LLP, Baltimore, Maryland. Certain other legal matters in connection with the offering of the notes will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. An investment vehicle comprised of several partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others own interest representing less than 1% of the capital commitments of funds affiliated with Blackstone. Certain legal matters related to this offering will be passed upon for the underwriters by Paul Hastings LLP, New York, New York. Martin L. Edelman, who serves as one of our directors, is Of Counsel to Paul Hastings LLP. Paul Hastings LLP has from time to time represented us in connection with other matters.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus supplement by reference from Blackstone Mortgage Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of Blackstone Mortgage Trust’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information concerning issuers that file electronically with the SEC, including us. Our class A common stock is listed and traded on the NYSE. We also maintain an internet site at www.blackstonemortgagetrust.com that contains information concerning us. The information contained on our website is not part of, or incorporated by reference into, this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omit some of the information contained in the registration statement. We have also filed exhibits to the registration statement which are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the registration statement, including the exhibits, as described in the previous paragraph.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SEC rules allow us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our annual report on Form 10-K for the year ended December 31, 2016;

•	our quarterly report on Form 10-Q for the period ended March 31, 2017;

•

our definitive proxy statement on Schedule 14A filed with the SEC on April 21, 2017 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2016); and

•

the description of our class A common stock in our Registration Statement on Form 8-A/A filed with the SEC on May 6, 2013, including all other amendments and reports filed for the purpose of updating such description.

All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering are deemed incorporated by reference into this prospectus supplement and a part hereof from the date of filing of those documents, and will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein and therein. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of our current reports on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus supplement and the accompanying prospectus. Any statement contained in any document incorporated by reference shall be deemed to be amended, modified or superseded for the purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or a later document that is or is considered to be incorporated by reference herein amends, modifies or supersedes such statement. Any statements so amended, modified or superseded shall not be deemed to constitute a part of this prospectus supplement and the accompanying prospectus, except as so amended, modified or superseded.

We will provide without charge to each person to whom this prospectus supplement and the accompanying prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus. Requests for such documents should be directed to:

Blackstone Mortgage Trust, Inc.

345 Park Avenue, 42nd Floor

New York, New York 10154

Attention: Investor Relations

Telephone: (212) 655-0220

PROSPECTUS

Blackstone Mortgage Trust, Inc.

Class A Common Stock, Preferred Stock, Depositary Shares, Debt

Securities, Warrants, Subscription Rights, Purchase Contracts and Units

We and any selling security holders may from time to time offer and sell, in one or more series or classes, separately or together, the following securities:

•	class A common stock;

•	preferred stock;

•	depositary shares;

•	debt securities;

•	warrants;

•	subscription rights;

•	purchase contracts; and

•	units.

We will offer our securities in amounts, at prices and on terms to be determined at the time we offer those securities. We will provide the specific terms of these securities in supplements to this prospectus when we offer these securities.

We are organized and conduct our operations so as to qualify as a real estate investment trust, or “REIT,” for federal income tax purposes. The specific terms of the securities may include limitations on actual, beneficial or constructive ownership and restrictions on transfer of the securities that may be appropriate to, among other purposes, preserve our status as a REIT.

The securities may be offered on a delayed or continuous basis directly by us and/or selling securityholders, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

Our class A common stock is listed for trading on the New York Stock Exchange, or “NYSE,” under the symbol “BXMT”. On July 28, 2016, the last reported sale price of our class A common stock on the NYSE was $28.95 per share.

Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 3.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 29, 2016.

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. We have not authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus or the documents incorporated by reference herein or therein is accurate only as of the respective dates of such documents or on the date or dates which are specified in such documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

This prospectus is part of an automatic “shelf” registration statement that we filed with the Securities and Exchange Commission, or “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the “Securities Act,” utilizing a “shelf” registration process. By using this shelf registration process, we and/or any selling securityholders may sell any of our class A common stock, preferred stock, debt securities, depositary shares, subscription rights, units and warrants to purchase debt or equity securities described in this prospectus, from time to time in one or more offerings. This prospectus only provides you with a general description of the securities we may offer and such description is not meant to be a complete description of each security. Each time we or any selling securityholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the securities being offered and information regarding the selling securityholders, if any. The prospectus supplement or a free writing prospectus may also add to, update or change information contained in this prospectus. If there is any inconsistency between information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement or free writing prospectus, together with additional information described under the heading “Where You Can Find More Information.”

Unless the context otherwise indicates, references in this prospectus to the terms “company,” “we,” “us,” “our,” and “Blackstone Mortgage Trust” refer to Blackstone Mortgage Trust, Inc., a Maryland corporation, and its consolidated subsidiaries; “Manager” refers to BXMT Advisors L.L.C., a Delaware limited liability company, our external manager; and “Blackstone” refers to The Blackstone Group L.P., a Delaware limited partnership, and its subsidiaries.

BLACKSTONE MORTGAGE TRUST, INC.

We are a real estate finance company that primarily originates and purchases senior loans collateralized by properties in North America and Europe. Our business plan is to create the premier global commercial real estate lending platform and to originate, acquire and manage commercial real estate loans and securities and other commercial real estate-related debt instruments. While the commercial real estate debt markets are complex and continually evolving, we believe they offer compelling opportunities when approached with the institutional capabilities and expertise of our Manager, an affiliate of Blackstone, one of the world’s leading investment firms. Our investment objective is to preserve and protect our capital while producing attractive risk-adjusted returns primarily through dividends generated from current income on our portfolio. We conduct our operations as a REIT for federal income tax purposes. Our class A common stock is traded on the NYSE, under the symbol “BXMT”.

Our principal executive offices are located at 345 Park Avenue, 42nd Floor, New York, New York 10154, and our telephone number is (212) 655-0220. Our web address is www.blackstonemortgagetrust.com. The information on, or otherwise accessible through, our website does not constitute a part of this prospectus.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully read and consider the risk factors under the heading “Risk Factors” contained in Part I, Item 1A in our most recent Annual Report on Form 10-K as well as any risk factors contained in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus and the applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Exchange Act of 1934, as amended, or the “Exchange Act.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects, and could result in a partial or complete loss of your investment.

FORWARD-LOOKING INFORMATION

This prospectus, including information incorporated by reference herein, as well as any other oral or written statements made in press releases or otherwise by us or on our behalf, may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which involve certain known and unknown risks and uncertainties. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and portfolio management and the performance of our investments. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “seeks,” “anticipates,” “should,” “could,” “may,” “designed to,” “foreseeable future,” “believe,” and “scheduled” and similar expressions. Our actual results or outcomes may differ materially from those anticipated. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We assume no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Our actual results may differ significantly from any results expressed or implied by these forward-looking statements. Some, but not all, of the factors that might cause such a difference include, but are not limited to:

•	the general political, economic, capital markets and competitive conditions in the United States and foreign jurisdictions where we invest;

•	the level and volatility of prevailing interest rates and credit spreads;

•	adverse changes in the real estate and real estate capital markets;

•	difficulty in obtaining financing or raising capital;

•	reductions in the yield on our investments and an increase in the cost of our financing;

•

acts of God such as hurricanes, earthquakes and other natural disasters, acts of war and/or terrorism and other events that may cause unanticipated and uninsured performance declines and/or losses to us or the owners and operators of the real estate securing our investments;

•	uncertainties and volatilities caused by the United Kingdom’s planned withdrawal from the European Union;

•	deterioration in the performance of the property securing our investments that may cause deterioration in the performance of our investments and potentially principal losses to us;

•	defaults by borrowers in paying debt service on outstanding indebtedness;

•	increased competition from entities engaged in mortgage lending or investing in our target assets;

•	adverse developments in the availability of desirable investment opportunities whether they are due to competition, regulation, or otherwise;

•	difficulty in redeploying the proceeds from repayments of our existing investments;

•	difficulty in successfully managing our growth, including integrating new assets into our existing systems;

•

authoritative generally accepted accounting principles, or policy changes from such standard-setting bodies as the Financial Accounting Standards Board, the SEC, the Internal Revenue Service, or “IRS,” the NYSE, and other authorities that we are subject to, as well as their counterparts in any foreign jurisdictions where we might do business; and

•	other factors, including those discussed under “Risk Factors” in the information incorporated by reference into this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We caution you not to place undue reliance on these forward-looking statements. All written and oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by these cautionary statements. Moreover, unless we are required by law to update these statements, we will not necessarily update or revise any forward-looking statements included or incorporated by reference in this prospectus after the date hereof, either to conform them to actual results or to changes in our expectations.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we intend to use the net proceeds we receive from the offering of securities under this prospectus for general corporate purposes, including funding our investment activity, repayment of indebtedness and working capital. Further details relating to the use of net proceeds from the offering of securities under this prospectus will be set forth in the applicable prospectus supplement.

Pending such uses, the net proceeds may be invested in money market funds, bank accounts, overnight repurchase agreements with primary federal reserve bank dealers collateralized by direct U.S. government obligations and other instruments or investments reasonably determined by our Manager that are consistent with our intention to qualify as a REIT and maintain our exclusion from regulation under the Investment Company Act of 1940, as amended.

We will not receive any of the proceeds from the sale of securities to which this prospectus relates that are offered by any selling securityholders.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our historical ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for each of the periods indicated. For the purpose of calculating the ratio of earnings to fixed charges, “earnings” consist of income from continuing operations before income taxes and fixed charges, and “fixed charges” consist of interest on all indebtedness, amortized premiums, discounts and capitalized expenses related to indebtedness and preference security dividend requirements.

	Year Ended December 31, 2011	Year Ended December 31, 2012	Year Ended December 31, 2013	Year Ended December 31, 2014	Year Ended December 31, 2015	Six Months Ended June 30, 2016
Ratio of earnings to fixed charges	3.61x	8.41x	2.95x	2.31x	2.35x	2.41x
Ratio of earnings to combined fixed charges and preferred stock dividends	3.43x	6.97x	2.41x	2.25x	2.33x	2.41x

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the terms of our class A common stock and preferred stock, certain provisions of the Maryland General Corporation Law and provisions of our charter and bylaws containing the material terms of our class A common stock and preferred stock, which are qualified in their entirety by reference to the Maryland General Corporation Law, our charter and bylaws. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is part. See “Where You Can Find More Information.”

General

Under our charter, we may issue up to 300,000,000 shares of stock comprised of the following:

•	200,000,000 shares of class A common stock, par value $0.01 per share; and

•	100,000,000 shares of preferred stock, par value $0.01 per share. See “—Preferred Stock.”

As of July 19, 2016, 93,912,936 shares of our class A common stock were issued and outstanding and no shares of preferred stock were designated as a particular class or series or are outstanding. Under Maryland law, our stockholders generally are not liable for our debts or obligations. The class A common stock is listed on the NYSE under the symbol “BXMT”.

No warrants to purchase either class A common stock or preferred stock were issued or outstanding as of the date of this prospectus.

Our charter authorizes our board of directors, without stockholder approval, to:

•	classify and reclassify any unissued shares of our class A common stock and preferred stock into other classes or series of stock; and

•	amend our charter to increase or decrease the aggregate number of shares of stock of any class or series that may be issued.

We believe that the power to (i) issue additional shares of our class A common stock or preferred stock, (ii) increase the aggregate number of shares of stock of any class or series that we have the authority to issue and (iii) classify or reclassify unissued shares of our class A common or preferred stock and thereafter to issue the classified or reclassified shares of stock, provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. In addition, under Maryland law, our board of directors may authorize the amendment of our charter to effect a reverse stock split that results in a combination of shares of stock at a ratio of not more than ten shares of stock into one share of stock in any 12-month period. These actions may be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Prior to the issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on ownership and transfers of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of Blackstone Mortgage Trust that might involve a premium price for holders of our class A common stock or otherwise be in their best interests.

Class A Common Stock

Holders of our class A common stock are entitled to receive dividends when, as and if authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. They are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of, or adequate provision for, all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock. All shares of class A common stock have equal dividend and liquidation rights.

Subject to law, the rights of any other class or series of our stock and our charter restrictions on ownership and transfer of our stock, each outstanding share of class A common stock is entitled to one vote on all matters submitted to a vote of the stockholders. There is no cumulative voting in the election of our directors and our directors are elected by a plurality of the votes cast, so the holders of a simple majority of the outstanding class A common stock, voting at a stockholders meeting at which a quorum is present, will have the power to elect all of the directors nominated for election at the meeting. Holders of our class A common stock generally have no exchange, sinking fund, redemption or appraisal rights, except the right to receive fair value in connection with certain control share acquisitions, and have no preemptive rights to subscribe for any of our securities. Because holders of our class A common stock do not have preemptive rights, we may issue additional shares of stock that may reduce each stockholder’s proportionate voting and financial interest in Blackstone Mortgage Trust. Rights to receive dividends on our class A common stock may be restricted by the terms of any future classified and issued shares of our stock.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, convert to another form of entity, merge, sell all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by a majority of all of the votes entitled to be cast on the matter.

Preferred Stock

General

We are authorized to issue 100,000,000 shares of preferred stock. As of the date of this prospectus, no shares of preferred stock are outstanding. Our board of directors has the authority, without further action by the stockholders, to authorize us to issue shares of preferred stock in one or more class or series and to fix the number of shares, dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking funds, and any other rights, preferences, privileges and restrictions applicable to each such series of preferred stock. The issuance of preferred stock could have the effect of making an attempt to gain control of us more difficult by means of a merger, tender offer, proxy contest or otherwise. The preferred stock, if issued, could have a preference on dividend payments that could affect our ability to make dividend distributions to the common stockholders. The preferred stock will, when issued, be duly authorized, fully paid and non-assessable.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. They will include, where applicable:

•	the title and par value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•	the procedures for an auction and remarketing, if any, of the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	any voting rights of the preferred stock;

•	the provisions for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	information with respect to book-entry registration procedures, if any;

•

the terms and conditions, if applicable, upon which the preferred stock will be convertible into or exchangeable for our class A common stock, preferred stock or other securities including the conversion price or the manner of calculating the conversion price and conversion period;

•	if appropriate, a discussion of federal income tax consequences applicable to the preferred stock;

•	any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to assist us in qualifying as a REIT or otherwise;

•

the priority of the preferred stock with all series of preferred stock ranking on a parity with each other unless otherwise specified in the charter and that the preferred stock will rank senior to class A common stock with respect to payment of dividends and distribution of assets upon liquidation; and

•	any other specific terms, preferences, rights, limitations or restrictions on the preferred stock.

Conversion or Exchange

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our class A common stock, preferred stock or other securities will be stated in the prospectus supplement relating to the preferred stock. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our class A common stock or other securities to be received by the holders of preferred stock would be subject to adjustment.

Transfer Agent and Registrar

Our transfer agent and registrar is American Stock Transfer & Trust Company, LLC located in Brooklyn, New York.

Certain Provisions of Our Charter and Bylaws and of Maryland Law

REIT Qualification Restrictions on Ownership and Transfer

Our charter contains restrictions on the number of shares of our stock that a person may own. No individual (including certain entities treated as individuals for this purpose) may acquire or hold, directly or indirectly through application of constructive ownership rules, in excess of 9.9% in value or number, whichever is more restrictive, of our outstanding stock or our outstanding class A common stock unless they receive an exemption from our board of directors.

Subject to certain limitations, our board of directors, in its sole discretion, may exempt a person from, or modify, these limits, subject to such terms, conditions, representations and undertakings as it may determine. Our charter provides for, and our board of directors has granted, limited exemptions to certain persons who directly or indirectly own our stock, including directors, officers and stockholders controlled by them or trusts for the benefit of their families.

Our charter further prohibits any person from beneficially or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of the taxable year) or otherwise cause us to fail to qualify as a REIT and any person from transferring shares of our stock if the transfer would result in our stock being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the trust, as described below, is required to give us immediate written notice, or in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and provide us, at our principal executive office, with such information as we may request in order to determine the effect, if any, of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with such restrictions is no longer required for us to qualify as a REIT.

Any attempted transfer of our stock which, if effective, would result in violation of the above limitations, except for a transfer which results in shares being owned by fewer than 100 persons, in which case such transfer will be void and of no force and effect and the intended transferee shall acquire no rights in such shares, will cause the number of shares causing the violation, rounded to the nearest whole share, to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day, as defined in our charter, prior to the date of the transfer. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiaries. Subject to Maryland law, effective as of the date that the shares have been transferred to the trustee, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiaries. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiaries as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust, such as a gift, devise or other similar transaction, the market price, as defined in our charter, of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable per share to the proposed transferee will be paid immediately to the charitable beneficiaries. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the trust and, to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive pursuant to the above, the excess shall be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift or similar transaction, the market price at the time of the devise or gift or similar transaction and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

If the transfer to the trust as described above is not automatically effective for any reason to prevent violation of the above limitations or our failing to qualify as a REIT, then the transfer of the number of shares that otherwise cause any person to violate the above limitations will be void and the intended transferee shall acquire no rights in such shares.

All certificates, if any, representing shares of our stock issued in the future will bear a legend referring to the restrictions described above.

Every owner of more than such percentage as may from time to time be established by our board of directors, or such lower percentage as required by the Internal Revenue Code or the treasury regulations promulgated thereunder, of our outstanding stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of our stock which he or she beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of its beneficial ownership on our status as a REIT and to ensure compliance with the aggregate stock ownership limit. In addition, each stockholder shall, upon demand, be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a receipt of a premium price for the class A common stock or otherwise be in the best interest of the stockholders.

Business Combinations

Under Maryland law, certain “business combinations” between a Maryland corporation and an interested stockholder or any affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder became an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder or any affiliate of an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or the shares held by any affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that an interested stockholder becomes an interested stockholder. Our board of directors has exempted any business combination involving a limited liability company indirectly controlled by a trust for the benefit of Samuel Zell and his family. Our board of directors also approved in advance the transaction by which W.R. Berkley Corporation would have otherwise become an interested stockholder. In addition, our board of directors has exempted any business combination involving Huskies Acquisition LLC, or “Huskies Acquisition,” or its present affiliates or Blackstone and its present and future affiliates; provided, however, that Huskies Acquisition or any of its present affiliates and Blackstone and any of its present or future affiliates, may not enter into any “business combination” with Blackstone Mortgage Trust without the prior approval of at least a majority of the directors of our board of directors who are not affiliates or associates of Huskies Acquisition or Blackstone. As a result of the foregoing exemptions, these persons may enter into business combinations with us without compliance with the five-year prohibition, the super-majority vote requirements or the other provisions of the statute.

Control Share Acquisitions

Maryland law provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to such shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. A control share acquisition means the acquisition of control shares, subject to certain exceptions. Shares owned by the acquiror or by officers or directors of the corporation who are also employees are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power, except solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiror is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting and delivering an “acquiring person statement” as described in the Maryland General Corporation Law. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or, if a meeting of stockholders at which the voting rights of the shares are considered and not approved, as of the date of the meeting. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, unless the charter or bylaws provide otherwise. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting the following persons from this statute: (i) a limited liability company indirectly controlled by a trust for the benefit of Samuel Zell and his family; (ii) W.R. Berkley Corporation and any of its controlled affiliates; and (iii) Huskies Acquisition, or any person or entity that was an affiliate of Huskies Acquisition as of September 27, 2012 or by Blackstone or any of its affiliates.

Maryland Unsolicited Takeovers Act

The Maryland Unsolicited Takeovers Act applies to any Maryland corporation that has a class of equity securities registered under the Exchange Act and at least three independent directors. Pursuant to such act, the board of directors of any Maryland corporation satisfying such requirements, without obtaining stockholder approval and notwithstanding a contrary provision in its charter or bylaws, may elect to:

•	classify the board;

•	require a two-thirds vote for removing a director;

•	require that a stockholder requested special meeting need be called only upon the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting;

•	require that the number of directors may be fixed only by a vote of the board of directors; and

•

require that each vacancy on the board of directors, including a vacancy resulting from the removal of a director by the stockholders, may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum and any director elected to fill a vacancy will hold office for the full remainder of the term.

The Maryland Unsolicited Takeovers Act does not limit the power of a corporation to confer on the holders of any class or series of preferred stock the right to elect one or more directors. We currently have more than three independent directors and have a class of equity securities registered under the Exchange Act and therefore our board of directors may elect to provide for any of the foregoing provisions. As of the date hereof, our board of directors has not made any such election. However, through provisions of our charter and bylaws unrelated to the Maryland Unsolicited Takeovers Act, we (a) vest in our board the exclusive power to fix the number of directors and (b) require for a stockholder requested meeting, the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of the board of directors; or

•

by a stockholder who was a stockholder of record both at the time of giving of notice and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of the bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may only be made:

•	by or at the direction of the board of directors;

•

by a stockholder that has requested that a special meeting be called for the purpose of electing directors in compliance with our bylaws and that has supplied the information required by our bylaws about each individual whom the stockholder proposes to nominate for election as a director; or

•

provided that the meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving of notice and at the time of the special meeting and who is entitled to vote at the meeting in the election of each individual so nominated and has complied with the advance notice provisions of the bylaws.

Limitation of Liability and Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty which is established by a final judgment and which is material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our charter authorizes us, to the maximum extent permitted by Maryland law, to obligate us to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, trustee, member, manager or partner and who is made or are threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The rights to indemnification and advancement of expenses provided by our charter and our bylaws shall vest immediately upon an individual’s election as a director or officer. Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served a predecessor of the company in any of the capacities described above and any employee or agent of the company or a predecessor of the company.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We have entered into indemnification agreements, or the “Indemnification Agreements,” with each of our directors and officers, each, an “Indemnitee.” The Indemnification Agreements provide that we will, subject to certain limitations and exceptions, indemnify, to the fullest extent permitted under Maryland law, and advance expenses to, each Indemnitee, in connection with (among other things) the Indemnitee’s capacity as a director, officer, employee or agent of Blackstone Mortgage Trust. This obligation includes, subject to certain terms and conditions, indemnification for any expenses (including reasonable attorneys’ fees), judgments, fines, penalties and settlement amounts actually and reasonably incurred by the Indemnitee in connection with any threatened or pending action, suit or proceeding. In certain instances, we may be required to advance such expenses, in which case the Indemnitee will be obligated to reimburse us for the amounts advanced if it is later determined that the Indemnitee is not entitled to indemnification for such expenses. The indemnification provided under the Indemnification Agreements is not exclusive of any other indemnity rights.

Corporate Opportunities

Our charter includes a provision that, among other things, subject to certain exceptions, none of Blackstone or its affiliates, our directors or any person that any of our directors control shall have any duty to refrain from engaging, directly or indirectly, in any business opportunities, including any business opportunities in the same or similar business activities or lines of business in which we or any of our affiliates may from time to time be engaged or propose to engage, or from competing with us.

DESCRIPTION OF DEPOSITARY SHARES

The following description contains general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the depositary shares so offered will be described in the prospectus supplement relating to such securities. For more information, please refer to the provisions of the deposit agreement we will enter into with a depositary to be selected, our charter and the form of articles supplementary for the applicable series of preferred stock.

General

We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. In the event such option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among Blackstone Mortgage Trust, the depositary and the holders of the certificates evidencing depositary shares, or “depositary receipts.” Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

Dividends

The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by Blackstone Mortgage Trust for the applicable series of preferred stock. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with Blackstone Mortgage Trust) that it is not feasible to make such distribution, in which case the depositary may (with the approval of Blackstone Mortgage Trust) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the affairs of Blackstone Mortgage Trust, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred stock as set forth in the prospectus supplement.

Redemption

If the series of preferred stock represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares to the record holders of the depositary receipts.

Voting

Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by such record holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote such preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the depositary, upon payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by such depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of preferred stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between Blackstone Mortgage Trust and the depositary. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing such depositary shares with instructions to the depositary to deliver to the holder of the preferred stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

The deposit agreement will be permitted to be terminated by Blackstone Mortgage Trust upon not less than 30 days prior written notice to the applicable depositary if (i) such termination is necessary to preserve our qualification as a REIT or (ii) a majority of each series of preferred stock affected by such termination consents to such termination, whereupon such depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by such depositary with respect to such depositary receipts. We will agree that if the deposit agreement is terminated to preserve our qualification as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares thereunder shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding-up of Blackstone Mortgage Trust and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (iii) each share of the related preferred stock shall have been converted into stock of Blackstone Mortgage Trust not so represented by depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and initial issuance of the depositary shares, and redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by such depositary receipt if such charges are not paid.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications received from us which are received by the depositary as the holder of preferred stock.

Neither the depositary nor Blackstone Mortgage Trust assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its gross negligence or willful misconduct. Neither the depositary nor Blackstone Mortgage Trust will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of Blackstone Mortgage Trust and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Blackstone Mortgage Trust and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and Blackstone Mortgage Trust, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from Blackstone Mortgage Trust.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

DESCRIPTION OF DEBT SECURITIES

The following description contains general terms and provisions of the debt securities to which any prospectus supplement or related free writing prospectus may relate. The particular terms of the debt securities offered by any prospectus supplement or any related free writing prospectus and the extent, if any, to which such general provisions may not apply to the debt securities so offered will be described in the prospectus supplement or any free writing prospectus relating to such debt securities. For more information, please refer to our Indenture, dated as of November 25, 2013 with The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the issuance of the senior debt securities, or “senior indenture,” and the subordinated indenture we will enter into with the trustee named in the subordinated indenture, relating to issuance of the subordinated debt securities, or “subordinated indenture.” The senior indenture and a form of the subordinated indenture are filed as exhibits to the registration statement, which includes this prospectus.

As used in this prospectus, the term “indentures” refers to both the senior indenture and the subordinated indenture. The indentures have or will be qualified under and governed by the Trust Indenture Act of 1939, as amended, or “Trust Indenture Act.” As used in this prospectus, the term “trustee” refers to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following are summaries of material provisions included or anticipated to be included, as applicable, in the senior indenture and the subordinated indenture or in supplements thereto. As summaries, they do not purport to be complete or restate the indentures in their entirety and are subject to, and qualified in their entirety by reference to, all provisions of the indentures and the debt securities. We urge you to read the indentures, including any related supplemental indentures, applicable to a particular series of debt securities because they, and not this description, define your rights as the holders of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are substantially identical.

General

Each prospectus supplement will describe the terms relating to a series of debt securities, including without limitation:

•	the title and any series designation of such debt securities;

•	any limit on the amount that may be issued;

•	whether or not such series of debt securities will be issued in global form, the terms and who the depositary will be;

•	the maturity date(s);

•

the annual interest rate(s), which may be fixed or variable, or the method for determining the rate(s) and the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record dates for interest payment dates or the method for determining such date(s);

•	the place(s) where payments shall be payable;

•

the date, if any, after which, and the price(s) at which, such series of debt securities may, pursuant to any optional redemption provisions, be redeemed at our option, and other related terms and provisions;

•

the date(s), if any, on which, and the price(s) at which we are obligated, pursuant to any sinking fund, mandatory redemption or otherwise, to redeem, or at the holder’s option to purchase, such series of debt securities and other related terms and provisions;

•	the denominations in which such series of debt securities will be issued, if in other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•	any mandatory or optional sinking fund or similar provisions;

•	the currency or currency units of payment of the principal of, premium, if any, and interest on the debt securities;

•	the terms pursuant to which such debt securities are subject to defeasance;

•	the terms and conditions, if any, pursuant to which such debt securities are secured; and

•	any and all additional, eliminated or changed terms from the indentures that shall apply to a series of debt securities.

The debt securities may be issued as original issue discount securities. An original issue discount security is a debt security, including any zero-coupon debt security, which:

•	is issued at a price lower than the amount payable upon its stated maturity; and

•	provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity, shall become due and payable.

United States federal income tax consequences applicable to debt securities sold at an original issue discount will be described in the applicable prospectus supplement. In addition, United States federal income tax or other consequences applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Under the indentures, we will have the ability, in addition to the ability to issue debt securities with terms different from those of debt securities previously issued, without the consent of the holders, to reopen a previous issue of a series of debt securities and issue additional debt securities of that series, unless the reopening was restricted when the series was created, in an aggregate principal amount determined by us. The indentures do not limit the amount of debt securities that we may issue.

Conversion or Exchange Rights

The terms, if any, on which a series of debt securities may be convertible into or exchangeable for our class A common stock, preferred stock or other securities will be described in the prospectus supplement or any free writing prospectus relating to that series of debt securities. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our class A or other class of common stock, preferred stock or other securities to be received by the holders of the series of debt securities would be subject to adjustment.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in an applicable prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities which we may issue, nor does it limit us from issuing any other secured or unsecured debt.

Consolidation, Merger or Sale

The indentures provide that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other person, provided that:

•

we are the continuing person, or the successor person shall be organized and existing under the laws of the United States or a state thereof and shall expressly assume the payment of the principal of (and premium, if any) and interest and all additional amounts, if any, on, all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture by supplemental indenture satisfactory to the trustee; and

•

immediately after giving effect to such transaction and treating any indebtedness which becomes our or any of our subsidiary’s obligation as a result thereof as having been incurred by us or such subsidiary at the time of such transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and is continuing.

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control, any recapitalization transaction or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control).

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities issued:

•	failure to pay the principal, or premium, if any, when due;

•	failure to pay interest when due and such failure continues for 30 days and the time for payment has not been extended or deferred;

•

failure to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and such failure continues for 90 days after we receive written notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default described in the applicable prospectus supplement.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the fourth bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately; provided, however, that the payment of principal of, premium, if any, and accrued interest, if any, on debt securities issued under the subordinated indenture shall remain subordinated to the extent provided in the subordinated indenture. If an event of default specified in the fourth bullet point above occurs, then all unpaid principal amounts, premium, if any, and accrued interest, if any, will immediately become due and payable, without any action by the trustee or any holder of debt securities. The trustee may withhold notice to the holders of debt securities of any default or event of default, except a default or event of default relating to the payment of principal or interest, if it determines that withholding such notice is in the holders’ interest.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to such series and its consequences, except a continuing default or events of default in the payment of principal, premium, if any, or interest on the debt securities of such series. Any such waiver shall cure such default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee indemnity satisfactory to it. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	it is not in conflict with any law or the applicable indenture;

•	the trustee may take any other action deemed proper by it which is not inconsistent with such direction; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered indemnity to the trustee satisfactory to the trustee to institute such proceedings as trustee; and

•

the trustee does not institute such proceeding, and does not receive from the holders of a majority in the aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after such notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with certain of the covenants in the indentures.

Satisfaction and Discharge

Each of the indentures will automatically cease to be of further effect as to any series of debt securities issued thereunder and the trustee, upon our demand and at our expense, will execute appropriate instruments acknowledging the satisfaction and discharge of the indenture with respect to such series upon compliance with the following conditions:

(1) either

•

our having delivered or caused to be delivered to the trustee for cancellation all debt securities of a series theretofore authenticated under the indenture other than any debt securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture;

•

all debt securities of any series outstanding under the indenture not theretofore delivered to the trustee for cancellation shall have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee and we shall have deposited with the trustee sufficient cash, U.S. government or U.S. government agency debt securities or bonds, or a combination thereof, that will generate sufficient funds to pay, at maturity or upon redemption, all such debt securities of any series outstanding under the indenture; or

•	our having properly fulfilled any other means of satisfaction and discharge that may be set forth in the terms of the debt securities of such series;

(2) our having paid or caused to be paid all sums payable by us under the indenture, as and when the same shall be due and payable; and

(3) our having delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions relating to the satisfaction and discharge of the indenture have been complied with.

Defeasance

Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and covenant defeasance will apply to any series of debt securities issued under either of the indentures.

Legal Defeasance

We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if the following conditions are met:

•

we deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of cash or U.S. government or U.S. government agency debt securities or bonds that will generate sufficient funds to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates;

•

there is a change in current U.S. federal income tax law or an Internal Revenue Service ruling that permits us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due;

•	we deliver to the trustee an opinion of counsel confirming the tax law change or ruling described above;

•	we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to such legal defeasance have been fulfilled; and

•

no event of default shall have occurred and be continuing, and no event which with notice or lapse of time or both would become an event of default shall have occurred and be continuing, on the date of such deposit.

If we ever accomplished legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

However, even if we make the deposit in trust and deliver an opinion as discussed above, a number of our obligations relating to the debt securities will remain. These include, among others, our obligations to:

•	register the transfer and exchange of debt securities;

•	replace mutilated, destroyed, lost or stolen debt securities;

•	maintain paying agencies; and

•	hold money for payment in trust.

Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of any deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

Covenant Defeasance

Without any change in current U.S. federal income tax law, we can make the same type of deposit described above and be released from some of the covenants on the debt securities of any series. This is called “covenant defeasance.” In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, the following conditions must be met:

•

we deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of cash, U.S. government or U.S. government agency debt securities or bonds that will generate sufficient funds to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates;

•

we deliver to the trustee an opinion of counsel confirming that under current U.S. federal income tax law we may make the above deposit and be released from the relevant covenants without causing you to be taxed on the debt securities any differently than if we did not make the deposit and were not released from the covenants and instead repaid the debt securities ourselves when due;

•	we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to such covenant defeasance have been fulfilled; and

•

no event of default shall have occurred and be continuing, and no event which with notice or lapse of time or both would become an event of default shall have occurred and be continuing, on the date of such deposit.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to the following matters:

•	to cure any ambiguity, defect or inconsistency under the indenture or the debt securities;

•	to evidence the succession of another person as obligor under the indenture;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to our covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities;

•	to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities;

•	to add any additional events of default for the benefit of the holders of all or any outstanding debt securities;

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series;

•	to establish the form or terms of debt securities of any series;

•	to evidence and provide for the acceptance of appointment of a successor trustee;

•	to comply with the rules of any applicable depositary;

•	to comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

•

to conform the text of the indenture or the debt securities of any series to any provision of the “Description of Debt Securities” or similar section of the prospectus supplement or offering document relating to the debt securities of such series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected, voting together as a single class. However, we can make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of such series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any such debt securities;

•	changing any of our obligations to pay additional amounts;

•	reducing the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

•	changing currency in which any debt security or any premium or interest is payable;

•	impairing the right to enforce any payment on or with respect to any debt security;

•	adversely changing the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, such debt security, if applicable;

•	in the case of the subordinated indenture, modifying the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

•

reducing the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the applicable indenture or debt securities or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults;

•	reducing the requirements contained in the applicable indenture for quorum or voting; or

•	modifying any of the above provisions.

Form, Exchange and Transfer

The debt securities of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The indentures do or will provide, as applicable, that debt securities of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or “DTC,” or another depositary named by us and identified in a prospectus supplement or any free writing prospectus with respect to such series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, debt securities may be presented for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed, duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for such purpose. Unless otherwise provided in the debt securities to be transferred or exchanged, we will not require a service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. The security registrar and any transfer agent initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If the debt securities of any series are to be redeemed, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities that may be selected for redemption and ending at the close of business on the day of such mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any such debt securities being redeemed in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only such duties as are specifically described in the indentures and, upon an event of default under an indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of debt securities unless it is offered security and indemnity satisfactory to the trustee against the costs, expenses and liabilities that it might incur. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any debt securities on any interest payment date will be made to the person in whose name such debt securities or one or more predecessor securities are registered at the close of business on the regular record date for such interest.

Principal of and any premium and interest on the debt securities of a particular series will be payable at the office of the paying agents designated by us, except that unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder or by wire transfer. Unless otherwise indicated in such prospectus supplement, the corporate trust office of the trustee will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to us, and the holder of the security may then look only to us for payment.

Governing Law

The indentures and each debt security will be deemed to be contracts made under the internal laws of the State of New York, and for all purposes will be construed in accordance with the laws of said state. The indentures are subject to the provisions of the Trust Indenture Act that are required to be part of the indentures and shall, to the extent applicable, be governed by such provisions.

DESCRIPTION OF WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of debt or equity securities described in this prospectus. Warrants may be issued independently or together with any offered securities and may be attached to or separate from such securities. Each series of warrants will be issued under one or more warrant agreements we will enter into with a warrant agent specified in the agreement. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with an offering of our warrants.

A prospectus supplement relating to any series of warrants being offered will include specific terms relating to the offering. They will include, where applicable:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of the warrants may be payable;

•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•	the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of warrants issued with the security;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which, and currency or currencies in which, the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any listing of warrants on any securities exchange;

•	if appropriate, a discussion of U.S. federal income tax consequences; and

•	any other material term of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights.

We may issue subscription rights to purchase our equity or debt securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our equity or debt securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the amount of our equity or debt securities that may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and for us to sell to or purchase from the holders, a specified principal amount of debt securities or a specified number of shares of common stock, shares of preferred stock or depositary shares at a future date or dates. The consideration for the debt securities, common stock, preferred stock or depositary shares and the principal amount of debt securities or number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units, often known as purchase units, consisting of a purchase contract and other securities or obligations issued by us or third parties, including U.S. Treasury securities, which may secure the holders’ obligations to purchase the debt securities, common stock, preferred stock or depositary shares under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement will describe the terms of the purchase contracts and purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•

the terms of the units and of any of the common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights or purchase contracts comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

BOOK-ENTRY ISSUANCE

We may issue series of any securities as global securities and deposit them with a depositary with respect to that series. Unless otherwise indicated in the applicable prospectus supplement, the following is a summary of the depositary arrangements applicable to securities issued in permanent global form and for which DTC will act as depositary.

Each global security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global securities will not be exchangeable for certificated securities.

Only institutions that have accounts with DTC or its nominee, or “DTC participants,” or persons that may hold interests through DTC participants may own beneficial interests in a global security. DTC will maintain records evidencing ownership of beneficial interests by DTC participants in the global securities and transfers of those ownership interests. DTC participants will maintain records evidencing ownership of beneficial interests in the global securities by persons that hold through those DTC participants and transfers of those ownership interests within those DTC participants. DTC has no knowledge of the actual beneficial owners of the securities. You will not receive written confirmation from DTC of your purchase, but we do expect that you will receive written confirmations providing details of the transaction, as well as periodic statements of your holdings, from the DTC participant through which you entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of those securities in certificated form. Those laws may impair your ability to transfer beneficial interests in a global security.

We understand that upon the issuance of a global security and the deposit of that global security with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective principal amounts or number of shares represented by that global security to the accounts of DTC participants.

We will make payments on securities represented by a global security to DTC or its nominee, as the case may be, as the registered owner and holder of the global security representing those securities. We understand that upon receipt of any payment on a global security, DTC will immediately credit accounts of DTC participants with payments in amounts proportionate to their respective beneficial interests in that security, as shown in the records of DTC. Standing instructions and customary practices will govern payments by DTC participants to owners of beneficial interests in a global security held through those DTC participants, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Those payments will be the sole responsibility of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

A global security is exchangeable for certificated securities registered in the name of a person other than DTC or its nominee only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security or DTC ceases to be registered under the Exchange Act;

•	we determine in our discretion that the global security will be exchangeable for certificated securities in registered form; or

•

if applicable to the particular type of security, there shall have occurred and be continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default under the securities.

Any global security that is exchangeable as described in the preceding sentence will be exchangeable in whole for certificated securities in registered form, and, in the case of global debt securities, of like tenor and of an equal aggregate principal amount as the global security, in denominations of $2,000 and integral multiples of

$1,000 (or in denominations and integral multiples as otherwise specified in the applicable prospectus supplement). The registrar for the securities will register the certificated securities in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from DTC participants with respect to ownership of beneficial interests in the global security. In the case of global debt securities, unless otherwise specified in the prospectus supplement, we will make payment of any principal and interest on the certificated securities and will register transfers and exchanges of those certificated securities at the corporate trust office of The Bank of New York Mellon Trust Company, N.A. However, we may elect to pay interest by check mailed to the address of the person entitled to that interest payment as of the record date, as shown on the register for the securities.

Except as provided above, as an owner of a beneficial interest in a global security, you will not be entitled to receive physical delivery of securities in certificated form and will not be considered a holder of securities for any purpose under either of the indentures. No global security will be exchangeable except for another global security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, you must rely on the procedures of DTC and the DTC participant through which you own your interest to exercise any rights of a holder under the global security or the applicable indenture.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global security desires to take any action that a holder is entitled to take under the securities or the indentures, DTC would authorize the DTC participants holding the relevant beneficial interests to take that action, and those DTC participants would authorize beneficial owners owning through those DTC participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

We understand that DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act.

If specified in the applicable prospectus supplement, investors may elect to hold interests in the offered securities outside the United States through Clearstream Banking, société anonyme, or “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, or “Euroclear,” if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. Those depositaries in turn hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Unless otherwise specified in the prospectus supplement, Citibank, N.A. will act as the depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as the depositary for Euroclear.

We understand that Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts and interfaces with domestic securities markets in several countries through established depositary and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream’s participants in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants.

Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

We understand that Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear operator”) under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Distributions with respect to interests in global securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear’s terms and conditions and operating procedures and applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

Unless otherwise specified in a prospectus supplement with respect to a particular series of global securities, initial settlement for global securities will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC rules. Thereafter, secondary market trades will settle in immediately available funds using DTC’s same day funds settlement system.

If the prospectus supplement specifies that interests in the global securities may be held through Clearstream or Euroclear, Clearstream customers and/or Euroclear participants will conduct secondary market trading with other Clearstream customers and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. Thereafter, secondary market trades will settle in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in global securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in global securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in global securities settled during that processing will be reported to the relevant Euroclear participants or Clearstream customers on that business day. Cash received in Clearstream or Euroclear as a result of sales of interests in global securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although we understand that DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in global securities among DTC participants, Clearstream and Euroclear, they are under no obligation to perform those procedures and those procedures may be discontinued at any time.

Neither we nor the selling securityholders, the trustees or any of our respective agents will have any responsibility or liability for any aspect of the records of DTC, Clearstream or Euroclear, any nominee or any DTC, Clearstream or Euroclear participant relating to, or payments made on account of, beneficial interests in a global security or for maintaining, supervising or reviewing any of the records of DTC, Clearstream or Euroclear, any nominee or any DTC, Clearstream or Euroclear participant relating to those beneficial interests.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material United States federal income tax considerations relating to the ownership of class A common stock as of the date hereof by United States and non-United States holders, each as defined below. Except where noted, this summary deals only with class A common stock held as a capital asset and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, regulated investment companies, tax-exempt entities (except as described in “—Taxation of Tax-Exempt Holders of Our Class A Common Stock” below), insurance companies, persons holding class A common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, persons who are “foreign governments” within the meaning of Section 892 of the Internal Revenue Code, investors in pass-through entities or United States holders of class A common stock whose “functional currency” is not the United States dollar. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code and United States Treasury Regulations, or “Treasury regulations,” rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in United States federal income tax consequences different from those discussed below. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

You should consult your own tax advisors concerning the United States federal income tax consequences in light of your particular situation as well as consequences arising under the laws of any other taxing jurisdiction.

Our Taxation as a REIT

Our election to be taxed as a REIT was effective January 1, 2003. We believe that we were organized and have operated and will continue to operate in such a manner as to qualify for taxation as a REIT under the United States federal income tax laws.

In connection with the filing of this prospectus, Simpson Thacher & Bartlett LLP is expected to render an opinion that, commencing with the taxable year ended December 31, 2008, Blackstone Mortgage Trust has been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and its actual and proposed method of operation as described in this prospectus has enabled it, and will continue to enable it, to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. Investors should be aware that the opinion of Simpson Thacher & Bartlett LLP will be based upon customary assumptions, will be conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, and will not be binding upon the IRS or any court. We have not received, and do not intend to seek, any rulings from the IRS regarding our status as a REIT or our satisfaction of the REIT requirements. The IRS may challenge our status a REIT, and a court could sustain any such challenge. In addition, the opinion of Simpson Thacher & Bartlett LLP will be based on federal income tax law governing qualification as a REIT in effect as of the date thereof, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of the ownership of our shares, and the percentage of our earnings that we distribute. Simpson Thacher & Bartlett LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”

The sections of the Internal Revenue Code and the corresponding regulations that govern the United States federal income tax treatment of a REIT and its stockholders are highly technical and complex. The following discussion is qualified in its entirety by the applicable Internal Revenue Code provisions, rules and regulations promulgated thereunder, and administrative interpretations thereof.

In any year in which we qualify for taxation as a REIT, we generally will not be subject to United States federal income tax on that portion of our REIT taxable income that we distribute currently to our stockholders, although taxable income generated by domestic taxable REIT subsidiaries, if any, will be subject to regular corporate income tax. Our stockholders will generally be taxed on dividends that they receive at ordinary income rates unless such dividends are designated by us as capital gain dividends or qualified dividend income. Distributions we make are not eligible for the dividends received deduction for corporations. We expect that ordinary dividends paid by us generally will not be eligible for the reduced rate imposed on qualified dividend income received by individuals, trusts and estates.

We are generally not subject to United States corporate income tax on income that we distribute currently to stockholders, but we will be subject to United States federal tax as follows:

•

We will pay United States federal income tax on our taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time after, the calendar year in which the income is earned.

•	Under some circumstances, we may be subject to the “alternative minimum tax” due to our undistributed items of tax preference and alternative minimum tax adjustments.

•

If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to United States corporate income tax at the highest applicable rate (currently 35%).

•

If due to reasonable cause and not willful neglect we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied in either case by a fraction intended to reflect our profitability.

•

If we fail to satisfy the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under “—Asset Tests”) as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests.

•

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification as a REIT.”

•	If we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for such calendar year;

•	95% of our capital gain net income for such calendar year; and

•	any undistributed taxable income from prior taxable years,

•

we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a United States stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, and would receive a credit or a refund for its proportionate share of the tax we paid.

•

We will be subject to a 100% excise tax on amounts received by us from a taxable REIT subsidiary (or on certain expenses deducted by a taxable REIT subsidiary) if certain arrangements between us and a taxable REIT subsidiary of ours, as further described below, are not comparable to similar arrangements among unrelated parties.

•

With respect to an interest in a taxable mortgage pool or a residual interest in a real estate mortgage investment conduit, or “REMIC,” the ownership of which is attributed to us or to a REIT in which we own an interest, although the law on the matter is unclear as to the ownership of an interest in a taxable mortgage pool, we may be taxable at the highest corporate rate on the amount of any excess inclusion income for the taxable year allocable to the percentage of our stock that is held by “disqualified organizations.” For a discussion of “excess inclusion income,” see “—Taxable Mortgage Pools and REMICs.” A “disqualified organization” includes:

•	the United States;

•	any state or political subdivision of the United States;

•	any foreign government;

•	any international organization;

•	any agency or instrumentality of any of the foregoing;

•

any other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Internal Revenue Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Internal Revenue Code; and

•	any rural electrical or telephone cooperative.

•

If we acquire any assets from a non-REIT C corporation in a carry-over basis transaction, we could be liable for specified tax liabilities inherited from that non-REIT C corporation with respect to that corporation’s “built-in gain” in its assets. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset. Applicable Treasury regulations, however, allow us to avoid the recognition of gain and the imposition of corporate level tax with respect to a built-in gain asset acquired in a carry-over basis transaction from a non-REIT C corporation unless and until we dispose of that built-in gain asset during the 10-year period following its acquisition, at which time we would recognize, and would be subject to tax at the highest regular corporate rate on, the built-in gain.

In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for United States federal income tax purposes. Moreover, as further described below, any domestic taxable REIT subsidiary in which we own an interest will be subject to United States federal corporate income tax on its net income.

Requirements for Qualification as a REIT. The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3) that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Internal Revenue Code;

(4) that is neither a financial institution nor an insurance company subject to certain provisions of the Internal Revenue Code;

(5) the beneficial ownership of which is held by 100 or more persons;

(6) of which not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) after applying certain attribution rules;

(7) that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year, which has not been terminated or revoked; and

(8) that meets other tests, described below, regarding the nature of its income and assets.

Conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months other than the first taxable year for which an election to become a REIT is made. Condition (6) must be met during the last half of each taxable year but neither conditions (5) nor (6) apply to the first taxable year for which an election to become a REIT is made. We believe that we have maintained and will maintain sufficient diversity of ownership to allow us to continue to satisfy conditions (5) and (6) above. In addition, our charter contains restrictions regarding the ownership and transfer of our stock that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. The provisions of our charter restricting the ownership and transfer of our stock are described in “Description of Capital Stock—Certain Provisions of Our Charter and Bylaws and of Maryland Law—REIT Qualification Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.

If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock (as discussed below), and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement (6) above, we will be treated as having met the requirement.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS to elect and maintain REIT status, use a calendar year for federal income tax purposes, and comply with the record keeping requirements of the Internal Revenue Code and regulations promulgated thereunder.

Ownership of Partnership Interests. In the case of a REIT that is a partner in an entity that is treated as a partnership for United States federal income tax purposes, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below (see “—Asset Tests”), the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes certain excluded securities as described in the Internal Revenue Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

Qualified REIT Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for United States federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the stock of which is owned directly or indirectly by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours is not subject to United States federal corporate income taxation, although it may be subject to state and local taxation in some states.

In the event that a qualified REIT subsidiary ceases to be wholly-owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for United States federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable REIT Subsidiaries. A “taxable REIT subsidiary” is an entity that is taxable as a corporation in which we directly or indirectly own stock and that elects with us to be treated as a taxable REIT subsidiary. In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary. However, an entity will not qualify as a taxable REIT subsidiary if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a taxable REIT subsidiary. Overall, no more than 25% (20% for taxable years beginning after December 31, 2017) of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries.

Income earned by a taxable REIT subsidiary is not attributable to the REIT. As a result, income that might not be qualifying income for purposes of the income tests applicable to REITs could be earned by a taxable REIT subsidiary without affecting our status as a REIT.

Several provisions of the Internal Revenue Code regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of United States federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments made to affiliated REITs. In addition, we would be obligated to pay a 100% penalty tax on some payments that we receive from, or on certain expenses deducted by, a taxable REIT subsidiary if the IRS were to assert successfully that the economic arrangements between us and a taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties.

Taxable Mortgage Pools and REMICs. An entity, or a portion of an entity, that does not elect to be treated as a REMIC may be classified as a taxable mortgage pool under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•	the entity has issued debt obligations (liabilities) that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under the Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consists of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool. It is possible that certain of our financing activities, including securitizations, will result in the treatment of us or a portion of our assets as a taxable mortgage pool.

An entity or portion of an entity will be treated as a REMIC for purposes of the Internal Revenue Code if:

•	it satisfies requirements relating to the types of interests in the entity;

•

substantially all of its assets are comprised of qualified mortgages and certain other permitted instruments at all times, except during (i) the three month period beginning after the startup date and (ii) the period beginning on the date of liquidation and ending on the close of the 90th day after such date;

•

it adopts arrangements to ensure that disqualified organizations will not hold residual interests and that information needed to calculate the tax on transfers of residual interests to such organizations will be made available by the entity;

•	it has a taxable year that is the calendar year; and

•	the election to be treated as a REMIC applies for the taxable year and all prior taxable years.

Where an entity, or a portion of an entity, is classified as a taxable mortgage pool, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, a portion of a REIT, or a REIT subsidiary that is disregarded as a separate entity from the REIT that is a taxable mortgage pool, however, special rules apply. The portion of a REIT’s assets, held directly or through a REIT subsidiary that is disregarded as a separate entity from the REIT, that qualifies as a taxable mortgage pool is treated as a qualified REIT subsidiary that is not subject to corporate income tax, and the taxable mortgage pool classification does not directly affect the tax status of the REIT. The Treasury Department has yet to issue regulations governing the tax treatment of the stockholders of a REIT that owns an interest in a taxable mortgage pool.

A portion of our income from a REMIC residual interest or taxable mortgage pool arrangement could be treated as “excess inclusion income.” Excess inclusion income is an amount, with respect to any calendar quarter, equal to the excess, if any, of (i) income allocable to the holder of a residual interest in a REMIC or taxable mortgage pool interest during such calendar quarter over (ii) the sum of an amount for each day in the calendar quarter equal to the product of (a) the adjusted issue price of the interest at the beginning of the quarter multiplied by (b) 120 percent of the long-term federal rate (determined on the basis of compounding at the close of each calendar quarter and properly adjusted for the length of such quarter).

Our excess inclusion income would be allocated among our stockholders in proportion to dividends paid. A stockholder’s share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from United States federal income tax and (iii) would result in the application of United States federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of non-United States stockholders. See “—Taxation of Non-United States Holders of Our Class A Common Stock—Distributions.” Although the law on this matter is not clear with regard to taxable mortgage pool interests, to the extent excess inclusion income is allocated to a tax-exempt stockholder of ours that is not subject to unrelated business income tax (such as a government entity), we would be taxable on this income at the highest applicable corporate tax rate (currently 35%). The manner in which excess inclusion income would be allocated among shares of different classes of our stock or how such income is to be reported to stockholders is not clear under current law. Tax-exempt investors, non-United States investors and taxpayers with net operating losses should carefully consider the tax consequences described above and are urged to consult their tax advisors in connection with their decision to invest in our class A common stock.

If a subsidiary partnership of ours, not wholly-owned by us directly or through one or more disregarded entities, were a taxable mortgage pool, the foregoing rules would not apply. Rather, the partnership that is a taxable mortgage pool would be treated as a corporation for United States federal income tax purposes, and would potentially be subject to corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements.

Income Tests

To qualify as a REIT, we must satisfy two gross income requirements, each of which is applied on an annual basis. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, for each taxable year generally must be derived directly or indirectly from:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, stock in other REITs;

•	gain from the sale of real property or mortgage loans;

•	abatements and refunds of taxes on real property;

•	income and gain derived from foreclosure property (as described below);

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amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property);

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income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and

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interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term.

Second, at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived from sources that qualify for purposes of the 75% test, and from (i) dividends, (ii) interest and (iii) gain from the sale or disposition of stock or securities.

If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Internal Revenue Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, and we attach a schedule of the sources of our income to our United States federal income tax return. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally recognize exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. Even if these relief provisions apply, a penalty tax would be imposed based on the amount of nonqualifying income. See “—Our Taxation as a REIT.”

Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from hedging transactions that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of both gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. We will monitor the amount of our non-qualifying income and we will manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss some of the specific applications of the gross income tests to us.

Dividends. Our dividend income from stock in any corporation (other than any REIT) and from any taxable REIT subsidiary will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. If we own stock in other REITs, the dividends that we receive from those REITs and our gain on the sale of the stock in those REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person, however, it generally includes the following: (i) an amount that is received or accrued based on a fixed percentage or percentages of receipts or sales, and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT. We do not expect that any of our loans will be based in whole or in part on the income or profits of any person.

Interest on debt secured by mortgages on real property or on interests in real property, including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.

We expect that the CMBS and residential mortgage-backed securities, or “RMBS,” in which we invest generally will be treated either as interests in a grantor trust or as interests in a REMIC for United States federal income tax purposes and that all interest income from such CMBS and RMBS will be qualifying income for the 95% gross income test. In the case of CMBS and RMBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of CMBS and RMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities.

The interest, original issue discount, and market discount income that we will receive from our mortgage-related assets generally will be qualifying income for purposes of both gross income tests.

Hedging Transactions. We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as a hedge along with the risk that it hedges within prescribed time periods as specified in Treasury regulations, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as a hedge along with the risk that it hedges within prescribed time periods or (3) in connection with the effective termination of certain hedging transactions described above will be excluded from gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

We may conduct some or all of our hedging activities through a taxable REIT subsidiary or other corporate entity, the income of which may be subject to United States federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.

Fee Income. Fee income generally will be qualifying income for purposes of both the 75% and 95% gross income tests if it is received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally are not qualifying income for purposes of either gross income test. Any fees earned by a taxable REIT subsidiary will not be included for purposes of the gross income tests.

Rents from Real Property. To the extent that we own or acquire real property or an interest therein, rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property leased. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary, at least 90% of the property is leased to unrelated tenants, the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled taxable REIT subsidiary” (i.e., a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. Finally, for rents to qualify as “rents from real property” for purposes of the gross income tests, we are only allowed to provide services that are both usually or “customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” We may, however, render services to our tenants through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. We may also own a taxable REIT subsidiary which provides non-customary services to tenants without tainting our rental income from the related properties.

Even if a REIT furnishes or renders services that are non-customary with respect to a property, if the greater of (i) the amounts received or accrued, directly or indirectly, or deemed received by the REIT with respect to such services, or (ii) 150% of our direct cost in furnishing or rendering the services during a taxable year is not more than 1% of all amounts received or accrued, directly or indirectly by the REIT with respect to the property during the same taxable year, then only the amounts with respect to such non-customary services are not treated as rent for purposes of the REIT gross income tests.

Prohibited Transactions Tax. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to conduct our operations so that no asset that we own will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. We cannot assure you that we will comply with certain safe harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

Foreclosure Property. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

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that is acquired by a REIT as the result of the REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.

Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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on which any construction takes place on the property, other than completion of a building or any other improvement, if more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, income from foreclosure property, including gain from the sale of foreclosure property held for sale in the ordinary course of a trade or business, will qualify for purposes of the 75% and 95% gross income tests.

We may have the option to foreclose on mortgage loans when a borrower is in default. The foregoing rules could affect a decision by us to foreclose on a particular mortgage loan and could affect whether we choose to foreclose with regard to a particular mortgage loan.

Phantom income. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain assets in advance of our receipt of cash flow from or proceeds from disposition of such assets, and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for United States federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

We may agree to modify the terms of distressed and other loans we hold. These modifications may be considered “significant modifications” for United States federal income tax purposes that give rise to a deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.

Some of the debt securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the debt securities, and to treat it as taxable income in accordance with applicable United States federal income tax rules even though such yield may exceed cash payments, if any, received on such debt instrument.

In addition, in the event that any debt instruments or debt securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinated mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

As a result of each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements Applicable to REITs.”

Asset Tests

At the close of each quarter of our taxable year, we must satisfy the following tests relating to the nature of our assets.

•	At least 75% of the value of our total assets must be represented by the following:

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgages on real property;

•	stock in other REITs and debt instruments issued by publicly offered REITs;

•	cash and cash items;

•	government securities;

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investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term; and

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regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under the federal income tax laws, determined as if we held such assets directly, we will be treated as holding directly our proportionate share of the assets of such REMIC.

•	Not more than 25% of our total assets may be represented by securities, other than those in the 75% asset class.

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Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.

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Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of any one issuer’s outstanding voting securities.

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Except for securities of taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception discussed below.

•	Not more than 25% of the value of our total assets (20% for any taxable year beginning after December 31, 2017) may be represented by the securities of one or more taxable REIT subsidiaries.

•	Not more than 25% of the value of our total assets may be represented by nonqualified publicly offered REIT debt instruments.

Securities, for the purposes of the asset tests, may include debt we hold from other issuers. However, debt we hold in an issuer that does not qualify for purposes of the 75% asset test will not be taken into account for purposes of the 10% value test if the debt securities meet the straight debt safe harbor. Debt will meet the “straight debt” safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower’s discretion or similar factors. In the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Internal Revenue Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

In addition, (i) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (ii) any debt instrument issued by a partnership (other than straight debt or any other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (iii) any debt instrument issued by a partnership (other than straight debt or any other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

We believe that substantially all of the mortgage-related assets and loans that we expect to hold will be qualifying assets for purposes of the 75% asset test. For purposes of these rules, however, if the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset under the federal income tax laws. Although the law on the matter is not entirely clear, it appears that the non-qualifying portion of that mortgage loan will be equal to the portion of the loan amount that exceeds the value of the associated real property that is security for that loan. Debt securities issued by other REITs or C corporations that are not secured by mortgages on real property will not be qualifying assets for purposes of the 75% asset test.

We believe that any stock that we will acquire in other REITs will be a qualifying asset for purposes of the 75% asset test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, we would be subject to the second, third, fourth, and fifth assets tests described above with respect to our investment in such a disqualified REIT. We will also be subject to those assets tests with respect to our investments in any non-REIT C corporations for which we do not make a taxable REIT subsidiary election.

We have and intend to enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for United States federal income tax purposes as the owner of the assets that are the subject of any such agreements notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to estimate the value of the real estate securing our mortgage loans at various times. In addition, we will be required to value our investment in our other assets to ensure compliance with the asset tests. Although we will seek to be prudent in making these estimates, there can be no assurances that the IRS may not disagree with these determinations and assert that a different value is applicable, in which case we may not satisfy the 75% and the other asset tests.

We will not lose our REIT status for a de minimis failure to meet the 5% or 10% asset requirements if the failure is due to ownership of assets the total value of which does not exceed the lesser of 1% of the total value of our assets or $10 million and the assets causing the failure are disposed of within six months of the last day of the quarter in which the identification of the failure occurred. If we fail to satisfy any of the asset requirements for a particular tax quarter, we may still qualify as a REIT if we (1) identify the failure on a separate schedule, (2) the failure is due to reasonable cause and not willful neglect, (3) the assets causing the failure are disposed of within six months of the last day of the quarter in which the identification of the failure occurred and (4) we pay a tax computed as the greater of either $50,000 or the net income generated by the assets causing the failure multiplied by the highest tax rate under section 11.

After initially meeting the asset tests after the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the asset tests at the end of a later quarter solely by reason of changes in the relative values of our assets. However, an acquisition of property by a REIT requires the REIT to revalue all of its assets. If the failure to satisfy the asset tests results from an increase in the value of our assets after the acquisition of securities or other property during a quarter, the failure can be cured by eliminating the discrepancy within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available action within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests. We cannot ensure that these steps always will be successful. If we fail to cure the noncompliance with the asset tests within this 30-day period, we could fail to qualify as a REIT.

We currently believe that the loans, securities and other assets that we expect to hold will satisfy the foregoing asset test requirements. However, no independent appraisals will be obtained to support our conclusions as to the value of our assets and securities, or in many cases, the real estate collateral for the mortgage loans that we hold. Moreover, values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our interest in securities and other assets will not cause a violation of the asset tests applicable to REITs.

Annual Distribution Requirements Applicable to REITs

To qualify as a REIT, we generally must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:

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the sum of (i) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (ii) 90% of our net income after tax, if any, from foreclosure property; minus

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the excess of the sum of specified items of non-cash income (including original issue discount on our mortgage loans) over 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain.

Distributions generally must be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or we distribute at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates.

If we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years) and (y) the amounts of income retained on which we have paid corporate income tax.

We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.

We intend to make timely distributions sufficient to satisfy the distribution requirements. It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between the actual receipt of cash and the inclusion of items of income by us for United States federal income tax purposes. Other potential sources of non-cash taxable income include (i) loans and securities that are financed through loan or securitization structures that require some or all of the available interest income from these assets to be used to repay principal on these borrowings, (ii) distressed loans on which we may be required to accrue interest or discount income even though the borrower is unable to make current or past due debt service payments; and, (iii) loans or mortgage-backed securities held by us as assets that are issued at a discount and require the accrual of taxable income in advance of the receipt of the related cash flow. In the event that such timing differences occur, and in other circumstances, it may be necessary in order to satisfy the distribution requirements to arrange for short-term, or possibly long-term, borrowings, or to pay the dividends in the form of taxable in-kind distributions of property (including, for example, our own debt securities).

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may not have sufficient cash to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common stock or preferred stock.

Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Penalty Tax

Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Redetermined TRS service income is income earned by a taxable REIT subsidiary that is attributable to services provided to us, or on our behalf to any of our tenants, that is less than the amounts that would have been charged based upon arms’ length negotiations.

Record Keeping Requirements

We are required to comply with applicable record keeping requirements. Failure to comply could result in monetary fines. For example, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding class A common stock.

Failure to Qualify

If we fail to satisfy one or more requirements of REIT qualification, other than the income tests or asset requirements, then we may still retain REIT qualification if the failure is due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each failure.

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. This would significantly reduce both our cash available for distribution to our stockholders and our earnings. If we fail to qualify as a REIT, we will not be required to make any distributions to stockholders and any distributions that are made will not be deductible by us. Moreover, all distributions to stockholders would be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains of ours. Subject to certain limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction with respect to those distributions, and individual, trust and estate distributees may be eligible for reduced income tax rates on such dividends. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

Taxation of United States Holders of Our Class A Common Stock

United States Holder. As used in the remainder of this discussion, the term “United States holder” means a beneficial owner of our class A common stock that is for United States federal income tax purposes:

•	a citizen or resident of the United States;

•

a corporation (or an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (a) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

If a partnership (or an entity treated as a partnership for United States federal income tax purposes) holds our class A common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding class A common stock, you should consult your advisors. A “non-United States holder” is a beneficial owner of our class A common stock that is neither a United States holder nor a partnership (or an entity treated as a partnership for United States federal income tax purposes).

Distributions Generally. As long as we qualify as a REIT, distributions made to taxable United States holders of our class A common stock out of our current or accumulated earnings and profits that are not designated as capital gain dividends or “qualified dividend income” will be taken into account by them on the day such distributions are actually or constructively received as ordinary income taxable at ordinary income tax rates and will not qualify for the reduced capital gains rates that currently generally apply to distributions by non-REIT C corporations to certain non-corporate United States holders. In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our class A common stock. Corporate stockholders will not be eligible for the dividends received deduction with respect to these distributions.

Distributions in excess of both current and accumulated earnings and profits will not be taxable to a United States holder to the extent that the distributions do not exceed the adjusted basis of the holder’s stock. Rather, such distributions will reduce the adjusted basis of the stock. To the extent that distributions exceed the adjusted basis of a United States holder’s stock, the distributions will be taxable as capital gains, assuming the stock is held as a capital asset in the hands of the United States holder.

Distributions will generally be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and the stockholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we pay up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, United States holders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends.

Capital Gain Dividends. We may elect to designate distributions of our net capital gain as “capital gain dividends” to the extent that such distributions do not exceed out actual net capital gain for the taxable year. Capital gain dividends are taxed to United States holders of our stock as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period during which the stockholders have held their stock. If we designate any portion of a dividend as a capital gain dividend, the amount that will be taxable to the stockholder as capital gain will be indicated to United States holders on IRS Form 1099-DIV. Corporate stockholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

Instead of paying capital gain dividends, we may elect to require stockholders to include our undistributed net capital gains in their income. If we make such an election, United States holders (i) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (ii) will be deemed to have paid their proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund for such amount. A United States holder of our stock will increase the basis in its stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. Our earnings and profits will be adjusted appropriately.

We must classify portions of our designated capital gain dividend into the following categories:

•	a 20% gain distribution, which would be taxable to non-corporate United States holders of our stock at a federal rate of up to 20%; or

•	an unrecaptured Section 1250 gain distribution, which would be taxable to non-corporate United States holders of our stock at a maximum rate of 25%.

We must determine the maximum amounts that we may designate as 20% and 25% capital gain dividends by performing the computation required by the Internal Revenue Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. The IRS currently requires that distributions made to different classes of stock be composed proportionately of dividends of a particular type.

Passive Activity Loss and Investment Interest Limitation. Distributions and gain from the disposition of our class A common stock will not be treated as passive activity income, and therefore United States holders will not be able to apply any “passive activity losses” against such income. Dividends paid by us, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of the investment income limitation on the deduction of the investment interest.

Qualified Dividend Income. Distributions that are treated as dividends may be taxed at capital gains rates, rather than ordinary income rates, if they are distributed to an individual, trust or estate, are properly designated by us as qualified dividend income and certain other requirements are satisfied. Dividends are eligible to be designated by us as qualified dividend income up to an amount equal to the sum of the qualified dividend income received by us during the year of the distribution from other C corporations such as taxable REIT subsidiaries, our “undistributed” REIT taxable income from the immediately preceding year, and any income attributable to the sale of a built-in gain asset from the immediately preceding year (reduced by any federal income taxes that we paid with respect to such REIT taxable income and built-in gain).

Dividends that we receive will be treated as qualified dividend income to us if certain criteria are met. The dividends must be received from a domestic corporation (other than a REIT or a regulated investment company) or a qualifying foreign corporation. A foreign corporation generally will be a qualifying foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States which the Secretary of Treasury determines is satisfactory, or the stock on which the dividend is paid is readily tradable on an established securities market in the United States. However, if a foreign corporation is a foreign personal holding company, a foreign investment company or a passive foreign investment company, then it will not be treated as a qualifying foreign corporation and the dividends we receive from such an entity would not constitute qualified dividend income.

Furthermore, certain exceptions and special rules apply to determine whether dividends may be treated as qualified dividend income to us. These rules include certain holding requirements that we would have to satisfy with respect to the stock on which the dividend is paid, and special rules with regard to dividends received from regulated investment companies and other REITs.

In addition, even if we designate certain dividends as qualified dividend income to our stockholders, the stockholder will have to meet certain other requirements for the dividend to qualify for taxation at capital gains rates. For example, the stockholder will only be eligible to treat the dividend as qualifying dividend income if the stockholder is taxed at individual rates and meets certain holding requirements. In general, in order to treat a particular dividend as qualified dividend income, a stockholder will be required to hold our stock for more than 60 days during the 121-day period beginning on the date which is 60 days before the date on which the stock becomes ex-dividend. A longer holding period may apply to preferred dividends that are attributable to a period or periods aggregating in excess of 366 days.

Other Tax Considerations. United States holders of our stock may not include in their individual income tax returns any of our net operating losses or capital losses. Our operating or capital losses would be carried over by us for potential offset against future income, subject to applicable limitations.

Sales of Our Class A Common Stock. Upon any taxable sale or other disposition of our class A common stock, a United States holder of our class A common stock will recognize gain or loss for federal income tax purposes on the disposition of our class A common stock in an amount equal to the difference between:

•	the amount realized on such disposition; and

•	the United States holder’s adjusted basis in such class A common stock for tax purposes.

Gain or loss will be capital gain or loss if the class A common stock has been held by the United States holder as a capital asset. The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than one year it will produce long-term capital gain) and the holder’s tax bracket.

In general, any loss upon a sale or exchange of our class A common stock by a United States holder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, but only to the extent of distributions from us received by such United States holder that are required to be treated by such United States holder as long-term capital gains.

Medicare Tax. Certain United States holders, including individuals and estates and trusts, are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which includes net gain from a sale or exchange of class A common stock and income from dividends paid on class A common stock. United States holders are urged to consult their own tax advisors regarding the Medicare tax.

Taxation of Non-United States Holders of Our Class A Common Stock

The rules governing United States federal income taxation of non-United States holders are complex. This section is only a summary of such rules. We urge non-United States holders to consult their own tax advisors to determine the impact of federal, state and local income tax laws on ownership of the common stock, including any reporting requirements.

Distributions. Distributions by us to a non-United States holder of our class A common stock that are neither attributable to gain from sales or exchanges by us of “United States real property interests” nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions generally will be subject to United States federal income tax on a gross basis at a rate of 30%, or a lower rate as may be specified under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-United States holder of a trade or business within the United States. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Further, reduced treaty rates are not available to the extent the income allocated to the non-United States stockholder is excess inclusion income. Excess inclusion income will generally be allocated to our stockholders to the extent we have “excess inclusion income” that exceeds our undistributed REIT taxable income in a particular year. See “—Our Taxation as a REIT—Taxable Mortgage Pools and REMICs.” Dividends that are effectively connected with the non-United States holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as United States holders are taxed with respect to these dividends, and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exception. Any dividends received by a corporate non-United States holder that is engaged in a trade or business within the United States also may be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.

A non-United States holder of our class A common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for our ordinary dividends will be required (a) to complete the applicable Internal Revenue Service Form W-8 and certify under penalty of perjury that such holder is not a United States person as defined under the Internal Revenue Code and is eligible for treaty benefits or (b) if our class A common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable Treasury regulations. Special certification and other requirements apply to certain non-United States holders that are pass-through entities rather than corporations or individuals.

A non-United States holder of our class A common stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Distributions in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-United States holder in its class A common stock will reduce the non-United States holder’s adjusted basis in its class A common stock and will not be subject to United States federal income tax. Distributions in excess of current and accumulated earnings and profits that do exceed the adjusted basis of the non-United States holder in its class A common stock will be treated as gain from the sale of its stock, the tax treatment of which is described below. See “—Taxation of Non-United States Holders of Our Class A Common Stock—Sales of Our Class A Common Stock.” Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend.

We would be required to withhold at least 15% of any distribution to a non-United States holder in excess of our current and accumulated earnings and profits if our class A common stock constitutes a United States real property interest with respect to such non-United States holder, as described below under “—Taxation of Non-United States Holders of Our Class A Common Stock—Sales of Our Class A Common Stock.” This withholding would apply even if a lower treaty rate applies or the non-United States holder is not liable for tax on the receipt of that distribution. However, a non-United States holder may seek a refund of these amounts from the IRS if the non-United States holder’s United States tax liability with respect to the distribution is less than the amount withheld.

Distributions to a non-United States holder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a United States real property interest, generally should not be subject to United States federal income taxation unless:

•

the investment in the class A common stock is effectively connected with the non-United States holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-United States holder), in which case the non-United States holder will generally be subject to the same treatment as United States holders with respect to any gain, except that a holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or

•

the non-United States holder is an individual who is present in the United States for 183 days or more during the taxable year of the distribution and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Under the Foreign Investment in Real Property Tax Act of 1980, which is referred to as “FIRPTA,” distributions to a non-United States holder that are attributable to gain from sales or exchanges by us of United States real property interests, whether or not designated as a capital gain dividend, will cause the non-United States holder to be treated as recognizing gain that is income effectively connected with a United States trade or business. Non-United States holders will be taxed on this gain at the same rates applicable to United States holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% (or lower applicable treaty rate) branch profits tax in the hands of a non-United States holder that is a corporation. The term “United States real property interests” generally does not include mortgage loans or mortgage-backed securities. As a result, we do not anticipate that we will generate material amounts of gain that would be subject to FIRPTA.

Unless the non-United States holder is a “qualified shareholder” or a “qualified foreign pension fund” (each as defined below), we will be required to withhold and remit to the IRS 35% of any distributions to non-United States holders that are designated as capital gain dividends, or, if greater, 35% of a distribution that could have been designated as a capital gain dividend, whether or not attributable to sales of United States real property interests. Distributions can be designated as capital gains to the extent of our net capital gain for the taxable year of the distribution. The amount withheld, which for individual non-United States holders may exceed the actual tax liability, is creditable against the non-United States holder’s United States federal income tax liability.

However, the 35% withholding tax will not apply to any capital gain dividend with respect to any class of our stock which is regularly traded on an established securities market located in the United States if the non-United States stockholder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of such dividend. Instead, any capital gain dividend will be treated as a distribution subject to the rules discussed above under “—Taxation of Non-United States Stockholders of Our Class A Common Stock—Distributions.” Also, the branch profits tax will not apply to such a distribution.

Although the law is not clear on the matter, it appears that amounts we designate as undistributed capital gains in respect of the stock held by United States holders generally should be treated with respect to non-United States holders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-United States holders would be able to offset as a credit against their United States federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the IRS a refund to the extent that their proportionate share of this tax paid by us were to exceed their actual United States federal income tax liability.

Sales of Our Class A Common Stock. Gain recognized by a non-United States holder upon the sale or exchange of our stock generally would not be subject to United States taxation unless:

•

the investment in our class A common stock is effectively connected with the non-United States holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-United States holder), in which case the non-United States holder will be subject to the same treatment as domestic holders with respect to any gain, except that a holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above;

•

the non-United States holder is an individual who is present in the United States for 183 days or more during the taxable year of the distribution and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

•

the non-United States holder is not a “qualified shareholder” or a “qualified foreign pension fund” (each as defined below) and our class A common stock constitutes a United States real property interest within the meaning of FIRPTA, as described below.

Our class A common stock will not constitute a United States real property interest if we either are not a United States real property holding corporation or we are a domestically-controlled REIT. Whether we are a United States real property holding corporation will depend upon whether the fair market value of United States real property interests owned by us equals or exceeds 50% of the fair market value of these interests, any interests in real estate outside of the United States, and our other trade and business assets. Because United States real property interests do not generally include mortgage loans or mortgage-backed securities, we do not expect to be a United States real property holding corporation although we cannot guarantee that we will not become one at a later date. We will be a domestically-controlled REIT if, at all times during a specified testing period, less than 50% in value of our stock is held directly or indirectly by non-United States holders.

Because our stock is publicly traded, no assurance can be given that we are or will be a domestically-controlled REIT. Even if we were a United States real property holding corporation and were not a domestically-controlled REIT, a sale of class A common stock by a non-United States holder would nevertheless not be subject to taxation under FIRPTA as a sale of a United States real property interest if:

•	our class A common stock were “regularly traded” on an established securities market within the meaning of applicable Treasury regulations; and

•

the non-United States holder did not actually, or constructively under specified attribution rules under the Internal Revenue Code, own more than 10% of our class A common stock at any time during the shorter of the five-year period preceding the disposition or the holder’s holding period.

Even if our class A common stock were not regularly traded on an established securities market, a sale of class A common stock by a non-United States holder would not be subject to taxation under FIRPTA as a sale of a United States real property interest if such non-United States holder’s class A common stock had a fair market value on the date of acquisition that was equal to or less than 10% of our regularly traded class of stock, if any, with the lowest fair market value. For purposes of this test, if a non-United States holder acquires shares of class A common stock and subsequently acquired additional shares of class A common stock at a later date, then all such shares of class A common stock would be aggregated and valued as of the date of the subsequent acquisition.

If gain on the sale or exchange of our class A common stock were subject to taxation under FIRPTA, the non-United States holder would be subject to regular United States income tax with respect to any gain in the same manner as a taxable United States holder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In such case, under FIRPTA the purchaser of class A common stock may be required to withhold 15% of the purchase price and remit this amount to the IRS.

Qualified Shareholders. Subject to the exception discussed below, any distribution to a “qualified shareholder” who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA withholding. While a “qualified shareholder” will not be subject to FIRPTA withholding on distributions by us or dispositions of our common stock, certain investors of a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor) that hold more than 10% of our common stock (whether or not by reason of the investor’s ownership interest in the “qualified shareholder”)) may be subject to FIRPTA withholding.

A “qualified shareholder” is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

Qualified Foreign Pension Funds. Any distribution to a “qualified foreign pension fund” (or an entity all of the interests of which are held by a “qualified foreign pension fund”) who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA withholding on distributions by us or dispositions of our common stock.

A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

Taxation of Tax-Exempt Holders of Our Class A Common Stock

Provided that a tax-exempt holder has not held its class A common stock as “debt-financed property” within the meaning of the Internal Revenue Code and our shares of stock are not being used in an unrelated trade or business, the dividend and interest income from us generally will not be unrelated business taxable income, referred to as UBTI, to a tax-exempt holder. Similarly, income from the sale of our class A common stock will not constitute UBTI unless the tax-exempt holder has held its class A common stock as debt-financed property within the meaning of the Internal Revenue Code or has used the class A common stock in a trade or business. To the extent, however, that we, or a part of us, or a disregarded subsidiary of ours, is a taxable mortgage pool, a portion of the dividends paid to a tax-exempt stockholder that is allocable to excess inclusion income may be subject to tax as UBTI. Excess inclusion income will generally be allocated to our stockholders to the extent we have excess inclusion income that exceeds our undistributed REIT taxable income in a particular year. See “—Our Taxation as a REIT—Taxable Mortgage Pools and REMICs.”

Further, for a tax-exempt holder that is a social club, voluntary employee benefit association, supplemental unemployment benefit trust or qualified group legal services plan exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, or a single parent title-holding corporation exempt under Section 501(c)(2) the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in our class A common stock will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code. These tax-exempt holders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI as to any trust which is described in Section 401(a) of the Internal Revenue Code, is tax-exempt under Section 501(a) of the Internal Revenue Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Internal Revenue Code are referred to below as “pension trusts.”

A REIT is a “pension-held REIT” if it meets the following two tests:

•

it would not have qualified as a REIT but for Section 856(h)(3) of the Internal Revenue Code, which provides that stock owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

•

either (i) at least one pension trust holds more than 25% of the value of the interests in the REIT, or (ii) a group of pension trusts each individually holding more than 10% of the value of the REIT’s stock, collectively owns more than 50% of the value of the REIT’s stock.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension-held REIT” (for example, if the REIT is able to satisfy the “not closely held requirement” without relying on the “look through” exception with respect to pension trusts).

Backup Withholding Tax and Information Reporting

United States Holders of Class A Common Stock. In general, information reporting requirements will apply to payments of dividends and interest on and payments of the proceeds of the sale of our class A common stock held by United States holders, unless such United States holder is an exempt recipient. A backup withholding tax may apply to such payments if such United States holder fails to provide a taxpayer identification number or certification of other exempt status or fails to report in full dividend and interest income. In addition, we may be required to withhold a portion of capital gain distributions to any United States holders who fail to certify their United States status to us. Any amounts withheld under the backup withholding rules will be allowed as a credit against your United States federal income tax liability, provided that the required information is timely furnished to the IRS.

Non-United States Holders of Our Class A Common Stock. We must report annually to the IRS and to each non-United States holder the amount of dividends and interest paid to such holder and the tax withheld with respect to such dividends and interest, regardless of whether withholding was required. Copies of the information returns reporting such dividends and interest and withholding may also be made available to the tax authorities in the country in which the non-United States holder resides under the provisions of an applicable income tax treaty.

A non-United States holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-United States holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Internal Revenue Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our class A common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-United States holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Internal Revenue Code), or such owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-United States holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

State and Local Taxes

We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. Our state and local tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our class A common stock.

Tax Shelter Reporting

If a stockholder recognizes a loss with respect to stock of $2 million or more for an individual stockholder or $10 million or more for a corporate stockholder, the stockholder must file a disclosure statement with the IRS on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any ordinary dividends and other distributions that we pay and, beginning January 1, 2019, the gross proceeds from certain capital gain dividends or the disposition of our common stock, in each case paid to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to withholding tax discussed above, the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Non-U.S. holders should consult their tax advisors to determine the applicability of this legislation in light of their individual circumstances.

PLAN OF DISTRIBUTION

General

We and/or the selling securityholders, and their pledgees, donees, transferees or other successors in interest, may sell the securities being offered by this prospectus in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	through agents;

•	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

•	directly to purchasers; or

•	through a combination of any of these methods of sale or by any other legally available means.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options. In addition, the manner in which we and/or the selling securityholders may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into derivative, hedging, forward sale, option or other types of transactions. For example, we may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of, or maintain short positions in, the class A common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of class A common stock received from us to close out or hedge its short positions;

•	sell securities short and redeliver such shares to close out or hedge our short positions;

•

enter into option or other types of transactions that require us to deliver class A common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the class A common stock under this prospectus; or

•

loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative, hedging, forward sale, option or other types of transactions with third parties, or sell securities not covered by this prospectus to third parties, through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through an underwritten public offering, through privately negotiated transactions or through a combination of any such methods of sale. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out or hedge any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

If indicated in an applicable prospectus supplement, we may sell shares of our common stock under a direct stock purchase and dividend reinvestment plan. The terms of any such plan will be set forth in the applicable prospectus supplement.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the terms of the offering;

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	the terms of any subscription rights;

•	any initial public offering price;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us and/or the selling securityholders or the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale, including in “at the market offerings”;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Selling Securityholders

The selling securityholders, and their pledgees, donees, transferees or other successors in interest, may offer our securities in one or more offerings, and if required by applicable law or in connection with an underwritten offering, pursuant to one or more prospectus supplements, and any such prospectus supplement will set forth the terms of the relevant offering as described above. To the extent our securities offered by a selling securityholder pursuant to a prospectus supplement remain unsold, the selling securityholder may offer those securities on different terms pursuant to another prospectus supplement. Sales by the selling securityholders may not require the provision of a prospectus supplement.

In addition to the foregoing, each of the selling securityholders may offer our securities at various times in one or more of the following transactions: through short sales, derivative and hedging transactions; by pledge to secure debts and other obligations; through offerings of securities exchangeable, convertible or exercisable for our securities; under forward purchase contracts with trusts, investment companies or other entities (which may, in turn, distribute their own securities); through distribution to its members, partners or shareholders; in exchange or over-the-counter market transactions; and/or in private transactions.

Each of the selling securityholders also may resell all or a portion of our securities that the selling securityholder owns in open market transactions in reliance upon Rule 144 under the Securities Act provided the selling securityholder meets the criteria and conforms to the requirements of Rule 144.

We will not receive any of the proceeds from the sale of securities by selling securityholders.

Underwriting Compensation

Any public offering price and any fees, discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and/or the selling securityholders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their fees, commissions or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. We and/or the selling securityholders may offer the securities to the public either through an underwriting syndicate represented by one or more managing underwriters or through one or more underwriter(s). The underwriters in any particular offering will be identified in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we and/or the selling securityholders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We and/or the selling securityholders may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We and/or the selling securityholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us and/or the selling securityholders. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and/or the selling securityholders, and its compensation.

In connection with offerings made through underwriters or agents, we and/or the selling securityholders may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We and/or the selling securityholders may sell the offered securities to dealers as principals. We and/or the selling securityholders may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We and/or the selling securityholders may choose to sell the offered securities directly to multiple purchasers or a single purchaser. In this case, no underwriters or agents would be involved.

Subscription Offerings

Direct sales to investors or our stockholders may be accomplished through subscription offerings or through stockholder subscription rights distributed to stockholders. In connection with subscription offerings or the distribution of stockholder subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through stockholder subscription rights, the stockholder subscription rights will be distributed as a dividend to the stockholders for which they will pay no separate consideration. The prospectus supplement with respect to the offer of securities under stockholder purchase rights will set forth the relevant terms of the stockholder subscription rights, including:

•	whether class A common stock, preferred stock, depositary shares or warrants for those securities will be offered under the stockholder subscription rights;

•	the number of those securities or warrants that will be offered under the stockholder subscription rights;

•	the period during which and the price at which the stockholder subscription rights will be exercisable;

•	the number of stockholder subscription rights then outstanding;

•	any provisions for changes to or adjustments in the exercise price of the stockholder subscription rights; and

•	any other material terms of the stockholder subscription rights.

Indemnification; Other Relationships

We and/or the selling securityholders may agree to indemnify underwriters, dealers, agents and remarketing firms against certain civil liabilities, including liabilities under the Securities Act and to make contribution to them in connection with those liabilities. Underwriters, dealers, agents and remarketing firms, and their affiliates, may engage in transactions with, or perform services for us, and our affiliates, in the ordinary course of business, including commercial banking transactions and services.

Market Making, Stabilization and Other Transactions

Each series of securities will be a new issue of securities and will have no established trading market, other than our class A common stock, which is listed on the NYSE. Any shares of our class A common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. Any underwriters to whom we and/or the selling securityholders sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the class A common stock, may or may not be listed on a national securities exchange, and any such listing if pursued will be described in the applicable prospectus supplement.

To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the debt securities by bidding for or purchasing debt securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon us by Simpson Thacher & Bartlett LLP, New York, New York, and, with respect to matters of Maryland law, by Venable LLP, Baltimore, Maryland. An investment vehicle comprised of several partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others own interest representing less than 1% of the capital commitments of funds affiliated with Blackstone. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Blackstone Mortgage Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of Blackstone Mortgage Trust’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a web site at www.sec.gov that contains reports, proxy and information statements and other information concerning issuers that file electronically with the SEC, including us. Our class A common stock is listed and traded on the NYSE. We also maintain an internet site at www.blackstonemortgagetrust.com that contains information concerning us. The information contained or referred to on our website is not incorporated by reference in this prospectus and is not a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register the securities being offered in this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules to the registration statement. For further information regarding us and our securities, please refer to the registration statement and the documents filed or incorporated by reference as exhibits to the registration statement. You may obtain the registration statement and its exhibits from the SEC as indicated above or from us. Statements contained in this prospectus or any prospectus supplement as to the contents of any contract or other document that is filed or incorporated by reference as an exhibit to the registration statement are not necessarily complete and we refer you to the full text of the contract or other document filed or incorporated by reference as an exhibit to the registration statement.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

The following documents, which have been filed with the SEC (File No. 001-14788), are incorporated herein by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2015;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016;

•	our Current Reports on Form 8-K filed with the SEC on January 12, 2016, June 17, 2016 and July 7, 2016;

•

our definitive proxy statement on Schedule 14A filed with the SEC on April 22, 2016 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2015); and

•

the description of our class A common stock in our Registration Statement on Form 8-A/A filed with the SEC on May 6, 2013, including all other amendments and reports filed for the purpose of updating such description.

All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are deemed incorporated by reference into this prospectus and a part hereof from the date of filing of those documents. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of our current reports on Form 8-K, including the related exhibits, is not incorporated by reference in this registration statement. Any statement contained in any document incorporated by reference shall be deemed to be amended, modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or a later document that is or is considered to be incorporated by reference herein amends, modifies or supersedes such statement. Any statements so amended, modified or superseded shall not be deemed to constitute a part of this prospectus, except as so amended, modified or superseded.

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this prospectus. Requests for such documents should be directed to:

Blackstone Mortgage Trust, Inc.

345 Park Avenue, 42nd Floor

New York, New York 10154

Attention: Investor Relations

Telephone: (212) 655-0220

$250,000,000

Blackstone Mortgage Trust, Inc.

            % Convertible Senior Notes due 2022

PRELIMINARY PROSPECTUS SUPPLEMENT

Citigroup

Morgan Stanley

BofA Merrill Lynch

Barclays

J.P. Morgan

May     , 2017